UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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WW INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WW INTERNATIONAL, INC.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

Corporate Website: corporate.ww.com

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 6, 2020

The 2020 Annual Meeting of Shareholders of WW International, Inc. (the “Company”) will be held on Wednesday, May 6, 2020 at 10:00 a.m. Eastern Time (the “2020 Annual Meeting”). The 2020 Annual Meeting will be a virtual meeting of shareholders. You will not be able to physically attend the 2020 Annual Meeting. You will be able to attend the 2020 Annual Meeting via live audio webcast by visiting www.meetingcenter.io/208670783, as well as vote your shares electronically and submit your questions electronically during the meeting. The password for the meeting is WW2020. To attend and participate in the virtual 2020 Annual Meeting, including voting your shares at and submitting your questions during such meeting, you must have your 15-Digit Control Number assigned by Computershare Trust Company, N.A., the Company’s transfer agent. Instructions for how to obtain such 15-Digit Control Number are provided in the attached Proxy Statement.

The 2020 Annual Meeting will be held to consider and act upon each of the following matters:

1.	The election of the four nominees named in the attached Proxy Statement as members of the Board of Directors to serve for a three-year term as Class I directors;

2.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2020;

3.	The approval of the option agreement with Ms. Oprah Winfrey;

4.	The advisory vote to approve named executive officer compensation; and

5.	Such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

These items of business are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on March 19, 2020, the record date, are entitled to notice of, and to vote at, the 2020 Annual Meeting and at any and all adjournments or postponements of the 2020 Annual Meeting. Due to a scheduling conflict, Ms. Oprah Winfrey, a director of the Company, will not be in attendance at the 2020 Annual Meeting.

By Order of the Board of Directors

Michael F. Colosi

General Counsel and Secretary

New York, New York

April 2, 2020

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2020 ANNUAL MEETING OF SHAREHOLDERS VIA WEBCAST, PLEASE VOTE BY USING THE INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

WW INTERNATIONAL, INC.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 6, 2020

The Board of Directors of WW International, Inc. is soliciting proxies for the company’s 2020 Annual Meeting of Shareholders to be held virtually via live audio webcast at www.meetingcenter.io/208670783 (password: WW2020) on Wednesday, May 6, 2020, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card contain information about the items shareholders will vote on at the 2020 Annual Meeting of Shareholders, and at any and all adjournments or postponements thereof. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 2, 2020.

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BASIS OF PRESENTATION

WW International, Inc., formerly known as Weight Watchers International, Inc., is a Virginia corporation with its principal executive offices in New York, New York. In this Proxy Statement unless the context indicates otherwise: “we”, “us”, “our”, “WW” and the “Company” refer to WW International, Inc. and all of its operations consolidated for purposes of its financial statements; “CE, ANZ and UK” refers to our Continental European, Australian, New Zealand and United Kingdom Company-owned operations; “Artal” refers to Artal Group S.A. together with its parents and its subsidiaries; and “Artal Luxembourg” refers to Artal Luxembourg S.A. Our fiscal year ends on the Saturday closest to December 31st and consists of either 52- or 53-week periods. In this Proxy Statement:

•	“fiscal 2016” refers to our fiscal year ended December 31, 2016;

•	“fiscal 2017” refers to our fiscal year ended December 30, 2017;

•	“fiscal 2018” refers to our fiscal year ended December 29, 2018;

•	“fiscal 2019” refers to our fiscal year ended December 28, 2019;

•	“fiscal 2020” refers to our fiscal year ended January 2, 2021 (includes a 53rd week); and

•	“fiscal 2021” refers to our fiscal year ended January 1, 2022.

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INFORMATION ABOUT THE 2020 ANNUAL MEETING OF SHAREHOLDERS AND VOTING

The Board of Directors of WW International, Inc. is soliciting proxies for the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) to be held virtually via live audio webcast at www.meetingcenter.io/208670783 (password: WW2020) on Wednesday, May 6, 2020, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card contain information about the items shareholders will vote on at the 2020 Annual Meeting, and at any and all adjournments or postponements thereof. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 2, 2020.

Due to a scheduling conflict, Ms. Oprah Winfrey, a director of the Company, will not be in attendance at the 2020 Annual Meeting.

Who is entitled to vote?

As of the close of business on March 19, 2020 (such date and time, the “Record Date”), there were 67,443,741 shares of common stock, no par value per share, of the Company (the “Common Stock”) outstanding. If you are a shareholder of record or a beneficial owner of Common Stock on the Record Date, you are entitled to receive notice of and to vote at the 2020 Annual Meeting and at any and all adjournments or postponements of the 2020 Annual Meeting. You are entitled to one vote for each share of Common Stock you hold as a shareholder of record or as beneficial owner for each matter presented for vote at the 2020 Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by or on behalf of the Company. As the shareholder of record, you have the right to grant your proxy to the persons named in the enclosed proxy card or to vote electronically during the 2020 Annual Meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a bank, brokerage or trustee account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded by a bank, broker, trustee or other nominee to you together with a voting instruction form.

Why is the 2020 Annual Meeting being held via live audio webcast?

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and other participants, the 2020 Annual Meeting will be a virtual meeting of shareholders held via a live audio webcast. The virtual meeting will provide the same rights and advantages of a physical meeting. Shareholders will be able to ask questions electronically during the meeting, providing our shareholders with the opportunity for meaningful engagement with the Company.

How do I participate in the virtual meeting?

In order to participate in the 2020 Annual Meeting, you must be a shareholder of record or a beneficial owner of Common Stock on the Record Date. If you are a beneficial owner and hold your shares through an intermediary, such as a bank, brokerage or trustee account or by another nominee, and want to participate in the 2020 Annual Meeting, you must register in advance following the instructions below under “If I am a beneficial owner of shares held in street name, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?”. Participants may access the 2020 Annual Meeting by visiting www.meetingcenter.io/208670783 and using the password WW2020. To participate in the meeting, you must have your 15-Digit Control Number assigned by Computershare. See below for additional information on how to access such control number. You also will be able to vote your shares electronically when attending the 2020 Annual Meeting via webcast subject to any instructions that you received from your bank, broker, trustee or other nominee. You will be able to submit questions during the meeting by clicking on the text bubble located on the top of the meeting center webpage, which will link to an “ask a question” box. Should you require assistance once you access the meeting center webpage, click the “Help” link on the screen or call 1-877-373-6374 (U.S.) or 781-575-2879 (International) during the meeting. For additional information on how to participate in the 2020 Annual Meeting, review the information included on your proxy card or the instructions that you received from your bank, broker, trustee or other nominee. You may also obtain information regarding how to access and participate in the 2020 Annual Meeting by contacting our investor relations representative at (212) 601-7569.

The 2020 Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting center webpage prior to the start time in order to leave ample time for the check in. Please follow the instructions as outlined in this Proxy Statement, which also contains information about the items shareholders will vote on at the 2020 Annual Meeting.

Will I be able to participate in the virtual meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the 2020 Annual Meeting will enable full and equal participation by all our shareholders from any place in the world. We designed the format of the virtual meeting to ensure that our shareholders who attend our 2020 Annual Meeting via webcast will be afforded the same rights and opportunities to participate as they would at an in-person meeting. To ensure such an experience, we will (i) provide shareholders with the ability to submit appropriate questions real-time via the meeting center webpage, limiting questions to three per shareholder unless time otherwise permits and (ii) answer as many questions submitted in accordance with the meeting rules of procedure as possible in the time allotted for the meeting without discrimination.

If I am a shareholder of record, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?

As a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you may vote the shares held in your name.

If you do not wish to participate in the 2020 Annual Meeting via webcast, you may vote as follows:

1. Over the Internet: go to www.investorvote.com/WW;

2. By telephone: call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada); or

3. By mail: complete, sign and date and promptly mail the enclosed proxy card in the enclosed envelope (postage-prepaid for mailing in the United States).

If you wish to vote electronically while attending the 2020 Annual Meeting via webcast, you may vote while the polls remain open, at www.meetingcenter.io/208670783 (password: WW2020). You will need the 15-Digit Control Number assigned by Computershare that is included on your proxy card in order to be able to attend and vote electronically during the 2020 Annual Meeting.

Even if you plan to attend the 2020 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2020 Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?

As a beneficial owner of shares, you have the right to direct your bank, broker, trustee or other nominee how to vote your shares.

If you do not wish to participate in the 2020 Annual Meeting via webcast, you may vote by providing voting instructions to your bank, broker, trustee or other nominee. Subject to and in accordance with the instructions provided by your bank, broker, trustee or other nominee, you may vote in one of the following manners: over the Internet, by telephone or by mail.

Beneficial owners of shares may also vote electronically while attending the 2020 Annual Meeting via webcast, while the polls remain open, at www.meetingcenter.io/208670783 (password: WW2020). Since a beneficial owner is not the shareholder of record, you may not attend and vote your shares at the 2020 Annual Meeting unless you (i) obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares at the 2020 Annual Meeting and (ii) register with Computershare by submitting such legal proxy to Computershare as directed below and receiving a 15-Digit Control Number assigned by Computershare. Such legal proxy must reflect your holdings of Common Stock along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 1, 2020. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare as follows:

1. By email: Forward the email from your bank, broker, trustee or other nominee containing your legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com; or

2. By mail: Mail your legal proxy to Computershare, WW International, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.

Your bank, broker, trustee or other nominee will also send you separate instructions describing additional procedures, if any, for voting your shares electronically during the 2020 Annual Meeting.

Even if you plan to attend the 2020 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2020 Annual Meeting.

Why is there information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we provide access to our proxy materials over the Internet.

How can I get access to the proxy materials over the Internet?

You can view our proxy materials for the 2020 Annual Meeting on the Internet on our corporate website at corporate.ww.com/MNA.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you sign and return the enclosed proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2020 Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We encourage you to provide voting instructions to the organization that holds your shares. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote”. Proposal 1 (Election of Class I Directors), Proposal 3 (Approval of the Option Agreement with Ms. Oprah Winfrey) and Proposal 4 (Advisory Vote to Approve Named Executive Officer Compensation) are considered non-routine matters.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions before the proposals are voted on at the 2020 Annual Meeting as follows:

Shareholders of Record. If you are a shareholder of record, by (a) voting on the Internet or by telephone (only your latest Internet or telephone proxy submitted will be counted), (b) timely delivering a written revocation or a valid, later-dated proxy to the Corporate Secretary of the Company at the address of the Company’s corporate headquarters, or (c) virtually attending the 2020 Annual Meeting and voting electronically prior to the polls being closed (virtual attendance at the 2020 Annual Meeting will not itself revoke a proxy).

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, by submitting new voting instructions by contacting your bank, broker, trustee or other nominee, or as otherwise provided in the instructions provided to you by your bank, broker, trustee or other nominee.

How many shares must be present or represented to constitute a quorum for the 2020 Annual Meeting?

The presence, in person or represented by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the 2020 Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the 2020 Annual Meeting. Abstentions, withheld votes in the election of directors and broker shares that include broker non-votes that are present and entitled to vote are counted for purposes of determining a quorum. If a quorum is not present, the Company expects that the 2020 Annual Meeting will be rescheduled for a later date.

What is the voting requirement to approve each of the proposals?

Proposal 1—Election of Class I Directors. Directors are elected by a plurality of the votes cast at the 2020 Annual Meeting. A withhold vote in the election of directors will have the same effect as an abstention. Neither a withhold vote nor a broker non-vote will affect the outcome of the election of directors.

Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm. The selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for fiscal 2020 will be ratified if the votes cast at the 2020 Annual Meeting “for” ratification exceed the number of votes cast “against” ratification. Abstentions will have no effect on this proposal.

Proposal 3—Approval of the Option Agreement with Ms. Oprah Winfrey. The option agreement with Ms. Oprah Winfrey will be approved if the votes cast at the 2020 Annual Meeting “for” this proposal exceed the number of votes cast “against” this proposal. Neither an abstention nor a broker non-vote will affect the outcome of the vote on this proposal.

Proposal 4—Advisory Vote to Approve Named Executive Officer Compensation. The advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules requires that the votes cast at the 2020 Annual Meeting “for” this proposal exceed the number of votes cast “against” this proposal. Neither an abstention nor a broker non-vote will affect the outcome of the vote on this proposal.

Other Matters. Any other matters that may properly come before the 2020 Annual Meeting will generally require that the votes cast “for” must exceed the votes cast “against”. If any other matter not discussed in this Proxy Statement properly comes before the 2020 Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxies.

Proposals 2 and 4 are advisory votes and not binding on the Company.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” the election of each of the Class I director nominees to the Board of Directors (Proposal 1); “FOR” the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2020 (Proposal 2); “FOR” the approval of the option agreement with Ms. Oprah Winfrey (Proposal 3); and “FOR” the advisory approval of the compensation of our named executive officers (Proposal 4).

How are votes counted?

Representatives of the Company’s transfer agent, Computershare, will tabulate the vote and act as Inspector of Election. The vote will be certified by the Company’s Inspector of Election. Except as necessary to meet legal requirements, proxies and ballots that identify the vote of individual shareholders will be kept confidential in cases where shareholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the Inspector of Election, but such tallies will provide aggregate figures rather than names of shareholders.

Who will bear the cost of soliciting votes for the 2020 Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials sent by the Company to shareholders. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies on the Company’s behalf by telephone, email, facsimile or personal interviews.

How can interested parties communicate with the Board of Directors?

Any interested person who wants to communicate with the Board of Directors or any individual director can write to them at WW International, Inc., Attention: Corporate Secretary, 675 Avenue of the Americas, 6th Floor, New York, New York 10010. In any such communication, such person may also designate a particular audience, including the Chairman of the Board of Directors, a committee of the Board of Directors, such as the Audit Committee, the non-management directors as a group, or the director designated to preside over the meetings of the non-management directors. Depending on the subject matter, our Corporate Secretary or his designee will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of communications, if any, received since the last meeting that were not forwarded to the director or directors to whom they were addressed, other than communications that were primarily commercial in nature or related to improper or irrelevant topics, and shall make those communications available to the Board of Directors upon request.

Our Board of Directors encourages interested persons who want to communicate directly with our independent directors as a group to do so by writing to the independent directors in care of our Corporate Secretary. Interested persons can send communications by mail to: WW International, Inc., Attention: Corporate Secretary, 675 Avenue of the Americas, 6th Floor, New York, New York 10010. Such correspondence received addressed to our independent directors will be reviewed by our Corporate Secretary or his designee, who will regularly forward to our independent directors all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that our Corporate Secretary otherwise determines requires their attention. Our independent directors may at any time request copies of any such correspondence.

When do we anticipate mailing the proxy materials to shareholders?

It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 2, 2020.

Important Notice Regarding the Availability of Proxy Materials

for the 2020 Annual Meeting of Shareholders to be held on May 6, 2020

This Proxy Statement and the Annual Report to Shareholders are

available at corporate.ww.com/MNA.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to the election and qualification of their successors or until the earlier of their resignation, removal, retirement, disqualification or death). The following individuals are our current directors and serve for the terms indicated:

Class I Directors (term expiring in 2020)

Raymond Debbane

Tracey D. Brown

Jennifer Dulski

Jonas M. Fajgenbaum

Class II Directors (term expiring in 2021)

Denis F. Kelly

Julie Rice

Christopher J. Sobecki

Oprah Winfrey

Class III Directors (term expiring in 2022)

Steven M. Altschuler, M.D.

Julie Bornstein

Mindy Grossman

Thilo Semmelbauer

The Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee (the “NCG Committee”), has nominated for election at the 2020 Annual Meeting as Class I directors, to serve until the 2023 annual meeting of shareholders and until their successors have been duly elected and qualified or their earlier resignation, removal, retirement, disqualification or death, the following slate of four nominees: Raymond Debbane, Tracey D. Brown, Jennifer Dulski and Jonas M. Fajgenbaum. Each of the Class I director nominees is currently serving as a director of the Company, and Messrs. Debbane and Fajgenbaum and Ms. Brown were previously elected as directors by the Company’s shareholders. Ms. Dulski was elected as a Class I director of the Company by the Board of Directors effective February 27, 2020.

Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect, the persons named as proxies in the enclosed proxy card will, upon receipt of a properly executed proxy card, vote to elect each of the nominees for the term described above. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitutes as the Board of Directors may designate.

Background Information on Nominees

Background information about each of the director nominees can be found under “Information about our Executive Officers and Directors”.

The Board of Directors recommends that you vote “FOR” the election of each of the Class I director nominees.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected PricewaterhouseCoopers to serve as the Company’s independent registered public accounting firm for fiscal 2020. A representative of PricewaterhouseCoopers is expected to be present at the 2020 Annual Meeting, will have the opportunity to make a statement if she desires to do so and is expected to be available to respond to appropriate questions.

Ratification by the shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of PricewaterhouseCoopers is not ratified at the 2020 Annual Meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2020.

PROPOSAL 3

APPROVAL OF THE OPTION AGREEMENT WITH MS. OPRAH WINFREY

As previously disclosed, on December 15, 2019, the Company granted a fully vested option (the “Option”) pursuant to the terms of a term sheet, which includes the terms and conditions appended thereto (the “Option Agreement”), to purchase 3,276,484 shares of Common Stock to Ms. Oprah Winfrey, a director of the Company, subject to approval by the Company’s shareholders. The Option grant was made in consideration of Ms. Winfrey entering into an amendment to her Strategic Collaboration Agreement (as defined hereafter) with the Company on December 15, 2019 and the performance of her obligations thereunder. The amendment to the Strategic Collaboration Agreement, among other things, extends the term of the Strategic Collaboration Agreement. In addition, on December 15, 2019, the Company entered into an amendment to the Winfrey Purchase Agreement (as defined hereafter) with Ms. Winfrey. The amendments to the Strategic Collaboration Agreement and the Winfrey Purchase Agreement will not become operative unless and until the Option Agreement is approved by the Company’s shareholders. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Winfrey Transactions—Winfrey Partnership” for information on the Strategic Collaboration Agreement and the Winfrey Purchase Agreement.

The Option was not granted under the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”), but incorporates terms that are substantially similar to the terms of the 2014 Plan, as summarized below under “Summary of the 2014 Plan,” other than certain award limitations under the 2014 Plan. As of March 19, 2020, the shares of Common Stock issuable upon exercise of the Option (the “Option Shares”) represented approximately 4.3% of the Company’s issued and outstanding Common Stock on a fully diluted basis, assuming all outstanding options, restricted stock units (“RSUs”) and performance-based stock units (“PSUs”) have been exercised and/or converted (and assuming deemed target level performance, in the case of any PSUs that remain subject to performance-vesting conditions). The following description of the Option is not complete and is qualified by reference to the full text of the Option Agreement, which is attached to this Proxy Statement as Annex A. Our Board of Directors has determined that it is in the best interests of the Company and its shareholders to approve the Option and the Option Agreement in consideration of Ms. Winfrey entering into the previously announced amendment to her Strategic Collaboration Agreement and the performance of her obligations thereunder. Therefore, the Board of Directors is recommending that shareholders approve the Option grant pursuant to the terms of the Option Agreement. If shareholders do not approve the Option Agreement, the Option grant will be deemed cancelled and void and the amendments to the Strategic Collaboration Agreement and the Winfrey Purchase Agreement will not become operative.

Summary of the Option

The Option is an option to purchase 3,276,484 shares of Common Stock. The Option is exercisable at a price of $38.84 per share, which represents the greater of (a) the closing price per share of the Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) on December 13, 2019 and (b) the average closing price of a share of the Common Stock on Nasdaq for the five trading day period immediately preceding and including December 13, 2019. The Option will be exercisable, in whole or in part, at any time after the date on which shareholder approval of the Option Agreement becomes effective and prior to November 30, 2025, subject to earlier termination under certain circumstances. The Option will terminate under certain circumstances, including, if the Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) so determines, in the event of a Change in Control (as defined in the 2014 Plan) of the Company.

Subject to certain limited exceptions, the Option Shares generally may not be transferred by Ms. Winfrey until August 31, 2021. Thereafter, Ms. Winfrey generally may transfer up to 759,456 of the aggregate number of Option Shares on or after August 31, 2021, up to 1,518,911 of the aggregate number of Option Shares on or after June 30, 2022, up to 2,278,366 of the aggregate number of Option Shares on or after April 30, 2023 and up to 2,658,094 of the aggregate number of Option Shares on or after April 30, 2024. On or after May 31, 2025, Ms. Winfrey will be permitted to transfer all of the Option Shares. Such transfer restrictions terminate early if

Ms. Winfrey has the right to be nominated as a director and has met certain eligibility requirements under the Winfrey Purchase Agreement, but is not elected as a director of the Company at any time prior to January 1, 2023, or if there is a change in control of the Company.

As of March 19, 2020, the Option Shares represented approximately 4.3% of the Company’s issued and outstanding Common Stock on a fully diluted basis, assuming all outstanding options, RSUs and PSUs have been exercised and/or converted (and assuming deemed target level performance, in the case of any PSUs that remain subject to performance-vesting conditions). If the Option Agreement is approved by the Company’s shareholders, the Company will record a one-time charge in the second quarter of fiscal 2020, based in part on the per share value of our Common Stock at the time of such approval. Using the stock price as of December 13, 2019, such charge would be approximately $62 million. Changes in our stock price and/or stock price volatility could increase or decrease this charge significantly. The market value of each share of Common Stock underlying the Option as of March 18, 2020, the last full trading day prior to the record date of March 19, 2020, was $11.23, the closing price of our Common Stock on such date as reported on Nasdaq.

U.S. Tax Consequences of the Option

Introduction. The following general discussion of the federal income tax consequences of the Option is based on current federal tax laws and regulations, does not purport to be a complete description of the federal income tax laws, and does not purport to be a representation as to the actual tax consequences that Ms. Winfrey or the Company may in fact incur. Ms. Winfrey may also be subject to certain state and local taxes, which are not described below.

Non-qualified Stock Options. No income was realized by Ms. Winfrey in connection with the grant of the Option, and no deduction was available to the Company at such time. At the time of a cash or equivalent exercise, ordinary income will be realized by Ms. Winfrey in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option exercise price, and the Company will receive a tax deduction for the same amount. Upon disposition, any difference between Ms. Winfrey’s tax basis in the Common Stock and the amount realized on disposition of the shares will be treated as capital gain or loss.

Summary of the 2014 Plan

Administration. The 2014 Plan is administered by the Compensation Committee, or such other committee to which the Board of Directors has delegated power to act, which must consist of at least two directors, all of whom shall be intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any successor rule thereto) (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), unless otherwise determined by the Board of Directors. The Compensation Committee may delegate its duties to any subcommittee of the Compensation Committee. The Compensation Committee has the authority to make, and establish the terms and conditions of, any award to any person eligible to be a participant under the 2014 Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any forfeiture conditions). The Compensation Committee is authorized to interpret the 2014 Plan, to establish, amend and rescind any rules and regulations relating to the 2014 Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2014 Plan. The Board of Directors may take any action delegated to the Compensation Committee that it deems necessary or desirable for the administration of the 2014 Plan.

Stock Options. The Compensation Committee may award non-qualified stock options under the 2014 Plan. Options granted under the 2014 Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee.

The exercise price per share of Common Stock for any stock option awarded will not be less than the fair market value of our Common Stock on the grant date. Unless otherwise determined by the Compensation Committee on or prior to an applicable grant date, the “fair market value” of our Common Stock on a given date will be deemed to equal the closing sales price for our shares on Nasdaq or such other national securities exchange on which the shares are traded on such date (or the most recent preceding trading date if the grant date is not a trading date). To the extent permitted by the Compensation Committee, the exercise price of a stock option may be paid (i) in cash or its equivalent (e.g. a check or wire transfer); (ii) in shares of Common Stock having a fair market value equal to the aggregate option exercise price; (iii) partly in cash and partly in shares of Common Stock; (iv) through the delivery of irrevocable instructions to a broker to sell, to the extent permitted by applicable law, shares of Common Stock obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of the sale equal to the aggregate option exercise price for the shares being purchased, or (v) to the extent permitted by the Compensation Committee, through “net settlement” in shares.

Adjustments Upon Certain Events. In the event of any stock split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value of such equity securities, the Compensation Committee shall (i) adjust the number and kind of shares subject to the 2014 Plan and available for or covered by awards granted under the 2014 Plan, (ii) adjust the share prices related to outstanding awards granted under the 2014 Plan and/or (iii) take such other action (including providing for the payment of a cash amount to holders of outstanding awards granted under the 2014 Plan in cancellation of any such awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the 2014 Plan and any outstanding awards granted under the 2014 Plan; provided, however, that the Compensation Committee may, upon the consummation of the transactions constituting a Change in Control, cancel without consideration any outstanding stock option having an Option Price (as defined in the 2014 Plan) that is greater than the per share consideration received by a holder of Common Stock in such transaction.

Amendment and Termination. The Compensation Committee may amend, alter or discontinue the 2014 Plan, but, except as discussed above in “Adjustments Upon Certain Events,” no amendment, alteration or discontinuation shall be made (i) without the approval of the shareholders of the Company, if such action would increase the total number of shares of Common Stock reserved for the purposes of the 2014 Plan, or increase the maximum number of awards that may be granted to any participant, (ii) without the consent of a participant, if such action would materially diminish any of the rights of the participant under any award previously granted to the participant under the 2014 Plan or (iii) to the provision prohibiting the repricing of stock options to permit such repricing; provided, however, that the Board of Directors may amend the 2014 Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code or other applicable laws.

Limitations. Except for adjustments to stock options made in connection with changes in capitalization of the Company or similar events, as discussed above in “Adjustments Upon Certain Events,” the 2014 Plan prohibits the repricing of the exercise price of any stock options after they have been granted without prior approval of the Company’s shareholders.

New Plan Benefits

The table below summarizes certain information with respect to the Option granted to Ms. Winfrey, which is contingent upon shareholder approval of the Option Agreement. Other than Ms. Winfrey, no executive officer, director or employee of the Company is eligible to receive any stock options or other benefits under the Option Agreement.

Option Agreement

Name and Position	Number of Stock Options
Non-Executive Director Group(1)	3,276,484

(1)	Ms. Winfrey is the only member of this group who has been granted the Option under the Option Agreement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plan information as of December 28, 2019:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	5,187,466	(1)	$9.75	(2)	3,432,600	(3)
Equity compensation plans not approved by security holders	500,000	(4)	$60.00	(5)	—

Total	5,687,466		$14.16	(6)	3,432,600

(1)

Consists of 1,091,649 shares of Common Stock issuable upon the exercise of outstanding stock options awarded under the 2014 Plan and our 2008 Stock Incentive Plan (the “2008 Plan”); 2,108,081 shares of Common Stock issuable upon the exercise of the Initial Winfrey Option (as defined hereafter) granted pursuant to the Initial Winfrey Option Agreement (as defined hereafter); 1,152,090 shares of Common Stock issuable upon the vesting of RSUs awarded under our 2014 Plan; and 835,646 shares of Common Stock issuable upon the vesting of performance-based stock units (“PSU”s) awarded under our 2014 Plan. The number of shares to be issued in respect of PSUs has been calculated based on the assumption that the maximum level of performance applicable to the PSUs will be achieved. The Initial Winfrey Option was approved by the written consent of Artal Luxembourg which, as of the date thereof, controlled a majority of the voting power of our outstanding Common Stock. For additional details on the Initial Winfrey Option and Initial Winfrey Option Agreement, see “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Winfrey Transactions—Winfrey Partnership”.

(2)	Reflects the weighted average exercise price of outstanding stock options of $15.80, RSUs of $0, and PSUs of $0.
(3)

Consists of shares of Common Stock available for future issuance under our 2014 Plan, pursuant to various awards the Compensation Committee may make, including non-qualified stock options, incentive stock options, stock appreciation rights, RSUs, restricted stock, performance-based awards and other equity-based awards. In connection with the initial approval of our 2014 Plan on May 6, 2014, our 2014 Plan replaced our 2008 Plan with respect to prospective equity grants.

(4)

Consists of 500,000 shares of Common Stock issuable upon the exercise of a stock option granted on July 5, 2017 to Ms. Grossman in connection with her appointment as our President and Chief Executive Officer. This stock option was granted in reliance on the employment inducement exemption provided under the New York Stock Exchange Listed Company Manual Rule 303A.08. This stock option has a seven year term and proportionately vests annually over a four year period which began with the first anniversary of Ms. Grossman’s July 5, 2017 employment commencement date. While the stock option was not awarded pursuant to our 2014 Plan, it is subject to the same terms and conditions of the 2014 Plan.

(5)	Reflects the weighted average exercise price of outstanding stock options of $60.00.
(6)	Reflects the weighted average exercise price of outstanding stock options of $21.77, RSUs of $0, and PSUs of $0.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

Other than Ms. Winfrey’s interest in the Option granted to her, to the Company’s knowledge, in their capacity as shareholders, no person who has served as a director or officer since the beginning of the Company’s last fiscal year, and no associate of any such person, has any substantial interest, direct or indirect, by security holdings or otherwise, in the Option and Option Agreement that is not otherwise shared by the remaining shareholders.

Registration with the SEC

If the Option Agreement is approved by shareholders, we expect to file as soon as reasonably practicable after the 2020 Annual Meeting a Registration Statement on Form S-8 with the SEC to register the 3,276,484 shares of Common Stock that may be issued upon the exercise of the Option.

The Board of Directors recommends that you vote “FOR” the approval of the Option Agreement with Ms. Oprah Winfrey.

PROPOSAL 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the Company’s 2017 annual meeting of shareholders, our shareholders indicated their preference that we should seek future advisory votes every year on named executive officer compensation. Based on the recommendation of the Board of Directors in the Company’s 2017 proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on named executive officer compensation, the Company determined to hold an advisory vote on named executive officer compensation every year. Accordingly, as required by the Exchange Act, shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, the 2019 executive compensation program of the Company was designed to achieve the following key objectives:

•	Attract, motivate and retain exceptionally talented executives critical to the Company’s near- and long-term success.

•

Align executive compensation with performance measures that ensure a strong connection between executive compensation and both (i) Company and individual performance on near- and long-term strategic and financial goals and (ii) creation of shareholder value.

The Compensation Committee and the Board of Directors believe that the design of the 2019 executive compensation program, and hence the compensation awarded to named executive officers under the program, fulfilled these objectives. For example, the financial performance of the Company, or a blend of the performance of the Company and certain of its businesses, determined at least 75% of each eligible named executive officer’s annual, performance-based cash bonus, thereby aligning her or his annual bonus with the financial goals of the Company. Also, a portion of the compensation of certain of the named executive officers consisted of long-term equity incentive compensation which aligned their compensation with the interests of shareholders over the long term. For example, in fiscal 2019, the annual awards granted to certain of our named executive officers included performance-based stock units (“PSUs”) with performance criteria based on the achievement of a specified operating income objective for fiscal 2021, thereby aligning their equity awards with the Company’s financial performance goals, among others.

Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses in detail how the Company’s compensation approach implements the Company’s compensation objectives.

While the results of the vote are non-binding and advisory in nature, the Compensation Committee and the Board of Directors intend to review and consider the results of the vote.

The Board of Directors recommends that you vote “FOR” the advisory approval of the compensation of our named executive officers.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

Our Board of Directors is comprised of 12 members. The Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of shareholders. We expect directors to attend and participate in all meetings of the Board of Directors and of the committees of the Board of Directors on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting.

The Board of Directors held 10 meetings in fiscal 2019. In fiscal 2019, each incumbent director attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees thereof on which he or she served during the period for which he or she was a director or committee member, respectively. We expect directors to attend our annual meetings of shareholders in the absence of a scheduling conflict or other valid reason. Ten then-current directors attended the Company’s 2019 annual meeting of shareholders (the “2019 Annual Meeting”). In addition to attending and participating in meetings of the Board of Directors, the committees thereof and annual meetings of shareholders, the directors communicate with our executive management team to remain informed about the Company’s business and for such other purposes as may be helpful to the Board of Directors in fulfilling its responsibilities.

Set forth below in the section entitled “Information about our Executive Officers and Directors” are the names and certain information with respect to each of our current directors.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that include guidelines for determining director independence and qualifications for directors. The Company’s corporate governance materials, including the Corporate Governance Guidelines and charters of the committees of the Board of Directors, are available on our corporate website at corporate.ww.com/govdocs. The NCG Committee periodically reviews corporate governance developments and recommends to the Board any amendments that may be appropriate to our Corporate Governance Guidelines and committee charters as warranted.

Committees of the Board of Directors

The standing committees of the Board of Directors consist of the Audit Committee, the Compensation Committee and the NCG Committee. The Board of Directors has determined that a majority of our directors are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. For additional details regarding this independence determination, see “—Director Independence”.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the SEC, and the listing standards of Nasdaq. The current members of the Audit Committee are Mr. Kelly, Dr. Altschuler and Ms. Brown. Ms. Brown joined the Audit Committee on February 27, 2019. The Chairman of the Audit Committee is Mr. Kelly. The Audit Committee held 12 meetings during fiscal 2019.

The principal responsibilities and duties of the Audit Committee include:

•

overseeing that our management has maintained the reliability and integrity of our accounting policies and financial reporting processes, including internal control over financial reporting and disclosure practices and financial statement audits;

•	overseeing that our management has established and maintained processes designed to ensure that an adequate system of internal controls is functioning;

•	overseeing that our management has established and maintained processes designed to ensure our compliance with all applicable laws, regulations and corporate policy;

•	assisting the Board of Directors in its oversight of the quality and integrity of our financial statements;

•

in consultation with our independent registered public accounting firm and management, reviewing and discussing our earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information and measures) and reviewing and discussing our annual and quarterly financial statements;

•

overseeing the performance of our independent registered public accounting firm and retaining or terminating the independent registered public accounting firm and approving all audit and significant non-audit engagement fees and terms with such registered public accounting firm;

•	reviewing, at least annually, the qualifications, performance and independence of our independent registered public accounting firm;

•	in consultation with our independent registered public accounting firm, management and the internal auditors, reviewing the integrity of our financial reporting processes, both internal and external;

•	reviewing and discussing with our independent registered public accounting firm a draft of the auditor’s report;

•	reviewing periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on our financial statements;

•

establishing and maintaining procedures for (i) the receipt, retention and treatment of complaints received by us from any source regarding accounting, internal accounting controls or auditing matters, and (ii) the submission of concerns from our employees on a confidential, anonymous basis regarding questionable accounting or auditing matters;

•

overseeing the procedures designed to implement the Company’s Amended and Restated Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”) to ensure that they are operating effectively; and

•	preparing a periodic performance evaluation of the Audit Committee.

The Audit Committee has the power to investigate any matter of interest or concern that it deems appropriate and to retain counsel for such purpose.

The Board of Directors has determined that Mr. Kelly is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. All members of the Audit Committee must be independent directors based on our Corporate Governance Guidelines and under the listing standards of Nasdaq. Members of the Audit Committee must also satisfy a separate SEC independence requirement pursuant to Rule 10A-3 under the Exchange Act, which provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and (ii) be an affiliate of the Company or any of its subsidiaries. The Board of Directors has determined that each of the Audit Committee members, Mr. Kelly, Dr. Altschuler and Ms. Brown, has no material relationship with us and satisfies the independence requirements under our Corporate Governance Guidelines, the listing standards of Nasdaq, and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

Compensation Committee

The current members of the Compensation Committee are Messrs. Debbane and Sobecki and Dr. Altschuler. Mr. Sobecki joined the Compensation Committee on February 27, 2019. Each member of the Compensation

Committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. The Chairman of the Compensation Committee is Mr. Debbane. The Compensation Committee held 6 meetings during fiscal 2019.

The principal responsibilities and duties of the Compensation Committee include:

•	establishing and reviewing the overall compensation philosophy of the Company;

•

reviewing and approving, or recommending to the Board of Directors, corporate goals and objectives relevant to the Chief Executive Officer’s and other executive officers’ compensation, including annual performance objectives;

•

evaluating the performance of the Chief Executive Officer and other executive officers in light of approved goals and objectives and, based on such evaluation, either reviewing and approving, or recommending to the Board of Directors, the annual salary, bonus, equity-based incentive compensation and other benefits, direct and indirect, of the Chief Executive Officer and other executive officers;

•	approving or recommending to the Board of Directors any employment relationship or transaction involving an executive officer and any related compensation;

•	considering policies and procedures pertaining to expense accounts of senior executives;

•	discussing the results of the shareholder advisory vote on “say-on-pay,” if any, with regard to the named executive officers;

•	reviewing and recommending to the Board of Directors compensation of directors;

•

considering, on at least an annual basis, whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company;

•

reviewing, and making recommendations to the Board of Directors with respect to, the Company’s incentive compensation plans and equity-based plans, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing, monitoring and making recommendations to the Board of Directors with respect to, or approving, employee pension, profit sharing and benefit plans;

•	overseeing the preparation of a “Compensation Discussion and Analysis” for inclusion in the Company’s annual proxy statement or annual report on Form 10-K, in accordance with the rules of the SEC; and

•	preparing recommendations and periodic reports to the Board of Directors concerning these matters, as applicable.

The day-to-day administration of savings plans, profit sharing plans, stock plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company’s human resources, finance and legal department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee. The Compensation Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

For additional information on the Compensation Committee’s activities, its use of outside advisors and its consideration and determination of executive compensation, as well as the role of our Chief Executive Officer in recommending the amount or form of compensation paid to the other named executive officers, see “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The current members of the NCG Committee are Messrs. Semmelbauer and Sobecki and Ms. Rice. Ms. Rice joined the NCG Committee on February 27, 2019. Each member of the NCG Committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. The Chairman of the NCG Committee is Mr. Semmelbauer. The NCG Committee held 8 meetings during fiscal 2019.

The principal responsibilities and duties of the NCG Committee include:

•	establishing criteria for the selection of new directors to serve on the Board of Directors;

•

identifying individuals qualified to become directors, consistent with the criteria approved by the Board of Directors, and selecting, or recommending that the Board of Directors select, the director nominees for the next annual meeting of shareholders or to fill vacancies or newly created directorships that may occur between such meetings;

•	considering questions of independence and possible conflicts of interests of members of the Board of Directors and executive officers;

•	evaluating candidates for nomination to the Board of Directors and conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	overseeing a set of corporate governance principles applicable to the Company and developing and recommending to the Board of Directors any changes thereto;

•	overseeing the evaluation of the Board of Directors; and

•

recommending members of the Board of Directors to serve on committees of the Board of Directors, as well as serve as the chairpersons thereof, and evaluating the operations and performance of such committees.

The NCG Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

Board Structure

It has been the policy of the Company for many years to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of separation of these two positions is most appropriate for the Company. To meet their responsibilities of overseeing management and setting strategic direction, as well as fostering the long-term value of the Company, among their other responsibilities, directors are required to spend time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having a separate non-executive Chairman of the Board of Directors who is solely responsible for leading the Board of Directors allows the focus of our Chief Executive Officer’s time and energy to be running the day-to-day operations of the Company.

Oversight of Risk Management

We are exposed to a number of risks, including financial risks, credit risks, operational risks, technological risks, privacy and security risks, and risks relating to regulatory and legal compliance. Our executive management team is responsible for identifying and evaluating these risks and developing plans to manage them effectively. Risk management is a Company-wide initiative that involves each of our operating segments. We take a multi-disciplinary approach to risk and our risk management function includes senior executives with backgrounds in finance, operations, human resources, technology, internal audit, and legal and regulatory compliance. For example, our Chief Financial Officer advises our executive management team on both financial and credit risks faced by the Company and our General Counsel advises our executive management team on the Company’s legal and regulatory compliance. Our Chief Executive Officer is advised of and oversees these risk management efforts by the Company’s executive management team. The Board of Directors actively oversees the Company’s risk management. For example, the Board of Directors and Audit Committee routinely meet with our Chief Technology Officer as well as outside experts from time to time to assess cybersecurity risks and to evaluate the status of the Company’s cybersecurity efforts, which include a broad range of tools and training initiatives that work together to protect the data and systems used in our businesses. Both the Audit Committee and Compensation Committee play a significant role in the oversight of the Company’s risk management. For example, the Audit Committee oversees our risk management efforts related to the Company’s audit function while the Compensation Committee oversees our risk management efforts related to employment and compensation matters. In addition, the NCG Committee oversees risks related to corporate governance, including Board of Directors and committee composition and director independence. Members of our executive management team meet with the Board of Directors, Audit Committee, Compensation Committee and NCG Committee regularly to discuss, as well as provide reports relating to, the risks facing the Company.

Compensation Committee Interlocks and Insider Participation

Each of Messrs. Debbane and Sobecki, Dr. Altschuler and former director Philippe J. Amouyal served as a member of the Compensation Committee during fiscal 2019. There were no Compensation Committee interlocks or insider (employee) participation during fiscal 2019. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Registration Rights Agreement” and “ —Other Related Person Transactions” for a description of the relationships that Messrs. Debbane and Sobecki have, and Mr. Amouyal had, with the Company.

Identifying and Evaluating Nominees for Directors

Pursuant to our Corporate Governance Guidelines and the NCG Committee Charter, the NCG Committee is responsible for nominating, or recommending to the Board of Directors, nominees for election as directors. The NCG Committee will consider candidates for nomination as a director recommended by the Company’s shareholders, directors, officers and employees and third-party search firms and other sources it deems appropriate. Considerations in evaluating candidates include the candidate’s minimum individual qualifications, including integrity, accountability, experience and an ability to work collegially with the other members of the Board of Directors. In addition, the NCG Committee and the Board of Directors will take into account all other factors they consider appropriate, including a candidate’s skills and experience, legal and regulatory requirements and the needs of the Board of Directors. While neither the NCG Committee nor the Board of Directors has adopted a formal policy regarding diversity, they evaluate each candidate in the context of the Board of Directors’ membership as a whole and seek to achieve a mix of members that represents a diversity of background and experience in order to promote the representation of diverse views on the Board of Directors. All candidates are reviewed in the same manner, regardless of the source of the recommendation. The NCG Committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described below. The NCG Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential candidates.

Recommendation of the Class I Director. The NCG Committee generally works with a third-party search firm to identify suitable candidates for the Board of Directors and evaluate candidate recommendations from current directors, and such firm recommended Ms. Dulski. Subsequent to their respective evaluations of Ms. Dulski, the NCG Committee and the Board of Directors elected Ms. Dulski as a Class I director of the Company, effective February 27, 2020.

Procedures for Submitting Director Recommendations and Nominations

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that shareholders may nominate persons for election as directors at the Company’s shareholder meetings by giving timely written notice to the Corporate Secretary of the Company containing required information. The Bylaws require that, to be timely and proper, notice of a nomination by a shareholder must be personally delivered to, or mailed to and received at, the Company’s principal executive offices as follows: (a) for elections to be held at an annual meeting of shareholders, (i) at least 120 days and no more than 150 days before the first anniversary of the date of the proxy statement in conjunction with the annual meeting of shareholders for the prior year or (ii) if the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, not less than 60 days prior to such annual meeting; and (b) for elections that are going to take place at a special meeting of shareholders, no later than the close of business on the seventh day after the day on which notice of the date of the special meeting is first given to shareholders.

In notifying the Corporate Secretary, the shareholder making the submission must provide the following information: (i) the name and the address of the shareholder, as they appear on the Company’s stock transfer books, and the name, age and business address (and, if known, residential address) of the candidate to be considered; (ii) a representation by the shareholder that the shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the candidate; (iii) the class or series and number of shares of the Company’s stock that are beneficially owned by the shareholder and by the candidate; (iv) a description of all arrangements or understandings between the shareholder and the candidate and any other person (naming such person(s)) pursuant to which such nomination is to be made by such shareholder; (v) an executed written consent of the candidate to be named in the proxy statement as a nominee and to serve as a director of the Company if so elected; (vi) the principal occupation or employment of the candidate; and (vii) any other information relating to the candidate required to be disclosed in accordance with the Bylaws and the Exchange Act. For the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”), the foregoing information must be submitted to WW International, Inc., Attention: Corporate Secretary, 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

The NCG Committee will also consider director candidates recommended by shareholders. All recommendations for nomination received by the Corporate Secretary that are made in accordance with the requirements in our Bylaws relating to director nominations, as described above, will be considered.

Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has established guidelines to assist it in determining director independence, which conform to the independence requirements in the Nasdaq listing standards. In addition to applying these guidelines, which are set forth in Article II of our Corporate Governance Guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination.

In March 2020, the Board of Directors and the NCG Committee undertook a review of the independence of the Company’s current directors. Following this review, the Board of Directors affirmatively determined that the following current directors are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines: Dr. Altschuler, Mmes. Bornstein, Brown, Dulski and Rice and Messrs. Debbane, Fajgenbaum, Kelly, Semmelbauer and Sobecki. The Board of Directors previously determined that former directors Philippe Amouyal and Cynthia Elkins were independent under applicable listing standards and our Corporate Governance Guidelines. In making the independence determinations, the Board of Directors and the NCG Committee considered all relevant facts and circumstances. In particular, in the case of Messrs. Semmelbauer and Sobecki, the Board of Directors and the NCG Committee considered their prior service as members of the former Interim Office of the Chief Executive Officer of the Company from September 12, 2016 to July 5, 2017, as well as the compensation Messrs. Semmelbauer and Sobecki received for such service. The Board of Directors and the NCG Committee concluded that such former interim service and the compensation each received therefor would not interfere with the exercise of independent judgment by Messrs. Semmelbauer and Sobecki in carrying out their respective responsibilities as a director. Additionally, in the case of Messrs. Debbane and Semmelbauer, the Board of Directors and the NCG Committee considered their service as chairman and co-chairman, respectively, of the board of directors of Action Against Hunger, a charitable organization to which the Company made a donation of less than $120,000 in fiscal 2019. The Board of Directors and the NCG Committee concluded that such relationship with Action Against Hunger would not interfere with the exercise of independent judgment by Messrs. Debbane and Semmelbauer in carrying out their respective responsibilities as a director.

Code of Business Conduct and Ethics

We have adopted the Code of Business Conduct and Ethics for our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, and our employees and directors. Our Code of Business Conduct and Ethics is available on our corporate website at corporate.ww.com/govdocs.

In addition to any disclosures required under the Exchange Act, the date and nature of any substantive amendment of our Code of Business Conduct and Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K of the Exchange Act, will be disclosed within four business days of the date of such amendment or waiver on our corporate website at corporate.ww.com/govdocs and corporate.ww.com/Investors/corporate-governance/corporate-actions, respectively. In the case of a waiver, the name of the person to whom the waiver was granted will also be disclosed on our corporate website within four business days of the date of such waiver.

Executive Sessions of Non-Management and Independent Directors

Non-management directors meet in executive sessions of the Board of Directors in which management directors and other members of management do not participate. These sessions are periodically scheduled for non-management directors at meetings of the Board of Directors. The Chairman of the Board of Directors, Mr. Debbane, presides over the meetings of the non-management directors. In addition, the directors who the Board of Directors affirmatively determined are independent under applicable Nasdaq listing standards and our Corporate Governance Guidelines hold executive sessions at least twice a year. Mr. Kelly presided over these sessions in fiscal 2019.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND DIRECTORS

Set forth below are the names, ages, and current positions with us as of April 2, 2020 of our executive officers and directors. Directors are elected at the annual meeting of shareholders. Executive officers are appointed by, and hold office at, the discretion of the Board of Directors.

Name	Age	Position
Mindy Grossman	62	President and Chief Executive Officer, Director

Nicholas P. Hotchkin	54	Chief Financial Officer, Operating Officer, North America and President, Emerging Markets

Michael F. Colosi	54	General Counsel and Secretary

Corinne Pollier(-Bousquet)	55	President, International

Raymond Debbane(1)	65	Chairman of the Board of Directors

Steven M. Altschuler, M.D.(1)(2)	66	Director

Julie Bornstein	50	Director

Tracey D. Brown(2)	52	Director

Jennifer Dulski	48	Director

Jonas M. Fajgenbaum	47	Director

Denis F. Kelly(2)	70	Director

Julie Rice(3)	49	Director

Thilo Semmelbauer(3)	54	Director

Christopher J. Sobecki(1)(3)	61	Director

Oprah Winfrey	66	Director

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee.

(3)	Member of NCG Committee.

Mindy Grossman. Ms. Grossman has served as a director and our President and Chief Executive Officer since July 2017. Prior to joining us, she served as Chief Executive Officer of HSN, Inc., an interactive, multichannel retailer of fashion, household and lifestyle products, and a member of its Board of Directors from August 2008 to May 2017. Prior to joining HSN, she served as Chief Executive Officer of IAC Retailing, a business segment of HSN’s former parent company, IAC/InterActiveCorp, a media and Internet company, from April 2006 to August 2008, and Global Vice President of Nike, Inc.’s apparel business from October 2000 to March 2006. Earlier in her career, Ms. Grossman held various other executive positions in the retail industry, including President and CEO of Polo Jeans Company, Vice President of New Business Development at Polo Ralph Lauren Corporation, President of Chaps Ralph Lauren, and Senior Vice President of Menswear for Warnaco, Inc. Ms. Grossman is a director of Fanatics, Inc. and was previously a director of Bloomin’ Brands, Inc. She also serves as Vice Chairman for UNICEF USA.

Nicholas P. Hotchkin. Mr. Hotchkin has served as our Chief Financial Officer since August 2012. In addition to his role as Chief Financial Officer, he was appointed as our Operating Officer, North America in March 2019 and our President, Emerging Markets in March 2018. He also served as a member of our former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Prior to joining us, Mr. Hotchkin had spent several years at Staples, Inc., a global leader in the office supply industry. Most recently, Mr. Hotchkin served as Senior Vice President of Finance for the U.S. Retail division of Staples based in Massachusetts, a position he held from May 2010 to August 2012. Before assuming that position, he had been Senior Vice President of Finance and Treasurer of Staples, a position he held from November 2006 to April 2010. Prior to joining Staples, Mr. Hotchkin held several corporate finance positions with Delphi Corporation and General Motors Corporation including assignments in the United States, Asia and Europe. Mr. Hotchkin received a B.A. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Michael F. Colosi. Mr. Colosi has served as our General Counsel and Secretary since May 2014. Prior to joining us, Mr. Colosi most recently served as Senior Vice President, General Counsel and Corporate Secretary of Kenneth Cole Productions, Inc. (KCP), a multi-brand retail, wholesale and licensing company, from March 2007 to February 2014. His service as General Counsel and Secretary of KCP commenced in July 2000 and July 2004, respectively. He also served as Corporate Vice President of KCP from July 2000 to February 2007. Prior to joining KCP, Mr. Colosi was Associate General Counsel and Assistant Secretary for The Warnaco Group, Inc., an international apparel company, from 1996 to 2000. Mr. Colosi received a B.A. in Economics and English from Cornell University and a J.D. from The University of Michigan Law School.

Corinne Pollier(-Bousquet). Ms. Pollier has served as our President, International since March 2016. Prior to that time, Ms. Pollier served as our President, Continental Europe & Australia-New Zealand from January 2014 to March 2016, our President, Continental Europe from May 2013 to January 2014, our Senior Vice President of France and Switzerland from October 2008 to May 2013 and our General Manager of France from October 2003 to October 2008. Prior to joining us, from 1991 to 2003, Ms. Pollier was with VIVARTE Group (France), a European retailer of footwear and apparel, where she held various positions in the finance and planning analysis department from 1991 to 1995, various senior positions in the organization and strategy department from 1995 to 2000 and as General Manager of Kookai from 2001 to 2003. Ms. Pollier also held various product management and project management positions for the central buying office of Le Printemps department stores from 1987 to 1991. Ms. Pollier holds a Masters in Management from the HEC Business School Paris.

Raymond Debbane. Mr. Debbane has been the Chairman of our Board of Directors since our acquisition by Artal Luxembourg in September 1999. Mr. Debbane is a co-founder and the Chief Executive Officer of The Invus Group, LLC. Prior to forming The Invus Group, LLC in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane is the Chairman of the Board of Directors of Lexicon Pharmaceuticals, Inc. He is also the Chief Executive Officer and a director of Artal Group S.A., and the Chairman of the Board of Directors of a number of private companies of which Artal or Invus, L.P. are shareholders. Mr. Debbane was previously a director of Blue Buffalo Pet Products, Inc.

Steven M. Altschuler, M.D. Dr. Altschuler has been a director since September 2012. Since May 2018, Dr. Altschuler has served as a Managing Director, Healthcare Ventures, of Ziff Capital Partners, a private investment firm. He previously served as a consultant to the University of Miami Health Care System from September 2017 through December 2017, the Chief Executive Officer of University of Miami Health Care System and Executive Vice President for Healthcare at the University of Miami from January 2016 to September 2017, and the Chief Executive Officer of The Children’s Hospital of Philadelphia (CHOP) from April 2000 until June 2015. Prior to assuming the role of Chief Executive Officer, Dr. Altschuler held several positions at CHOP and the Perelman School of Medicine at the University of Pennsylvania, including Physician-in-Chief/Chair of Pediatrics and chief of the Division of Gastroenterology, Hepatology and Nutrition. Dr. Altschuler received a B.A. in mathematics and an M.D. from Case Western Reserve University. Dr. Altschuler is a director of Adtalem Global Education Inc. and previously served as Chair of the Board of Directors of Spark Therapeutics, Inc.

Julie Bornstein. Ms. Bornstein has been a director since February 2019. Since February 2018, Ms. Bornstein has served as Chief Executive Officer of The Yes Platform, Inc., an AI-powered online shopping platform she co-founded. From March 2015 to September 2017, Ms. Bornstein served as Chief Operating Officer at Stitch Fix, Inc., an online styling services company. Prior to that, Ms. Bornstein served as Chief Digital Officer at Sephora, a cosmetic retail company and subsidiary of LVMH Moët Hennessy Louis Vuitton SE, from August 2007 to March 2015. Ms. Bornstein received a B.A. in Government from Harvard College and an M.B.A. from Harvard Business School. Ms. Bornstein is a director of Redfin Corporation.

Tracey D. Brown. Ms. Brown has been a director since February 2019. Since June 2018, Ms. Brown has served as Chief Executive Officer of the American Diabetes Association, the largest voluntary health organization in the United States. Previously, Ms. Brown was with Sam’s Club, a membership retail warehouse club and division of Walmart Inc., where she served as Senior Vice President of Operations and Chief Experience Officer from February 2017 to June 2018, Chief Member and Marketing Officer from January 2015 to February 2017, and Vice President from October 2014 to January 2015. Prior to joining Sam’s Club, Ms. Brown held various roles at RAPP Dallas (a part of the Omnicom Group), Direct Impact, Advanced Micro Devices, Peppers & Rogers Group, Dell, American Express, Exxon and Procter & Gamble. Ms. Brown earned a Bachelor of Chemical Engineering from the University of Delaware and an M.B.A. from Columbia Business School.

Jennifer Dulski. Ms. Dulski has been a director since February 2020. In January 2020, Ms. Dulski founded and began serving as Chief Executive Officer of a new workforce development and digital training company. She previously served as Head of Groups & Community for Facebook, Inc., a social networking service, from September 2017 to May 2019 and as President & Chief Operating Officer of Change.org, a social change platform, from January 2013 to June 2017. Until January 2013, Ms. Dulski served as Global Head of Product Management, Shopping & Product Ads at Google Inc., which she joined in 2011 when it acquired The Dealmap, a company she co-founded and for which she served as Chief Executive Officer from 2007 until its acquisition. Prior to that, Ms. Dulski served in multiple roles at Yahoo! Inc. from 1999 until 2007. Ms. Dulski received a B.A. in Psychology and an M.B.A. from Cornell University. Ms. Dulski was previously a director of TEGNA Inc.

Jonas M. Fajgenbaum. Mr. Fajgenbaum has been a director since our acquisition by Artal Luxembourg in September 1999. Mr. Fajgenbaum is a Managing Director of The Invus Group, LLC, which he joined in 1996. Prior to joining The Invus Group, LLC, Mr. Fajgenbaum was a consultant for McKinsey & Company in New York from 1994 to 1996. He graduated with a B.S. in Economics with a concentration in Finance from The Wharton School of the University of Pennsylvania and a B.A. in Economics from the University of Pennsylvania. Mr. Fajgenbaum is a director of a number of private companies of which Artal or Invus, L.P. are shareholders.

Denis F. Kelly. Mr. Kelly has been a director since May 2015. Mr. Kelly is affiliated with, and has served as a Managing Partner of, Scura Partners Securities LLC, a private investment banking firm which he co-founded, since 2001. In addition, Mr. Kelly is a Hearing Officer for National Arbitration and Mediation (NAM), one of the leading dispute resolution institutions in the United States. From 1993 to 2001, he was a Managing Director of Prudential Securities Incorporated. Previously, he served as the President and Chief Executive Officer of Denbrook Capital Corporation, a merchant banking firm, from 1991 to 1993. From 1980 to 1991, Mr. Kelly held various positions at Merrill Lynch, including Managing Director of Mergers and Acquisitions and Managing Director of Merchant Banking. Mr. Kelly began his investment banking career at Lehman Brothers in 1974. Mr. Kelly received a B.A. from Amherst College and an M.B.A. from the Wharton School of Business of the University of Pennsylvania. Mr. Kelly is also a director of MSC Industrial Direct Co., Inc., where he serves as a member of the Audit Committee and the chairman of the Compensation Committee.

Julie Rice. Ms. Rice has been a director since August 2018. Since June 2016, she has also served as the Co-Founder of LifeShop LLC, an advising and investing company. From November 2017 to March 2019, Ms. Rice served as a Partner at WeWork, a shared workspace company. After co-founding SoulCycle Inc., a fitness company, in 2006, Ms. Rice served as Co-Chief Executive Officer from 2006 to 2015, Chief Talent and Creative Officer from 2015 to 2016 and a member of the board of directors from 2010 to 2018. Previously, Ms. Rice was a Talent Manager at Handprint Entertainment from 1997 to 2004. Ms. Rice received a B.A. in English and Theater from the State University of New York at Binghamton.

Thilo Semmelbauer. Mr. Semmelbauer has been a director since September 2016. He served as a member of our former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Since May 2019, Mr. Semmelbauer has served as Managing Director of Insight Partners, a global private equity and venture capital firm, where he previously served as a Senior Advisor from 2017 to 2019 and a Venture Partner from 2015 to 2017. From 2010 to 2015, he served as President and Chief Operating Officer of Shutterstock, Inc., a global marketplace for licensing images, videos, and music to businesses worldwide. From 2009 to 2010, he served as Executive Vice President, Consumer Business, of TheLadders.com, a career management company. Mr. Semmelbauer was also Weight Watchers International, Inc.’s Global Chief Operating Officer from 2006 to 2008 and Chief Operating Officer for North America from 2004 to 2006, after serving as President and Chief Operating Officer of WeightWatchers.com from 2000 to 2004 where he was part of the founding team. He holds an A.B. in Electrical Engineering and Computer Science from Dartmouth College and a dual M.S. in Management and Electrical Engineering from the Massachusetts Institute of Technology.

Christopher J. Sobecki. Mr. Sobecki has been a director since our acquisition by Artal Luxembourg in September 1999. He served as a member of our former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Mr. Sobecki is a Managing Director of The Invus Group, LLC, which he joined in 1989. He received an M.B.A. from the Harvard Business School. He also obtained a B.S. in Industrial Engineering from Purdue University. Mr. Sobecki is a director of Lexicon Pharmaceuticals, Inc. and a number of private companies of which Artal or Invus, L.P. are shareholders.

Oprah Winfrey. Ms. Winfrey has been a director since October 2015. Since January 2009, Ms. Winfrey has served as the Chairman of her cable network, OWN: Oprah Winfrey Network, taking on the role of Chief Executive Officer in July 2011. Previously, she founded Harpo, Inc. in 1986, under which she has launched numerous media and entertainment businesses, including O, The Oprah Magazine and Harpo Films, in addition to producing the award-winning talk show ‘The Oprah Winfrey Show’ for 25 years. Ms. Winfrey is a global media leader, philanthropist, producer and actress. She also has been serving as a member of the Smithsonian’s advisory council since 2004.

Director Qualifications

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors and NCG Committee focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth immediately above. In particular, the Board of Directors and NCG Committee considered:

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Mr. Debbane’s experience as a management consultant and private equity investor and his extensive knowledge and understanding of international corporate strategy, brand management, complex financial matters, and numerous and varied global industries.

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Dr. Altschuler’s experience as a senior executive and physician for a leading healthcare organization and his extensive knowledge and understanding of the healthcare industry, general management and business operations, complex regulatory matters, and financial management and accounting.

•

Ms. Bornstein’s experience as a senior executive specializing in digital products and marketing technology for leading online services companies and her extensive knowledge and understanding of consumer loyalty programs, e-commerce and financial management and accounting.

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Ms. Brown’s experience as the chief executive officer of the American Diabetes Association, the largest voluntary health organization in the United States and a global authority on diabetes, and her extensive knowledge and understanding of consumer behavior, including membership strategy and experiences, subscription offerings and financial management and accounting.

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Ms. Dulski’s experience as an executive in several industry-leading digital and tech companies as well as successful startups and her extensive knowledge and understanding of how to drive innovation across digital brands and platforms and scale organizations to achieve growth.

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Mr. Fajgenbaum’s experience as a management consultant and private equity investor and his extensive knowledge and understanding of consumer marketing and brand management, business development and licensing, international business and general management, and corporate strategy.

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Ms. Grossman’s experience in building and transforming consumer brands and her expertise in strategy, marketing and business development, as well as her position as President and Chief Executive Officer of the Company having responsibility for the day-to-day oversight of the Company’s business operations.

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Mr. Kelly’s experience in investment banking and strategic transactions and his extensive knowledge and understanding of corporate finance and accounting, business development and international corporate strategy.

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Ms. Rice’s experience as an entrepreneur building communities and talent networks and developing new retail experiences and her extensive knowledge and understanding of brand communities, the fitness industry and consumer environments.

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Mr. Semmelbauer’s experience with Internet and technology companies for over 25 years, including as part of the founding team of WeightWatchers.com, and his extensive knowledge and understanding of digital product development, e-commerce, technology and general management processes and operations.

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Mr. Sobecki’s experience as a private equity investor and his extensive knowledge and understanding of global corporate strategy, corporate finance and accounting, capital market investment and operations, and general management processes and operations.

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Ms. Winfrey’s experience as a global media leader, entrepreneur, motivational speaker and senior executive in varied media companies and her extensive knowledge and understanding of global brand management, marketing strategy, organizing at the local and global level, and general management processes and operations.

In addition, with regard to each of Messrs. Debbane, Fajgenbaum and Sobecki, the Board of Directors and NCG Committee also considered their respective positions with The Invus Group, LLC, the exclusive investment advisor to Artal.

Arrangements and Understandings

As previously disclosed, the Winfrey Purchase Agreement (as defined hereafter) that the Company entered into with Ms. Winfrey on October 18, 2015 initially provided Ms. Winfrey with the right to be nominated as director of the Company for so long as she and certain permitted transferees own at least 3% of the Company’s issued and outstanding Common Stock. On December 15, 2019, the Company entered into an amendment to the Winfrey Purchase Agreement with Ms. Winfrey, which provides Ms. Winfrey with the right to be nominated as a director of the Company through and until January 1, 2023. On that same date, the Company entered into the previously disclosed Strategic Collaboration Amendment (as defined hereafter) with Ms. Winfrey, pursuant to which, among other things, the initial term of five years was extended until April 17, 2023 (with no additional successive renewal terms) after which a second term will commence and continue through the earlier of the date of the Company’s 2025 annual meeting of shareholders or May 31, 2025. Throughout such second term, except as otherwise prohibited by applicable law, the Company will cause Ms. Winfrey to be nominated as a director of the Company. These amendments will not become operative if the shareholders do not approve the Option Agreement as presented in “Proposal 3—Approval of the Option Agreement with Ms. Oprah Winfrey.” Additionally, pursuant to the Corporate Agreement the Company entered into with Artal in November 2001, which was amended in July 2005, the Company agreed that so long as Artal beneficially owns 3% or more of its then outstanding voting stock, Artal has the right to nominate a number of directors approximately equal to that percentage multiplied by the number of directors on the Board of Directors. This right to nominate directors does not restrict Artal from nominating a greater number of directors. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons” for further information on these arrangements.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Audit fees for fiscal 2019 and fiscal 2018 were for professional services rendered by PricewaterhouseCoopers in connection with its (i) integrated audits of our consolidated financial statements and internal control over financial reporting as of and for fiscal 2019 and fiscal 2018, including statutory audits of the financial statements of our subsidiaries, (ii) reviews of our unaudited consolidated interim financial statements as of and for each of the quarterly interim periods within fiscal 2019 and fiscal 2018 and (iii)  reviews of documents filed with the SEC.

Audit-Related Fees

Audit-related fees were for assurance and related services rendered by PricewaterhouseCoopers that were reasonably related to the performance of the audit or the review of our financial statements and not included in audit fees. Such fees for fiscal 2019 and fiscal 2018 were related to the issuance of various special reports, including statutory reports.

Tax Fees

Tax fees for fiscal 2019 and fiscal 2018 were for services rendered by PricewaterhouseCoopers primarily related to tax compliance and various special projects (including advice on tax examinations).

All Other Fees

All other fees for fiscal 2019 and fiscal 2018 were for services rendered by PricewaterhouseCoopers primarily related to cybersecurity risk assessments, assistance with statutory account filings and other miscellaneous professional services.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy for Audit and Non-Audit Services provides for pre-approval of audit, audit-related, tax and other services specifically described in appendices to the policy. Such services are pre-approved up to a specified fee limit and for a term of 12 months from the date of pre-approval, unless the Audit Committee provides for a different period. All other permitted services, as well as proposed services exceeding the pre-approved fee limit, must be separately pre-approved by the Audit Committee. Requests for services that require the specific approval by the Audit Committee must be submitted to the Audit Committee by both our independent registered public accounting firm and our Chief Financial Officer and/or SVP Corporate Controller, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee delegated specific pre-approval authority to its chairperson, provided that the estimated fee for any such proposed pre-approved service does not exceed $100,000 in the aggregate. Pursuant to this delegation, the chairperson must report any pre-approval decision to the Audit Committee at its next scheduled meeting.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers for fiscal 2019 and fiscal 2018:

	Fiscal 2019	Fiscal 2018
Audit Fees	$2,890,800	$3,573,062
Audit-Related Fees	2,906	37,022
Tax Fees	223,254	1,045,191
All Other Fees	99,021	239,361

Total Fees	$3,215,981	$4,894,636

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for fiscal 2019.

The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors. Our Board of Directors has determined that each current member of the Audit Committee, Denis F. Kelly, Steven M. Altschuler and Tracey D. Brown, is an “independent” director based on Rule 10A-3 of the Exchange Act, the listing standards of Nasdaq, and our Corporate Governance Guidelines, and that Mr. Kelly is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers, the Company’s independent registered public accounting firm for fiscal 2019, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with accounting principles generally accepted in the United States of America and regulations of the SEC. The Audit Committee also has held discussions with management and PricewaterhouseCoopers regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management. The Audit Committee has pre-approved all fiscal 2019 audit and permissible non-audit services and the fees associated with those services. Further, the Audit Committee has discussed with PricewaterhouseCoopers the overall scope and plans for the audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2019.

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent registered public accounting firm for fiscal 2020, and the Board of Directors has approved submitting such selection to the shareholders for ratification.

This report is being provided by the following independent directors who constituted the Audit Committee as of March 4, 2020, the date of the approval of this report by the Audit Committee.

Respectfully submitted,

Audit Committee

Denis F. Kelly, Chair

Steven M. Altschuler

Tracey D. Brown

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2019 and included in this Proxy Statement.

Respectfully submitted,

Compensation and Benefits Committee

Raymond Debbane, Chair

Steven M. Altschuler

Christopher J. Sobecki

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion explains the Company’s executive compensation program with respect to fiscal 2019 as it relates to the following “named executive officers”:

Mindy Grossman	President and Chief Executive Officer
Nicholas P. Hotchkin(1)	Chief Financial Officer, Operating Officer, North America and President, Emerging Markets
Stacey Mowbray(2)	Former President, North America
Corinne Pollier(-Bousquet)	President, International
Michael F. Colosi	General Counsel and Secretary

(1)	Mr. Hotchkin began serving as the Company’s Operating Officer, North America on March 8, 2019, in addition to his serving as the Company’s Chief Financial Officer and President, Emerging Markets.
(2)	Ms. Mowbray ceased serving as the Company’s President, North America on March 8, 2019 and left the Company on March 22, 2019.

This discussion has three sections. In the first section, we discuss our approach to executive compensation, including our philosophy, objectives and general principles as they relate to the named executive officers. In the second section, we discuss specific practices as they relate to the five elements of our executive compensation program. In the third section, we provide analysis of decisions regarding compensation for the named executive officers with respect to fiscal 2019.

The Compensation Committee considered the voting results of the advisory, non-binding “say-on-pay” vote at our 2019 Annual Meeting in connection with the discharge of its responsibilities. Our shareholders expressed their support of our named executive officer compensation with a majority of the votes cast voting to approve the compensation of our named executive officers described in our 2019 proxy statement. The majority vote reflected continued support of our executive compensation program and was an increase in the level of support from the prior year’s advisory vote. The Compensation Committee considered this outcome, as it does every year, and asked management to continue its efforts to seek additional shareholder input. The Company’s Vice President, Investor Relations and its General Counsel and Secretary subsequently engaged in discussions with certain institutional investors. These investors expressed appreciation for our outreach efforts. The topics discussed included, among other things, our compensation philosophy, pay for performance, the institutional investors’ overall views regarding prudent corporate governance, including board and executive team composition, executive compensation, risk and strategy oversight, and governance structure. Following the Compensation Committee’s review and consideration of this shareholder support, as well as the other factors discussed in more detail in “—Determination of Executive Compensation”, the Compensation Committee determined to make no changes to its approach to executive compensation except as discussed further in this “Compensation Discussion and Analysis”. We understand the importance of shareholder outreach. The Company expects to do additional shareholder outreach in fiscal 2020.

Executive Compensation Approach

Our Philosophy, Objectives and Principles

The Company’s executive compensation philosophy is to attract, motivate and retain exceptionally talented executives who are passionate about the Company’s mission to inspire people to adopt healthy habits for real life and to deliver wellness for all. In furtherance of this philosophy, our executive compensation program is designed to achieve the following key objectives:

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Attract, Motivate and Retain Exceptional Talent. Ensure that executive compensation serves to attract, motivate and retain exceptionally talented executives critical to our near- and long-term success.

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Pay for Performance. Align executive compensation with performance measures that ensure a strong connection between executive compensation and both (i) Company and individual performance on near- and long-term strategic and financial goals and (ii) creation of shareholder value.

The following principles guide us in developing executive compensation programs and setting total compensation levels for executives:

•	Compensation levels should be closely tied to the performance and success of the Company as well as the executive’s contribution to the Company’s performance and success.

•	Compensation programs should offer an opportunity for greater compensation for exceptional and superior performance, balanced by the risk of lower compensation when performance is less successful.

•	While incentivizing strong Company performance and success, compensation programs should not encourage excessive risk taking.

•

The mix and level of compensation for an executive should reflect the importance of the executive to the Company, competition for that executive’s talent, and relative levels of compensation for other executives at the Company.

Elements of Executive Compensation

In furtherance of our compensation philosophy and in order to achieve the key objectives listed above, for the Company’s executive compensation program in fiscal 2019, we used the following compensation elements:

•	Base salary;

•	Cash bonuses such as an annual, performance-based cash bonus;

•	Long-term equity incentive compensation such as restricted stock units (“RSUs”) and performance-based stock units (“PSUs”, together with RSUs, “Stock Units”);

•	Retirement and deferred compensation plans, and agreements defining when termination payments and other benefits are payable upon a change of control of the Company or otherwise; and

•	Benefits and perquisites.

These elements combine to promote the Company’s compensation philosophy and achieve the Company’s compensation objectives as described above. Base salary, retirement and deferred compensation plans, change of control and other termination payments and benefits, and perquisites and other benefits provide a basic level of compensation that helps attract, motivate and retain exceptionally talented executives. Increases in base salary and annual, performance-based cash bonuses reward achievement of annual goals and progress towards multi-year goals important to the Company’s near- and long-term financial and strategic success. Equity-based incentive compensation aligns an executive’s compensation directly with the creation of shareholder value by rewarding performance and the achievement of both long- and short-term goals important to the Company’s strategic objectives and serves as a form of compensation to attract, motivate, and help retain the executive over time.

For senior executives, including the named executive officers, the Company believes that variable compensation such as equity-based and performance-based compensation should be a higher percentage of total compensation than for less senior executives. We feel that this type of compensation relates most directly to the achievement of business, strategic and financial objectives and goals and to building shareholder value, and the performance of senior executives has a strong and direct impact on achieving these objectives and goals and building shareholder value.

In making decisions with respect to any element of an executive’s compensation, the Company considers the total current compensation that may be awarded to the executive, including base salary, annual, performance-based cash bonus, and long-term equity incentive compensation. The Company’s goal is to award compensation that is reasonable in relation to the Company’s compensation philosophy and objectives when all elements of potential compensation are considered.

Competitive Considerations

The Company is a unique, global organization that operates and recruits across diverse markets and types of business lines and necessarily must make each compensation decision in the context of the particular situation, including the characteristics of the executive’s specific role, responsibilities, qualifications and experience. The Company takes into account general information about the competitive market for talent, but because of the uniqueness and mix of business in which the Company is engaged, the Company believes that strict benchmarking against a select group of companies does not provide a meaningful basis for establishing compensation. Therefore, the Company does not attempt to maintain a specific target percentile with respect to a specific list of peer or benchmark companies in determining compensation for senior executives, including named executive officers. However, the Company does periodically review information regarding compensation trends and levels from a variety of sources in order to obtain a general understanding of current compensation practices. These sources vary depending on the position as well as geography. These sources include broad public company indexes and resources and market data provided by third parties.

Policy Regarding Executive Common Stock Ownership

The Company has no formal policy regarding Common Stock ownership or retention by the Company’s senior executives, including the named executive officers. However, the Company encourages senior executives to retain ownership of a portion of the equity-based incentive compensation that they have been awarded. The Company encourages this equity retention so that our senior executives’ interests are more closely aligned with the interests of our shareholders.

Policy Regarding Hedging

Pursuant to the Company’s Amended and Restated Securities Trading Policy, all Company employees (including officers) and directors may not engage in any hedging or monetization transactions with respect to Company securities, including, but not limited to, through the use of financial instruments that are designed to hedge or offset any decrease in the market value of equity securities granted as compensation or held directly or indirectly, such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments. Short-term investment activity in Company securities, such as trading in or writing options, arbitrage trading or “day trading,” is also prohibited. In addition, employees and directors may not take “short” positions in Company securities.

Determination of Executive Compensation

Roles and Responsibilities

The Compensation Committee determines the compensation for each of the named executive officers. All three current Compensation Committee members are non-employee directors of the Company. Mr. Amouyal, who ceased his service as a member of the Compensation Committee effective February 26, 2019, was also a non-employee director of the Company. From time to time during the fiscal year, the Compensation Committee reviews the base salary, cash bonuses, equity-based incentive compensation and other material benefits, direct and indirect, of the named executive officers.

The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions with regard to her compensation. At the Compensation Committee’s request, the Chief Executive

Officer reviews the performance of the other named executive officers. Typically, no other senior executive, except the Company’s principal human resources executive, has any regular input into executive compensation decisions. The Compensation Committee gives consideration, when determining appropriate executive compensation, to the named executive officer’s impact on the Company’s results, scope of responsibility, past accomplishments and prior experience, data on prevailing compensation levels and other similar factors. The Compensation Committee also gives considerable weight to the Chief Executive Officer’s evaluation of the other named executive officers because of her direct knowledge of each executive’s performance, responsibilities and contributions. For each named executive officer, the Compensation Committee determines each component of compensation based on its assessment of the executive’s achievement of his or her individual performance goals and objectives, as applicable, as well as the Company’s overall achievement of its goals and objectives.

From time to time, the Compensation Committee has engaged outside consulting firms to review aspects of the executive compensation program for the Company’s executives. The Compensation Committee periodically seeks input from outside consulting firms on a range of external market factors, including evolving compensation trends, market data and pay program design. For example, in September 2019, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent compensation consultant and this engagement continues in fiscal 2020. Compensation consultants are engaged directly by the Compensation Committee, although these consultants may periodically interact with management to gather relevant data, to implement compensation plans and programs, and to assist in the preparation of the Company’s proxy statement and other public filings. The Compensation Committee reviews the independence status of any such compensation consultant and has determined that the work provided by FW Cook has not raised any conflicts of interest. The Compensation Committee has sole authority to hire compensation consultants, determine the nature and scope of and the compensation for their services, evaluate their performance, and terminate their services. Compensation consultants do not determine the amount or form of executive and director compensation; their role is limited to providing data and advice to the Compensation Committee for its consideration and attending Compensation Committee meetings as requested. The Compensation Committee may consider these inputs, observations and advice from compensation consultants as one factor in making decisions with respect to compensation matters along with information and analyses it receives from management and its own judgment and experience.

Ms. Grossman is employed by the Company pursuant to an employment agreement she entered into with the Company on April 21, 2017 (the “Grossman Employment Agreement”). In accordance with local practice in France, Ms. Pollier is also employed by the Company pursuant to an employment agreement. Ms. Mowbray was employed by the Company pursuant to an employment agreement in accordance with local practice in Canada. None of the other named executive officers has an employment agreement with the Company.

Base Salary

The objective of base salary is to provide fixed compensation to an executive that reflects his or her job responsibilities and performance. Base salary is determined for the named executive officers by the Compensation Committee based on its subjective evaluation of a variety of factors, including the executive’s position, level and scope of responsibility, prior experience and past accomplishments. In addition, the Compensation Committee reviews data on prevailing compensation levels to obtain a general understanding of current base salary practices.

Base salary levels are reviewed and approved by the Compensation Committee annually, typically in the first fiscal quarter, as part of the Company’s performance review process as well as upon a hiring, promotion or other change in job responsibilities. Base salary levels are based on the Compensation Committee’s evaluation of the individual’s strengths, performance, development and expected future contributions with respect to the Company’s goals and objectives, including those related to strategic initiatives, relevant to the individual’s compensation, as well as the Company’s overall financial performance and other general economic factors in the marketplace such as inflation. In addition, the Compensation Committee compares the base salaries of the named executive officers to ensure internal equity.

Cash Bonuses

Annual, Performance-Based Cash Bonus

The Company’s executive compensation program provides for a variable cash bonus that is linked to annual performance. The objective of this compensation element is to compensate executives annually based on the achievement of specific individual and Company annual performance objectives, as applicable.

Each named executive officer’s annual cash bonus is determined as a percentage of the executive’s base salary. As with base salary, the Compensation Committee determines each named executive officer’s annual target bonus percentage based on its subjective evaluation of a variety of factors, including the executive’s position, level, scope of responsibility and expected future contributions, and review of competitive conditions and data on prevailing compensation practices and levels. From time to time, the Compensation Committee reviews executives’ annual target bonus percentages and may make adjustments based on the Compensation Committee’s evaluation of an executive’s strengths, development and expected future contributions, changes in the executive’s responsibilities, and internal pay equity, as well as its review of data on prevailing compensation practices and levels.

In most years, the annual target bonus percentage for each named executive officer may be over- or under-achieved based on a combination of the achievement of the Company’s financial performance goals in the fiscal year and the named executive officer’s performance during the fiscal year against his or her individual performance goals, except in the case of the Company’s Chief Executive Officer and Chief Financial Officer, whose annual, performance-based cash bonuses are based solely on the achievement of the Company’s financial performance goals in the fiscal year. In fiscal 2019, the Company weighted its financial performance goals as follows: (i) 33.3% with respect to revenue trends in the first quarter of fiscal 2019 and (ii) 66.7% with respect to operating income objectives for fiscal 2019.

In fiscal 2019, for Ms. Grossman and Mr. Hotchkin, the overall financial performance of the Company for the fiscal year according to the weighting detailed above determined 100% of her and his annual, performance-based cash bonus. In fiscal 2019, for Ms. Pollier, 75% of her annual, performance-based cash bonus was determined by financial performance according to the weighting detailed above as follows: with respect to both the applicable Q1 Revenue Goals (as defined hereafter) and the applicable OI Goals (as defined hereafter), a combination of the overall financial performance of the Company (50%) and the financial performance of the CE, ANZ and UK businesses (50%). Ms. Pollier’s individual performance determined the remaining 25% of such cash bonus. In fiscal 2019, for Mr. Colosi, the overall financial performance of the Company for the fiscal year according to the weighting detailed above determined 75% of his annual, performance-based cash bonus and his individual performance determined the remaining 25%. Since Ms. Mowbray left the Company in March 2019, she was not eligible to participate in the fiscal 2019 annual, performance-based cash bonus plan.

General Guidelines and Performance Criteria for Annual, Performance-Based Cash Bonuses

In general, for each fiscal year, each executive receives an annual, performance-based cash bonus payment between 0% and 200% of his or her annual target bonus percentage. An executive’s annual, performance-based cash bonus payment is determined and computed based on the financial performance goal ratings applicable to the executive and resulting financial percentage payout amounts for the fiscal year and, except for the Chief Executive Officer and the Chief Financial Officer, the executive’s individual performance rating and resulting individual percentage payout amount for the fiscal year.

The methodology and approach used by the Compensation Committee to determine these financial performance goal and individual performance ratings and related percentage payout amounts are as follows:

Determination of Financial Performance Goal Ratings and Financial Performance Percentage Payouts

The Compensation Committee generally establishes the financial performance goals each year based on the Company’s internal annual operating plan. Historically, the Compensation Committee has generally selected target operating income objectives for financial performance goals. The Compensation Committee selected these operating income performance goals because they are important indicators of the Company’s financial performance during the fiscal year and shareholder value. In keeping with its recent practice of seeking to balance incentives for first quarter revenue growth and full year profitability, the Compensation Committee determined that the 2019 financial performance goals should be based on the following objectives with the specified percentage allocations:

(i) 33.3% with respect to improving the Company’s revenue trends, based on the achievement of certain revenue goals as reflected by target revenues in the first quarter of fiscal 2019 for the Company globally and for specified geographies, as applicable (each, a “Q1 Revenue Goal”); and

(ii) 66.7% with respect to operating income objectives, based on the achievement of certain full year fiscal 2019 operating income goals for the Company globally and for specified geographies, as applicable (each, an “OI Goal”).

Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company against the Company’s financial performance goals by comparing the actual fiscal year results to the pre-determined target objectives. The Compensation Committee believes that the evaluation of the Company’s financial performance goals is best achieved if the actual fiscal year results are adjusted to exclude certain items while the target objectives remain fixed. For the fiscal 2019 financial performance goals, the Compensation Committee reserved the ability to adjust the actual fiscal year results to exclude, if any, the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles and to exercise discretion with respect to (i) in the case of a Q1 Revenue Goal, material matters of managerial or accounting judgment, and (ii) in the case of an OI Goal, matters of accounting judgment, allocation and relative financial performance between business units.

In fiscal 2019, the financial performance goal ratings, and the corresponding financial performance percentage payouts, for the portion of each eligible named executive officer’s annual cash bonus determined by the Company’s achievement of its financial performance goals was determined based on the following scales:

Range of Financial Performance Goal Ratings/Percentage Payouts—Q1 Revenues

Percentage of Target Revenues Achieved during Q1 Fiscal 2019	Q1 Fiscal 2019 Revenue Financial Performance Goal Rating/Percentage Payout*
Less than 95%	0%
95%	50%
100%	100%
104% and greater	200%

Range of Financial Performance Goal Ratings/Percentage Payouts—Full Year Operating Income

Percentage of Target Operating Income Achieved during Fiscal 2019	Fiscal 2019 Operating Income Financial Performance Goal Rating/Percentage Payout*
Less than 90%	0%
90%	33%
100%	100%
105%	150%
110% and greater	200%

*

The financial performance goal rating for a percentage of the target achieved for the fiscal year that fell between target percentages set forth above was calculated on a proportional, sliding scale between the target percentages. For example, if the Company had achieved 95% of its target global operating income for the fiscal year, the global operating income financial performance goal rating and corresponding financial performance percentage payout for the named executive officer would have been 66.67%.

The Compensation Committee establishes the financial performance goals so that the minimum performance level is reasonably likely to be achieved, while the target financial performance goals are more challenging. For example, with respect to the global Q1 Revenue Goal, the revenue target assumed significant revenue growth versus the prior year period and the related percentage payout threshold aligned with such goal for the period. In recent fiscal years, the Company has met, exceeded and not achieved the target financial performance goals.

Determination of Individual Performance Rating and Individual Performance Percentage Payout

All executives, including named executive officers other than the Chief Executive Officer and Chief Financial Officer, have individual performance goals for each fiscal year. Typically, individual performance goals are set by the executive’s manager during each fiscal year and vary depending on the Company’s business and strategic plan and objectives and each executive’s individual responsibilities. The executive’s manager determines after the end of each fiscal year the executive’s individual performance rating for the past year based on the executive’s performance against his or her individual performance goals. The executive’s manager also determines the individual performance percentage payout for the executive based on his or her individual performance rating.

An executive can receive an individual performance percentage payout of between 0% and 200% for the portion of his or her annual cash bonus determined by the executive’s individual performance. Achieving the target individual performance goal for all individual performance objectives would yield an individual performance percentage payout of between 80% and 110% as determined in the discretion of the executive’s manager. An executive is only eligible for an annual, performance-based cash bonus if he or she is awarded by his or her manager an individual performance percentage payout of 25% or more, regardless of whether the Company achieves the threshold financial performance goals for the year. Typically, the Chief Executive Officer initially determines the individual performance percentage payouts for the other eligible named executive officers (other than the Chief Financial Officer whose payout is based solely on the Company’s financial performance percentage payout). These individual performance percentage payout determinations are then reviewed by the Compensation Committee when it approves the eligible named executive officers’ annual, performance-based cash bonuses.

Payout of Annual, Performance-Based Cash Bonus

After the close of a fiscal year, the Compensation Committee determines and approves the amount of the annual, performance-based cash bonus to be paid to each eligible named executive officer. The payout generally occurs in March or April of the fiscal year following the fiscal year to which the annual, performance-based cash bonus relates. There is no provision for the adjustment or recovery of a cash bonus paid to a named executive officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller or larger bonus. However, the annual, performance-based cash bonus is not paid until after the completion of the annual audit of the Company’s financial statements by the Company’s independent registered public accounting firm for the applicable fiscal year.

Other Cash Bonuses

From time to time, in order to attract or retain executive talent, to reward performance outside of the executive’s individual responsibilities or to reward performance of extraordinary responsibilities assumed by the executive, the Compensation Committee may award other cash bonuses to executives.

Long-Term Equity Incentive Compensation

The Compensation Committee may periodically award executives, including the named executive officers, stock options, RSUs, PSUs and/or other equity-based awards. The principal objective of the Company’s long-term equity incentive compensation program is to align compensation for executives over a multi-year period directly with the interests of shareholders of the Company. The Company believes that granting equity-based awards provides executives with a strong financial incentive to maximize shareholder returns over the longer term. The Company also believes that the practice of granting equity-based awards is important in recruiting, retaining and motivating the key talent necessary to ensure the Company’s continued success and, in the case of performance equity-based awards, in aligning compensation with the Company’s long-term strategic goals.

Mix of Equity Incentive Compensation

The Company’s long-term equity incentive compensation has historically taken the form of a mix of non-qualified stock option and RSU awards and more recently a mix of RSU and PSU awards. Stock options and Stock Units incentivize shareholder value creation in slightly different ways. Stock options (which historically have generally only had time-vesting criteria to vest (“Time-Vesting Options”), terminated within ten years from date of grant, and had exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days) reward executives only if the stock price increases in comparison to the exercise price. Thus, stock options directly incentivize creation of shareholder value after the grant date. Stock Units (which vary in value depending on the stock price of our Common Stock prior to vesting) are impacted by all stock price changes, so the value to executives is affected by both increases and decreases in stock price from the market price at the date of grant.

Since fiscal 2016, annual awards have consisted of a mix of RSUs and PSUs in order to further align our long-term equity incentive compensation program with the Company’s long-term strategic goals. For further details on this mix of RSUs and PSUs for the fiscal 2019 annual awards, see “—2019 Executive Compensation Determinations—Long-Term Equity Incentive Compensation—Annual Awards” below. The Compensation Committee continued to believe that an annual award consisting solely of Stock Units was the most appropriate form of long-term equity incentive compensation to award our executives. Although an RSU’s or PSU’s value may increase or decrease with changes in the stock price during the period before vesting, it will continue to have value in the long-term, encouraging retention and achievement of strategic goals, as well as rewarding shareholder value creation. The Compensation Committee may in the future adjust this mix of award types or approve different award types as part of the further development of its long-term equity incentive compensation program.

Types of Awards

Annual Awards. Historically, annual awards consisted of Time-Vesting Options, RSUs or a combination of both. As discussed above, since fiscal 2016, the annual awards consisted of RSUs and PSUs. RSUs granted with respect to annual awards generally have time-vesting criteria (generally vesting over three years) and are not subject to Company performance targets. PSUs granted with respect to annual awards have time-vesting criteria (generally vesting on the third anniversary of the applicable grant date) and performance-vesting criteria. The Company’s historical practice has been to (i) grant the portion of annual awards consisting of RSUs in two equal installments: the first on May 15th of each year and the second on November 15th of each year; provided, however, in the event such date falls on a weekend, the applicable grant is made on the trading day immediately preceding that date and (ii) grant the portion of annual awards consisting of PSUs in one installment on the same date that the first installment of the RSU annual awards is granted. With respect to the fiscal 2017 annual award, the Company granted the RSUs in two installments on May 15, 2017 (except in the case of Ms. Grossman’s award, the first installment of which was granted on July 5, 2017, her employment commencement date, and vested one-third on each of May 15, 2018 and May 15, 2019 and will vest one-third on May 15, 2020) and November 15, 2017 consistent with its historical practice and granted the PSUs in one installment on May 15,

2017 (except in the case of Ms. Grossman’s award, which one-time installment was granted on July 5, 2017 and, with respect to its time-vesting criteria, will vest on May 15, 2020). With respect to the fiscal 2018 annual award, consistent with its historical practice, the Company granted the RSUs in two installments on May 15, 2018 and November 15, 2018 and granted the PSUs in one installment on May 15, 2018. However, with respect to the fiscal 2019 annual award, the Company granted both the RSUs and PSUs in one installment on April 15, 2019 and such RSUs will vest one-sixth on each of April 15th and October 15th of 2020, 2021 and 2022. Historically, stock options granted with respect to annual awards have exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days as well as three-year cliff vesting, and are not subject to Company performance targets. Annual awards constituting stock options generally terminate on the tenth anniversary of their grant date. See “—Annual Equity Grant Procedures” for additional details on annual awards.

Hiring Awards. Historically, hiring awards consisted of Time-Vesting Options, RSUs or a combination of both. Hiring awards for newly-hired named executive officers, if granted, were granted promptly following their hire with their first day of employment coinciding with the grant date of the award. Stock options granted with respect to hiring awards generally have exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days. Generally, these stock options and RSUs vest proportionately and become exercisable in annual increments over a three- to five-year period. In addition, from time to time, hiring awards for newly-hired senior executives are structured such that the stock options and/or RSUs awarded are granted in two equal installments with grant dates that align with the grant dates of the annual awards made in the fiscal year of hire. In such cases, when a newly-hired senior executive commences employment after May 15th, the grant date of the first installment has typically been the first day of employment or the 15th day of the calendar month following the first day of employment. These hiring awards that are aligned with annual awards generally vest proportionately and become exercisable in annual increments over a three- to five-year period and/or have three-year cliff vesting. The Compensation Committee may establish separate vesting and exercisability for each installment. Hiring awards constituting stock options generally terminate on the tenth anniversary of their grant date.

Ms. Grossman’s hiring award in fiscal 2017 consisted of a combination of Time-Vesting Options and RSUs which were all granted in one installment on her first day of employment, July 5, 2017. These options and RSUs vest proportionately per year over four years on each anniversary of the grant date. The exercise prices for these options were not established per the Company’s historical practice but were fixed prices agreed upon by the Compensation Committee in connection with the negotiation of the Grossman Employment Agreement to incentivize performance and creation of shareholder value. Additionally, unlike the Company’s historical practice, these options terminate on the seventh anniversary of their grant date.

Special Awards. From time to time, special awards may be made to certain named executive officers in connection with a promotion, change in or assumption of new job responsibilities or other special circumstance. Historically, such special awards consisted of stock options, RSUs, PSUs or a combination thereof. With respect to stock options and RSUs granted, vesting and exercise prices are established at the time the Compensation Committee grants special awards. These special awards of stock options and RSUs generally have time-based vesting criteria in the form of annual increments over three to five years and any such stock option awards terminate on the tenth anniversary of their grant date. With respect to special awards of PSUs, the vesting criteria is typically the same as those PSUs granted as an annual award in that same year.

Annual Equity Grant Procedures

The Compensation Committee administers our stock plans. In fiscal 2019, pursuant to its equity grant procedures, the Compensation Committee based annual awards on an aggregate dollar value based on a percentage of an executive’s base salary which would then be converted into a number of RSUs and/or PSUs as described below. Pursuant to its equity grant procedures, for awards that are a mix of stock options, RSUs and/or PSUs, the aggregate dollar value is typically divided between the forms of equity based on percentage amounts approved by the Compensation Committee.

Historically, annual awards generally would be granted (i) with respect to RSUs, in two equal installments and (ii) with respect to PSUs, in one installment. Historically, the first installment of an annual award consisting of RSUs and/or PSUs is generally granted on May 15th of each year (except in the case of a new employee who is granted the right to participate in the annual award program in his or her year of hire and whose employment start date is after May 15th, in which case the first installment is granted on the 15th day of the calendar month following such start date) and the second installment of an annual award consisting of RSUs is generally granted on November 15th of each year; provided, however, in the event such grant date falls on a weekend, the applicable grant is made on the trading day immediately preceding that date. To provide for these two grant dates for annual awards, and any hiring award or special award that contemplates two or more grant dates, the aggregate dollar amounts allocated to stock options, RSUs and/or PSUs, as applicable, is divided evenly by the applicable number of grant dates and the resulting dollar amounts are then converted into stock options, RSUs and/or PSUs per grant date as described below. With respect to the fiscal 2017 annual award and consistent with historical practice, the Company granted the RSUs in two installments on May 15, 2017 (except in the case of Ms. Grossman’s award, the first installment of which was granted on July 5, 2017, her employment commencement date) and November 15, 2017 and granted the PSUs in one installment on May 15, 2017 (except in the case of Ms. Grossman’s award, which one-time installment was granted on July 5, 2017). With respect to the fiscal 2018 annual award and consistent with historical practice, the Company granted the RSUs in two installments on May 15, 2018 and November 15, 2018 and granted the PSUs in one installment on May 15, 2018. In the case of the annual awards for the named executive officers in fiscal 2019, the Compensation Committee determined to grant annual awards, both RSUs and PSUs, in one installment on April 15, 2019 and to have the RSUs vest one-sixth on each of April 15th and October 15th of 2020, 2021 and 2022 to balance vesting dates throughout the year to improve employee retention.

Generally, when converting the aggregate dollar value for an annual award into a number of RSUs, PSUs or Time-Vesting Options, as applicable, the number of RSUs and PSUs granted has been determined based on the closing price of our Common Stock one week before the applicable grant date and the number of Time-Vesting Options granted has been determined based on the Black-Scholes value of an option with respect to our Common Stock one week before the applicable grant date.

Time-Vesting Options granted as an annual award have historically been generally granted at an exercise price determined by calculating the average of the closing price of our Common Stock on the grant date and the four previous trading days. In certain circumstances, these calculations may result in an exercise price in excess of or less than the closing price of our Common Stock on the grant date.

All equity awards granted to named executive officers require the approval of the Compensation Committee or the Board of Directors.

Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements

The objectives of the Company’s retirement and deferred compensation plans and other retirement arrangements are to help provide financial security into retirement, reward and motivate tenure, and retain talent in a competitive market. In addition, the objective of the Company’s termination payments to senior executives is to help attract talent in a competitive market and, in the event of payments upon a change of control, is to motivate certain executives to remain with the Company despite the uncertainty that may arise in the context of change of control situations.

Savings Plans

We sponsor a savings plan for salaried and certain hourly U.S. employees, including our U.S. named executive officers. The savings plan is a tax-qualified 401(k) retirement savings plan pursuant to which participants are able to contribute, on a pre-tax basis, up to the lesser of 50% of their eligible earnings and the limit prescribed by the Internal Revenue Service. To encourage a higher level of contribution by participants, in fiscal 2019, the Company matched 50 cents on each dollar of the participant’s tax deferred contributions up to 6% of the participant’s eligible earnings. All participant contributions to the savings plan are fully vested upon contribution. All matching contributions by the Company become vested on the date on which the participant’s aggregate service to the Company totals three years. Matching contributions also fully vest immediately upon the participant reaching the age of 65, becoming permanently disabled or dying, or being terminated by the Company without “cause”.

We also provide a Group Registered Retirement Savings Plan for eligible, full-time Canadian employees, in which Ms. Mowbray participated. Contributions to this plan by participating employees are tax deductible. The Canada Revenue Agency imposes a limit on the aggregate annual contribution that an employee can make, and his or her employer and any third party can make for the employee’s benefit, to the plan during a tax year. For the 2019 tax year, this annual limit was $20,257(1). Generally, the Company matches an employee’s contributions up to 5% of the employee’s annual eligible earnings. In fiscal 2019, pursuant to the terms of her employment agreement and prior to her departure from the Company, the Company made biweekly flat rate contributions to the plan for Ms. Mowbray’s benefit of $4,983(2) in the aggregate. All Company and employee contributions to this plan are fully vested upon contribution.

(1)	CA$26,500 converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $0.7644), the last business day of fiscal 2019.
(2)	CA$6,625 converted into U.S. dollars using the average monthly exchange rate applicable to the month during which the contribution was made, such rates ranging from $0.7479 to $0.7566.

Executive Profit Sharing Plan

We have also established a non-qualified executive profit sharing plan for U.S. highly compensated employees, including the U.S. named executive officers. The executive profit sharing plan provides for a guaranteed monthly Company contribution for each participant based on the participant’s age and the participant’s eligible earnings. In addition, the executive profit sharing plan provides for supplemental Company contributions to be made at the discretion of the Company under certain circumstances which the Company has not made in recent years. The Company also credits each participant’s executive profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in The Wall Street Journal, compounded as of the end of each fiscal month, subject to a cap of 15%.

The following table sets forth the guaranteed monthly contribution amounts based on selected ages of a participant:

Age of Participant	Guaranteed Monthly Contribution of Participant’s Eligible Earnings
35-39	2.50%
40-44	3.50%
45-49	4.50%
50-54	5.50%
55-59	6.00%
60 and Over	6.50%

Contributions to a participant’s executive profit sharing account are fully vested upon the date on which the participant’s aggregate service to the Company totals three years. Contributions also generally fully vest immediately upon the participant reaching the age of 65, becoming permanently disabled or dying, or being terminated by the Company without “cause”. Generally, the vested contributions to a participant’s executive profit sharing account are paid to the participant, or his or her beneficiary or legal representative, as the case may be, following the participant’s termination of employment with the Company other than termination by the Company for “cause” in which case all benefits are forfeited by the participant. The timing of any such distribution following termination is subject to the terms of the executive profit sharing plan. The executive profit sharing plan also provides for certain early payments from a participant’s executive profit sharing account in limited hardship situations subject to the terms of the plan.

Termination Payments upon a Change of Control

The Company has determined that it is in the best interests of its shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties, without personal distraction or conflict of interest in circumstances that could arise in connection with any change of control of the Company. Therefore, the Company has entered into continuity agreements with our named executive officers and certain other senior executives which provide for certain severance payments and provision of benefits upon a termination in connection with a change in control or, in the case of the named executive officers (other than Ms. Grossman) and such other executives, upon a termination for long-term disability, retirement or death. For a more fulsome discussion of these benefits, see “Potential Payments upon Termination, Retirement or Change of Control—Payments Made Upon a Change of Control—Continuity Agreements”.

Other Retirement, Retention or Severance Arrangements

The Company has no formal policy regarding retirement or retention arrangements. From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature or circumstances surrounding the hiring, promotion, retention or departure of an individual, or upon review of the transition and skill needs of the Company, competitive conditions and/or the relationship of a senior executive’s compensation to the compensation of other senior executives of the Company, enters into retirement, retention and/or severance arrangements with certain senior executives, including certain named executive officers. For example, in connection with Ms. Mowbray’s departure from the Company on March 22, 2019, the Company and Ms. Mowbray entered into a separation Agreement, dated May 30, 2019 (the “Separation Agreement”). See “Potential Payments Upon Termination, Retirement or Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for details regarding Ms. Mowbray’s arrangements with respect to her departure under the Separation Agreement. Additionally, the Company is subject to certain statutory and, in some cases, common law requirements of the countries in which it operates that may give rise to certain benefits for its senior executives upon retirement, termination or other events. For additional details on these arrangements with and requirements with respect to the named executive officers, see “Potential Payments Upon Termination, Retirement or Change of Control”.

Benefits and Perquisites

The Company provides benefits to its full-time employees including health care coverage, life and disability insurance protection, reimbursement for educational expenses, a wellness-related allowance and access to favorably-priced group insurance coverage. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, death or disability, to encourage ongoing education in job-related areas, to promote the wellness of its employees and to allow employees to take advantage of reduced insurance rates available for group policies. In addition to the benefits provided to full-time employees generally, the Company provides named executive officers with certain perquisites that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites may include, as applicable, cost of living, housing, car and/or transportation allowances and reimbursement of costs associated with relocation, dependents’ education, temporary living arrangements, home leave travel and mobile devices (which are permitted to be used for personal matters) as well as tax gross-up payments with respect to such allowances and reimbursements and tax equalization in connection with certain assignments. The Compensation Committee periodically reviews the levels of benefits and perquisites provided to named executive officers.

Tax and Accounting Implications

Excess Parachute Payment Excise Taxes

Under the terms of a continuity agreement (other than Ms. Grossman’s continuity agreement) (i) if it is determined that certain payments and benefits provided under the agreement and under any other plan or arrangement with the Company and its affiliates in the aggregate would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the “280G excise tax”), or to any similar tax, and the aggregate value of the parachute payment exceeds a certain threshold amount calculated under the Internal Revenue Code by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment. Under the terms of Ms. Grossman’s continuity agreement (i) if it is determined that the parachute payments would be subject to the 280G excise tax and the net after tax amount of such parachute payments (after the payment of all taxes) is less than the net after-tax amount of the parachute payments reduced to the maximum amount payable such that none of the parachute payments would be subject to the 280G excise tax (the “reduced amount”), then the aggregate amount of such parachute payments to Ms. Grossman shall be reduced to such reduced amount and (ii) if it is determined that the net after tax amount of the full payment of such parachute payments is greater than the net after tax amount of the reduced amount, Ms. Grossman shall receive the aggregate parachute payments; provided that Ms. Grossman shall not be entitled to receive an additional tax gross-up payment.

Internal Revenue Code Section 409A

If, under the continuity agreements or our stock plans, any payments or benefits that the Company would be required to provide under the continuity agreements or any of our stock plans cannot be provided in the manner contemplated in the continuity agreements or under the applicable plan without subjecting the executive to income tax under Section 409A of the Internal Revenue Code, the Company shall provide such intended payments or benefits to the executive in an alternative manner that conveys an equivalent economic benefit to the executive without materially increasing the aggregate cost to the Company.

The Section 162(m) of the Internal Revenue Code $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to a public corporation for compensation over $1.0 million paid in any fiscal year to a company’s chief executive officer or other named executive officers (excluding the company’s principal financial officer, in the case of tax years preceding 2018). However, in the case of tax years preceding 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exception for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). For the Company’s fiscal years prior to 2018, its shareholder approved incentive plans were structured to provide that certain awards could be made in a manner to qualify for the performance-based compensation exemption and the Compensation Committee generally sought to structure performance-based compensation for our named executive officers in a manner that complied with the corresponding Section 162(m) exemption. The Compensation Committee expects in the future to authorize compensation in excess of $1.0 million to named executive officers that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and its shareholders.

Accounting Considerations

The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, Topic 718, Compensation—Stock Compensation. The Compensation Committee believes, however, that the many advantages of equity-based compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

2019 Executive Compensation Determinations

The following is a discussion of the specific factors considered in determining base salary, cash bonuses and other payments and long-term equity incentive compensation for fiscal 2019 as well as other compensation matters for the named executive officers.

Base Salary

The table below identifies actions, if any, taken during fiscal 2019 with respect to the base salaries of the named executive officers. No action was taken during fiscal 2019 with respect to the base salary of Mses. Grossman and Mowbray.

Named Executive Officer	2019 Base Salary and Action(s) (if any)
Mindy Grossman	$1,200,000
Nicholas P. Hotchkin	Increase in annual base salary from $618,754 to $649,691 effective March 24, 2019
Stacey Mowbray(1)	$470,721 (CA$615,805)(2)
Corinne Pollier(-Bousquet)	Increase in annual base salary from $434,081 (€388,405) to $447,104 (€400,057) effective April 1, 2019(3)
Michael F. Colosi	Increase in annual base salary from $466,551 to $480,548 effective March 24, 2019

(1)	Ms. Mowbray left the Company on March 22, 2019.
(2)	Amount shown in Canadian dollars was converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $0.7644).
(3)	Amounts shown in euros were converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).

The Compensation Committee decided to increase the base salary of Messrs. Hotchkin and Colosi and Ms. Pollier effective on or about March 24, 2019. In determining each such named executive officer’s increased base salary, the Compensation Committee reviewed his or her past performance of his or her job responsibilities and contributions made to the Company, competitive conditions and the relationship of his or her compensation to the compensation of other senior executives at the Company and determined that the increase in base salary was appropriate to reward performance, ensure retention and motivate performance against the Company’s strategic initiatives.

Cash Bonuses and Payments

Annual, Performance-Based Cash Bonus

Annual Target Bonus Percentages

No actions were taken during fiscal 2019 with respect to the annual target bonus percentages of the named executive officers.

Annual, Performance-Based Cash Bonus Fiscal 2019 Plan

For fiscal 2019, the actual annual, performance-based cash bonus for each eligible named executive officer was determined using the guidelines and performance criteria generally applicable to all executives of the Company. Ms. Mowbray was not eligible to receive an annual, performance-based cash bonus with respect to fiscal 2019, given her departure from the Company on March 22, 2019. The determination of the Company’s financial performance bonus component was based on the following objectives with the specified percentage allocations: (i) 33.3% with respect to improving the Company’s revenue trends, based on the achievement of certain revenue goals for the first quarter of fiscal 2019 for the Company globally and for specified geographies; and (ii) 66.7% with respect to operating income objectives, based on the achievement of certain full year fiscal 2019 operating income goals for the Company globally and for specified geographies. The Q1 Revenue Goals were determined in December 2018 and the fiscal 2019 OI Goals were determined in March 2019 by the Compensation Committee. The Compensation Committee adjusted the reported operating income of the Company for fiscal 2019 by $4.6 million to exclude the impact of the charges associated with the Company’s previously disclosed organizational realignment. Such adjusted operating income of the Company for fiscal 2019 was $292.6 million. This adjustment impacted the Company’s performance against its global OI Goal. In addition, based on the Company’s failure to achieve its Q1 Revenue Goals, which were set in December 2018, the Compensation Committee determined in the first quarter of fiscal 2019 that the aggregate financial performance goal ratings and corresponding aggregate financial performance percentage payouts with respect to fiscal 2019 for certain executives of the Company, including the named executive officers, would be no greater than 100%.

The Company’s global Q1 Revenue Goal and CE, ANZ and UK Q1 Revenue Goal for annual, performance-based cash bonuses paid to executives generally was equal to $438.9 million and $134.7 million, respectively. Based on the Q1 Revenue Goals and actual results, the Company achieved a financial performance percentage payout of 0% with respect to each such financial performance goal.

The Company’s global OI Goal and CE, ANZ and UK OI Goal for annual, performance-based cash bonuses paid to executives generally was equal to $282.4 million and $89.1 million, respectively. Based on the OI Goals and actual (in the case of global, as adjusted) results, the Company achieved the following financial performance percentage payouts with respect to this financial performance goal: global, 136.0% (45.3% weighted) and CE, ANZ and UK, 200.0% (66.7% weighted).

The following table shows the annual target bonus percentage and the overall bonus percentage payout for, and the related actual bonus paid to, each of the eligible named executive officers for fiscal 2019:

Named Executive Officer	Target Bonus Percentage (as a % of Fiscal Year Base Salary)	Overall Bonus Percentage Payout(1)(2)	Actual Performance- Based Cash Bonus		Actual Performance- Based Bonus (as a % of 2019 Base Salary(3))
Mindy Grossman	150%	91%	$1,632,816		136%
Nicholas P. Hotchkin	85%	91%	$500,946		77%
Stacey Mowbray(4)	—	—	—		—
Corinne Pollier(-Bousquet)	60%	100%	$260,581	(5)	60%
Michael F. Colosi	60%	93%	$268,146		56%

(1)

Other than with respect to Ms. Grossman and Mr. Hotchkin, bonus percentage payouts were determined by a combination of the applicable financial performance percentage payout and individual performance percentage payout.

(2)

The Compensation Committee determined that the named executive officers’ aggregate financial performance goal ratings and corresponding aggregate financial performance percentage payouts with respect to fiscal 2019 could be no greater than 100%. Based on performance, this cap only impacted Ms. Pollier’s overall bonus percentage payout.

(3)	Base salary amounts of the named executive officers as of fiscal 2019 year end. See “—Base Salary” above for applicable amounts.
(4)	Given Ms. Mowbray’s departure from the Company on March 22, 2019, she was not eligible to receive an annual, performance-based cash bonus with respect to fiscal 2019.

(5)

Amount shown was paid in euros and converted to U.S. dollars using the applicable exchange rate on February 24, 2020 (i.e., $1.0856), the date on which Ms. Pollier’s annual, performance-based cash bonus was approved.

Other Cash Payments

In recognition of Mr. Hotchkin’s service as Operating Officer, North America, the Compensation Committee determined that it was appropriate to grant Mr. Hotchkin an additional discretionary cash bonus of $126,321. This cash bonus was paid in March 2020 at the same time as Mr. Hotchkin’s fiscal 2019 annual, performance-based cash bonus. In connection with Ms. Mowbray’s departure from the Company, and pursuant to her Separation Agreement, Ms. Mowbray received $478,397(1) in the aggregate of salary continuation payments and a $470,257(2) lump sum cash payment. See “Potential Payments Upon Termination, Retirement or Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for details regarding Ms. Mowbray’s arrangements with respect to her departure, including certain payments required by Canadian common law.

(1)

CA$464,289 converted to U.S. dollars using the average monthly exchange rate applicable to the month during which salary continuation was earned, such rates ranging from $0.7428 to $0.7628, except for a salary continuation payment of CA$168,193, which was converted to U.S. dollars using the exchange rate on June 19, 2019 (i.e., $0.7529), the date of payment.

(2)	CA$615,600 converted to U.S. dollars using the exchange rate on June 28, 2019 (i.e., $0.7639), the date of payment.

Long-Term Equity Incentive Compensation

Annual Awards

In fiscal 2019, the Compensation Committee determined that the annual award would consist of a mix of RSUs and PSUs. The Compensation Committee believed that including PSUs in the annual award program would further align executive compensation, including that of the named executive officers, with the Company’s long-term strategic goals. In determining the size and mix of named executive officers’ annual equity awards for fiscal 2019, the Compensation Committee reviewed the total current compensation that may be awarded to the executive, the potential impact the executive’s position could have on the Company achieving the relevant goal, the achievement of business, strategic, individual, and financial objectives during the prior fiscal year, competitive conditions and the relationship of the executive’s compensation to the compensation of other senior executives, and determined the size of the award based on a percentage of the executive’s base salary as appropriate to reward and incentivize performance against strategic goals, ensure retention, and maintain appropriate compensation differentials among senior executives. See “—Determination of Executive Compensation—Long-Term Equity Incentive Compensation—Annual Equity Grant Procedures” above for additional details on the Compensation Committee’s deliberations. All named executive officers, other than Ms. Mowbray, received an annual award in fiscal 2019. Given Ms. Mowbray’s departure from the Company on March 22, 2019, she was not eligible to receive an annual award on April 15, 2019.

All annual award dollar amounts for the recipient named executive officers in fiscal 2019 were allocated 66.7% to RSUs and 33.3% to PSUs, which were granted in one installment on April 15, 2019. The allocated dollar amount was converted into a number of RSUs and PSUs, as applicable, in accordance with procedures established by the Compensation Committee. In fiscal 2019, the recipient named executive officers received the following annual awards (the number of PSUs shown represents the applicable PSUs at the “target” level of performance) on April 15, 2019, based on the dollar amounts specified: Ms. Grossman ($4,800,000) received 149,467 RSUs and 74,621 PSUs; Mr. Hotchkin ($1,082,819) received 33,718 RSUs and 16,833 PSUs; Ms. Pollier ($547,894(1)) received 17,030 RSUs and 8,502 PSUs; and Mr. Colosi ($583,189) received 18,159 RSUs and 9,066 PSUs.

(1)	€485,506 converted to U.S. dollars using the applicable exchange rate on March 6, 2019 (i.e., $1.1285), the date on which the aggregate value of the award was approved by the Compensation Committee.

All RSUs granted to the recipient named executive officers as their annual award in fiscal 2019 will vest one-sixth on each of April 15th and October 15th of 2020, 2021 and 2022. All PSUs granted to the recipient named executive officers as their annual award in fiscal 2019 have both time- and performance-vesting criteria. The time-vesting criteria will be satisfied on the third anniversary of the grant date (i.e., April 15, 2022). When determining the performance-vesting criteria, the Compensation Committee considered the Company’s previously announced operating income targets. The performance-vesting criteria will be satisfied if the Company has achieved an Adjusted Operating Income (as defined in the Company’s applicable term sheet for PSU awards) objective for fiscal 2021 (the “Performance Year”). The number of PSUs that become vested, if any, upon the satisfaction of both vesting criteria shall be equal to (x) the target number of PSUs multiplied by (y) the applicable Achievement Percentage (as defined in the Company’s applicable term sheet for PSU awards) (determined using linear interpolation if actual performance falls between any two levels), determined as follows, and rounded down to avoid the issuance of fractional shares:

Level of Achievement	Adjusted Operating Income	Achievement Percentage
Below Threshold	Less than 90% of Operating Income Target Amount	0%
Threshold	90% of Operating Income Target Amount	33.3%
Target	100% of Operating Income Target Amount	100%
Maximum	110% or More of Operating Income Target Amount	200%

At the time the performance goal was established, the metric that was selected for the target performance was reasonably attainable, yet provided management with appropriate incentives to support the Company’s financial goals. The Company believes that achievement of maximum performance against the goal would require exceptional corporate performance in the Performance Year.

Fiscal 2017 PSU Annual Award Performance Measurement Certification

On February 24, 2020, with respect to the PSUs granted as part of the fiscal 2017 annual equity award, the Compensation Committee certified that the performance criteria established in connection with the third of the PSU award relating to the fiscal 2019 performance year (the “2019 Performance Year PSUs”) had not been satisfied based on the fiscal 2019 Adjusted Operating Income (as defined in the Company’s applicable term sheet for PSU awards) target amount of $354 million. As a result, the 2019 Performance Year PSUs were cancelled and not “banked”. The 2017 annual equity award PSUs that were previously “banked” in connection with fiscal 2017 and fiscal 2018 Adjusted Operating Income performance remain subject to the time-vesting criteria that will be satisfied on May 15, 2020.

Special Awards

In connection with Mr. Hotchkin’s assumption of additional responsibilities in his role as Operating Officer, North America, the Compensation Committee determined it was appropriate to grant Mr. Hotchkin a one-time equity award of RSUs in an aggregate dollar amount of $300,000. Such amount was then converted into a number of RSUs in accordance with procedures established by the Compensation Committee. On June 14, 2019, Mr. Hotchkin was granted this award of 15,831 RSUs that vest proportionately over three years on each anniversary of the grant date.

Hiring Awards

No hiring awards were granted to named executive officers in fiscal 2019.

Mix of Compensation Elements

As discussed above in “—Executive Compensation Approach—Elements of Executive Compensation”, the Company weights compensation for the named executive officers who participate in the Company’s executive compensation program more toward variable, performance-based compensation. Approximately 73% of fiscal 2019 total compensation for named executive officers (excluding Ms. Mowbray) was variable, performance-based compensation (which includes short-term variable performance-based compensation and long-term variable performance-based compensation). As reflected in the Summary Compensation Table, aggregate fiscal 2019 compensation for the named executive officers (excluding Ms. Mowbray) was allocated as follows:

Mix of Total Compensation in 2019(1)
Base Salary	22%
Short-Term Variable Performance-Based Compensation(2)	21%
Long-Term Variable Performance-Based Compensation(3)	51%
Other Compensation(4)	5%
Total	100%*

*	Note-Total does not sum due to rounding.
(1)

In connection with Ms. Mowbray’s departure from the Company effective March 22, 2019, she entered into the Separation Agreement with the Company that detailed her compensation with respect to the remainder of fiscal 2019. See “Potential Payments Upon Termination, Retirement or Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for details regarding Ms. Mowbray’s arrangements with respect to her departure, including certain payments and other compensation and benefits.

(2)	Represents annual, performance-based cash bonuses reported in the column “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.
(3)	Represents RSU and PSU awards reported in the column “Stock Awards” of the Summary Compensation Table.
(4)

Represents the discretionary cash bonus paid to Mr. Hotchkin, contributions to savings plans, contributions to and earnings on the executive profit sharing plan and perquisites and other personal benefits reported in the columns “ Bonus”, “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation”, as applicable, of the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for fiscal 2019, fiscal 2018 and fiscal 2017.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus		Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation		Total
Mindy Grossman	2019	$1,200,000	—		$4,181,482	—	$1,632,816	$26,167	$254,958	(5)	$7,295,423
President and Chief Executive Officer	2018	$1,200,000	—		$5,183,199	—	$2,101,651	$10,125	$303,160		$8,798,135
	2017	$544,615	—		$11,245,847	$19,790,630	$1,406,529	$427	$384,235		$33,372,283

Nicholas P. Hotchkin	2019	$641,362	$126,321	(6)	$1,269,242	—	$500,946	$30,069	$91,666	(7)	$2,659,606
Chief Financial Officer, Operating	2018	$603,129	—		$1,625,252	—	$598,573	$22,216	$110,002		$2,959,172
Officer, North America and President, Emerging Markets	2017	$555,966	$200,000		$988,445	—	$777,714	$13,690	$78,393		$2,614,208

Stacey Mowbray(8)	2019	$115,790	—		—	—	—	—	$1,103,855	(9)	$1,219,645
Former President, North America	2018	$476,187	—		$622,953	—	$375,171	—	$71,632		$1,545,943
	2017	$433,046	—		$567,707	—	$414,573	—	$44,720		$1,460,046

Corinne Pollier (-Bousquet)(10)	2019	$444,490	—		$476,427	—	$260,581	—	$46,948	(11)	$1,228,446
President, International	2018	$454,974	—		$603,796	—	$285,192	—	$47,095		$1,391,057
	2017	$423,826	—		$521,252	—	$375,635	—	$42,126		$1,362,839

Michael F. Colosi	2019	$476,780	—		$508,019	—	$268,146	$15,991	$65,711	(12)	$1,334,647
General Counsel and Secretary	2018	$462,893	—		$611,249	—	$312,730	$11,398	$71,342		$1,469,612
	2017	$450,279	—		$575,927	—	$445,438	$6,617	$61,258		$1,539,519

(1)

Amounts shown reflect the named executive officer’s annual base salary earned during the fiscal year taking into account increases, if any, in base salary during the course of the year and are not reduced to reflect the named executive officer’s election, if any, to defer receipt of salary into our savings plan for salaried U.S. employees, or in the case of Ms. Mowbray, our savings plan for eligible, full-time Canadian employees. Such increases in annual base salary, if any, for named executive officers in each fiscal year were determined following the beginning of that year. In fiscal 2019, there were increases in annual base salaries for the named executive officers except for Ms. Grossman and Ms. Mowbray. For additional details on actions taken with respect to the base salaries of the applicable named executive officers in fiscal 2019, see “Compensation Discussion and Analysis—2019 Executive Compensation Determinations—Base Salary”.

(2)

Stock awards consist of awards of RSUs and PSUs granted in fiscal 2019. The award of an RSU is the right to receive one share of our Common Stock upon the vesting date of the RSU. The PSU award is the right to receive a number of shares of Common Stock upon the satisfaction of certain time- and performance-vesting criteria. The time-vesting criteria will be satisfied on April 15, 2022. The performance-vesting criteria will be satisfied if the Company has achieved an Adjusted Operating Income (as defined in the Company’s applicable term sheet for PSU awards) objective for fiscal 2021. For additional details on the number of PSUs that become vested upon satisfaction of both the above vesting criteria and other material terms, see “Compensation Discussion and Analysis—2019 Executive Compensation Determinations—Long-Term Equity Incentive Compensation—Annual Awards”. Amounts shown represent the aggregate grant date fair value of the applicable RSUs and PSUs granted during fiscal 2019, each as calculated in accordance with applicable accounting standards. The grant date fair value for RSUs is based solely on the closing price of our Common Stock on the date of the grant or, if the market was closed on the date of the grant, the last trading day that immediately preceded the date of the grant. The grant date fair value of PSUs is based on the probable outcome of the performance conditions and assumes the “target” level of performance for each applicable fiscal year. The grant date fair value of the PSUs at the “maximum” performance level for Ms. Grossman would be $2,784,856, for Mr. Hotchkin would be $628,208, for Ms. Pollier would be $317,295 and for Mr. Colosi would be $338,343. The assumptions made in determining PSU values are disclosed in Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2019.

(3)

Amounts shown consist solely of the named executive officer’s annual, performance-based cash bonus. For additional details on the amounts shown for fiscal 2019, see “Compensation Discussion and Analysis—2019 Executive Compensation Determinations—Cash Bonuses and Payments—Annual, Performance-Based Cash Bonus” above.

(4)

Amounts shown consist solely of the aggregate earnings on the executive profit sharing plan account balance for the named executive officer, which include above-market earnings. For information on the applicable interest rate, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan” above. Mses. Mowbray and Pollier, as non-U.S. named executive officers, were not eligible to participate in the executive profit sharing plan.

(5)

Amount shown includes $214,607 in contributions by the Company to the executive profit sharing plan, $33,800 in payments of membership fees as well as amounts with respect to life insurance premiums and the payment of mobile device charges for Ms. Grossman’s benefit.

(6)	Mr. Hotchkin received a $126,321 discretionary cash bonus in recognition of his service as Operating Officer, North America, which commenced on March 8, 2019.

(7)

Amount shown includes $68,197 in contributions by the Company to the executive profit sharing plan as well as amounts with respect to a car allowance, a wellness allowance, the payment of mobile device charges and contributions by the Company to its savings plan for salaried U.S. employees for Mr. Hotchkin’s benefit.

(8)

Ms. Mowbray served as our President, North America (previously Americas) from March 2016 until March 8, 2019, and left the Company on March 22, 2019. The amounts reported in the “Salary” column reflect (i) in the case of fiscal 2019, salary paid to Ms. Mowbray in Canadian dollars; and (ii) in the case of fiscal 2018 and fiscal 2017, a portion of salary paid to Ms. Mowbray in U.S. dollars with the remainder paid in Canadian dollars. The fiscal 2019 amount reported in the “All Other Compensation” column (excluding amounts related to certain travel expenses and professional tax services which were paid in U.S. dollars) were paid to Ms. Mowbray in Canadian dollars. Amounts paid in Canadian dollars were converted into U.S. dollars using the average monthly exchange rate applicable to the month during which salary or other compensation was earned, such rates ranging from $0.7428 to $0.7628, except for the amounts with respect to (i) a salary continuation payment pursuant to Ms. Mowbray’s Separation Agreement, which was converted to U.S. dollars using the exchange rate on June 19, 2019 (i.e., $0.7529), (ii) a statutory payment in-lieu of working, and a payment for accrued and unused vacation days as of her departure date, which were converted to U.S. dollars using the exchange rate on April 10, 2019 (i.e., $0.7508), (iii) a lump sum cash payment pursuant to Ms. Mowbray’s Separation Agreement, which was converted to U.S. dollars using the exchange rate on June 28, 2019 (i.e., $0.7639), and (iv) a payment for outplacement services, which was converted to U.S. dollars using the exchange rate on July 3, 2019 (i.e., $0.7657), in each case the date upon which any such amounts were paid.

(9)

Amount shown includes $1,042,093 of payments and benefits pursuant to Ms. Mowbray’s Separation Agreement (consisting of $478,397 in the aggregate of salary continuation payments, a $470,257 lump sum cash payment, a $35,565 statutory payment in-lieu of working, $25,957 for the payment of outplacement services, $26,674 paid for accrued and unused vacation days, $2,544 payment for continued medical and dental coverage and $2,699 in the retainment of Company-issued mobile devices and a laptop computer), $45,203 in payments for professional tax services as well as amounts with respect to a car allowance, the payment of travel expenses and mobile device charges and contributions by the Company to its savings plan for eligible, full-time Canadian employees for Ms. Mowbray’s benefit.

(10)

Ms. Pollier has served as our President, International since March 2016. Ms. Pollier’s amounts reported in the “Salary”, “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns were paid to her in euros. The fiscal 2019 amounts shown were converted into U.S. dollars using the average monthly exchange rate applicable to the month during which salary or other compensation was earned, such rates ranging from $1.1014 to $1.1425, except for the amounts with respect to (a)(i) payments for car insurance, which were converted to U.S. dollars using the applicable exchange rate on January 25, 2019 (i.e., $1.1413) and July 15, 2019 (i.e., $1.1259), (ii) a payment for taxes related to her car lease, which was converted to U.S. dollars using the exchange rate on January 24, 2020 (i.e., $1.1020), (iii) payments for private unemployment insurance, which were converted to U.S. dollars using the applicable exchange rate on August 2, 2018 (i.e., $1.1586), February 21, 2019 (i.e., $1.1337) and August 27, 2019 (i.e., $1.1091), (iv) payments for group life insurance, which were converted to U.S. dollars using the applicable exchange rate on April 15, 2019 (i.e., $1.1304), July 25, 2019 (i.e., $1.1146), October 15, 2019 (i.e., $1.1032) and January 27, 2020 (i.e., $1.1010), and (v) the payment of a wellness allowance, which was converted to U.S. dollars using the exchange rate on June 25, 2019 (i.e., $1.1367) and December 25, 2019 (i.e., $1.1092), in each case the date upon which any such amounts were paid and (b) the “Non-Equity Incentive Plan Compensation” column, which amount was converted to U.S. dollars using the exchange rate on February 24, 2020 (i.e., $1.0856), the date on which Ms. Pollier’s annual, performance-based cash bonus was approved.

(11)

Amount shown includes $30,702 in payments of private unemployment insurance premiums as well as amounts with respect to the payment of life insurance premiums, a wellness allowance, a car allowance (including lease, related taxes, insurance premiums and gas payments) and the payment of mobile device charges for Ms. Pollier’s benefit.

(12)

Amount shown includes $43,423 in contributions by the Company to the executive profit sharing plan as well as amounts with respect to a car allowance, the payment of mobile device charges and contributions by the Company to its savings plan for salaried U.S. employees for Mr. Colosi’s benefit.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2019

The following table sets forth information regarding non-equity incentive plan awards, equity incentive plan stock awards and RSU awards made to a named executive officer during fiscal 2019 under the 2014 Plan. In fiscal 2019, there were no stock option awards granted to a named executive officer.

Name	Grant Date	Compen- sation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Closing Market Price on Grant Date ($)	Grant Date Fair Value of Stock Awards(4)
			Threshold ($)		Target ($)(2)		Maximum ($)(2)		Threshold (#)		Target (#)		Maximum (#)
Mindy Grossman	4/15/2019	3/6/2019													149,467	(5)	$18.66	$2,789,054
	4/15/2019	3/6/2019							24,848	(6)	74,621	(6)	149,242	(6)			$18.66	$1,392,428
			$299,700	(7)	$1,800,000		$1,800,000
Nicholas P. Hotchkin	6/14/2019	5/7/2019													15,831	(8)	$20.59	$325,960
	4/15/2019	3/6/2019													33,718	(5)	$18.66	$629,178
	4/15/2019	3/6/2019							5,605	(6)	16,833	(6)	33,666	(6)			$18.66	$314,104
			$91,948	(7)	$552,238		$552,238
Stacey Mowbray	—	—							—		—		—		—		—	—
			$—	(9)	$—	(9)	$—	(9)
Corinne Pollier(-Bousquet)	4/15/2019	3/6/2019													17,030	(5)	$18.66	$317,780
	4/15/2019	3/6/2019							2,831	(6)	8,502	(6)	17,004	(6)			$18.66	$158,647
			$16,286	(10)(11)	$260,581	(11)	$325,727	(11)
Michael F. Colosi	4/15/2019	3/6/2019													18,159	(5)	$18.66	$338,847
	4/15/2019	3/6/2019							3,018	(6)	9,066	(6)	18,132	(6)			$18.66	$169,172
			$18,021	(10)	$288,329		$360,411

(1)

See “Compensation Discussion and Analysis—Determination of Executive Compensation—Cash Bonuses—Annual, Performance-Based Cash Bonus” above for a description of our annual, performance-based cash bonus.

(2)

Amounts shown reflect an aggregate financial performance percentage payout cap of 100% for fiscal 2019. See “Compensation Discussion and Analysis—2019 Executive Compensation Determinations— Cash Bonuses and Payments—Annual, Performance-Based Cash Bonus—Annual, Performance-Based Cash Bonus Fiscal 2019 Plan” above for a description of this payout cap.

(3)

Stock awards consist solely of awards of RSUs that were granted to the named executive officers. The award of an RSU is the right to receive one share of our Common Stock upon the vesting date of the RSU.

(4)

Amounts shown represent the grant date fair value of the applicable RSUs and PSUs granted during fiscal 2019, each as calculated in accordance with applicable accounting standards. The grant date fair value for the RSUs is based solely on the closing price of our Common Stock on the date of the grant or, if the market was closed on the date of the grant, the last trading day that immediately preceded the date of the grant. The grant date fair value of PSUs reported in the table above is based on the probable outcome of the performance conditions. The assumptions made in determining PSU values are disclosed in Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2019. The material terms of the PSUs are discussed in “Compensation Discussion and Analysis—2019 Executive Compensation Determinations—Long-Term Equity Incentive Compensation—Annual Awards” above.

(5)

The named executive officer received an annual award, a portion of which consisted of an award of RSUs granted in one installment. The RSUs vest one-sixth on each of April 15th and October 15th of 2020, 2021 and 2022.

(6)

The named executive officer received an annual award, a portion of which consisted of an award of PSUs granted in one installment and which have both time- and performance-vesting criteria. The time-vesting criteria will be satisfied on the third anniversary of the grant date (i.e., April 15, 2022). The performance-vesting criteria will be satisfied if the Company has achieved an Adjusted Operating Income (as defined in the Company’s applicable term sheet for PSU awards) objective for fiscal 2021. For additional details on the number of PSUs that become vested upon satisfaction of both the above vesting criteria and other material terms, see “Compensation Discussion and Analysis—2019 Executive Compensation Determinations—Long-Term Equity Incentive Compensation—Annual Awards”.

(7)

Because the named executive officer’s annual, performance-based cash bonus for fiscal 2019 was based solely on the Company’s overall financial performance, the amount shown in the “Threshold” column represents an assumption that the Company achieves a percentage of its global Q1 Revenue Goal that is 95% but did not achieve its global OI Goal. For additional details on our annual, performance-based cash bonus for fiscal 2019, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Cash Bonuses—Annual, Performance-Based Cash Bonus” above.

(8)

In connection with Mr. Hotchkin’s assumption of additional responsibilities in his role as Operating Officer, North America in March 2019, the Compensation Committee determined to grant Mr. Hotchkin a one-time, equity award of RSUs. This award was granted in one installment and vests one-third per year over three years on each anniversary of the grant date.

(9)	Given Ms. Mowbray’s departure from the Company effective March 22, 2019, she was not eligible to receive an annual, performance-based cash bonus for fiscal 2019.

(10)

Because the named executive officer’s annual, performance-based cash bonus for fiscal 2019 was comprised of a combination of (i) the financial performance percentage payouts that correlated to the financial performance goal ratings applicable to the executive and (ii) the individual performance percentage payout that correlated to the executive’s individual performance rating, the amount shown in the “Threshold” column represents an assumption that the Company fails to achieve any of its financial performance goals for fiscal 2019, and the named executive officer achieves an individual performance rating resulting in an individual performance percentage payout of 25%. For additional details on our annual, performance-based cash bonus for fiscal 2019, see “Compensation Discussion and Analysis—Determination of Executive Compensation—Cash Bonuses—Annual, Performance-Based Cash Bonus” above.

(11)

Amounts shown are assumed paid in euros and were converted to U.S. dollars using the applicable exchange rate on February 24, 2020 (i.e., $1.0856), the date on which Ms. Pollier’s annual, performance-based cash bonus was approved.

OUTSTANDING EQUITY AWARDS AT FISCAL 2019 YEAR-END

The following table sets forth information regarding unexercised non-qualified stock options and any RSUs and PSUs that were not vested for each named executive officer as of the end of fiscal 2019. There were no unexercised unearned equity incentive plan stock option awards held by the named executive officers at such time.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
		Exercisable		Unexercisable
Mindy Grossman	4/15/2019							149,467	(2)*	$5,622,949
	4/15/2019										24,848	(4)*	$934,782	(4)
	11/15/2018							19,825	(3)	$745,817
	5/15/2018							15,348	(3)	$577,392
	5/15/2018										7,655	(5)	$287,981	(5)
	11/15/2017							11,897	(3)	$447,565
	7/5/2017							15,976	(6)	$601,017
	7/5/2017							100,000	(7)	$3,762,000
	7/5/2017							53,174	(8)	$2,000,406
	7/5/2017	150,000	(7)	150,000	(7)	$32.67	7/5/2024
	7/5/2017	250,000	(7)	250,000	(7)	$40.00	7/5/2024
	7/5/2017	250,000	(7)	250,000	(7)	$60.00	7/5/2024

Nicholas P. Hotchkin	6/14/2019							15,831	(3)*	$595,562
	4/15/2019							33,718	(2)*	$1,268,471
	4/15/2019										5,605	(4)*	$210,860	(4)
	11/15/2018							4,052	(3)	$152,436
	5/15/2018							3,137	(3)	$118,014
	5/15/2018										3,913	(5)	$147,207	(5)
	11/15/2017							2,355	(3)	$88,595
	5/15/2017							4,581	(3)	$172,337
	5/15/2017							15,246	(8)	$573,555

Stacey Mowbray(9)	—	—		—		—	—	—		—	—		—

Corinne Pollier(-Bousquet)	4/15/2019							17,030	(2)*	$640,669
	4/15/2019										2,831	(4)*	$106,502	(4)
	11/15/2018							2,309	(3)	$86,865
	5/15/2018							1,788	(3)	$67,265
	5/15/2018										891	(5)	$33,519	(5)
	11/15/2017							1,242	(3)	$46,724
	5/15/2017							2,416	(3)	$90,890
	5/15/2017							8,040	(8)	$302,465
	6/22/2015	15,232	(10)(11)			$5.25	6/22/2025
	11/15/2012	5,043	(12)			$56.36	11/15/2022
	5/15/2012	4,704	(12)			$57.69	5/15/2022
	3/25/2011	5,025	(12)			$63.59	3/25/2021

Michael F. Colosi	4/15/2019							18,159	(2)*	$683,142
	4/15/2019										3,018	(4)*	$113,537	(4)
	11/15/2018							2,338	(3)	$87,956
	5/15/2018							1,810	(3)	$68,092
	5/15/2018										902	(5)	$33,933	(5)
	11/15/2017							1,372	(3)	$51,615
	5/15/2017							2,669	(3)	$100,408
	5/15/2017							8,882	(8)	$334,141
	6/22/2015	40,307	(10)			$5.25	6/22/2025

*	Shows grants made in fiscal 2019, which are also reported in the Summary Compensation Table and in the Grants of Plan-Based Awards for Fiscal 2019 table.

(1)	Amounts shown represent the closing price of our Common Stock on December 27, 2019, the last trading day on Nasdaq of fiscal 2019, $37.62, multiplied by the number of reported shares.

(2)	RSUs vest one-sixth on each of April 15th and October 15th of 2020, 2021 and 2022.

(3)	RSUs vest one-third per year over three years on each anniversary of the grant date.

(4)

PSUs have both time- and performance-vesting criteria. The time-vesting criteria will be satisfied on the third anniversary of the grant date (i.e., April 15, 2022). The performance-vesting criteria will be satisfied if the Company has achieved an Adjusted Operating Income (as defined in the Company’s applicable term sheet for PSU awards) objective for fiscal 2021. For additional details on the number of PSUs that become vested upon satisfaction of both the above vesting criteria and other material terms, see “Compensation Discussion and Analysis—2019 Executive Compensation Determinations—Long-Term Equity Incentive Compensation—Annual Awards”. Since the performance period for the performance-vesting criteria had not commenced as of fiscal 2019 year-end, the number and market value of the PSUs reported in the “Equity Incentive Plan Awards” columns above are based on the Company achieving the “threshold” level of performance and the related 33.3% Adjusted Operating Income Achievement Percentage (as defined in the Company’s applicable term sheet for PSU awards), as the actual numbers of shares that will be issued with respect to the PSUs are not yet determinable.

(5)

PSUs have both time- and performance-vesting criteria. The time-vesting criteria will be satisfied on the third anniversary of the grant date (i.e., May 15, 2021). The performance-vesting criteria will be satisfied if the Company has achieved an Adjusted Operating Income (as defined in the Company’s applicable term sheet for PSU awards) objective for fiscal 2020 (the “2020 Performance Year”). The number of PSUs that will become vested, if any, upon the satisfaction of both vesting criteria shall be equal to (x) the target number of PSUs granted multiplied by (y) the applicable Achievement Percentage (as defined in the Company’s applicable term sheet for PSU awards) (determined using linear interpolation if actual performance falls between any two levels), determined as follows, and rounded down to avoid the issuance of fractional shares:

Level of Achievement	Adjusted Operating Income	Achievement Percentage
Below Threshold	Less than 90% of Operating Income Target Amount	0%
Threshold	90% of Operating Income Target Amount	33.3%
Target	100% of Operating Income Target Amount	100%
Maximum	105% or More of Operating Income Target Amount	150%

If, in addition to achieving the maximum level of achievement for Adjusted Operating Income (i.e., 105% or more of the Operating Income Target Amount (as defined in the Company’s applicable term sheet for PSU awards)), the Company also achieves an Adjusted Revenue (as defined in the Company’s applicable term sheet for PSU awards) objective for the 2020 Performance Year, then the recipient named executive officer may achieve an Achievement Percentage in excess of 150% as follows:

Level of Achievement	Adjusted Operating Income	Achievement Percentage
Potential if Revenue Target is Achieved	106%-110% or More of Operating Income Target Amount	160%-200%

Since the performance period for the performance-vesting criteria had not commenced as of fiscal 2019 year-end, the number and market value of the PSUs reported in the “Equity Incentive Plan Awards” columns above are based on the Company achieving the “threshold” level of performance and the related 33.3% Achievement Percentage, as the actual numbers of shares that will be issued with respect to the PSUs are not yet determinable.

(6)	Time-Vesting RSUs vested one-third on each of May 15, 2018 and May 15, 2019 and will vest one-third on May 15, 2020.

(7)	Time-Vesting Options or RSUs, as applicable, vest 25% per year over four years on each anniversary of the grant date.

(8)

PSUs have both time- and performance-vesting criteria. The time-vesting criteria will be satisfied on May 15, 2020. The performance-vesting criteria was satisfied, if at all, if the Company had achieved Adjusted Operating Income (as defined in the Company’s applicable term sheet for PSU awards) objectives in each fiscal year over a three-year period (i.e., fiscal 2017, fiscal 2018 and fiscal 2019) (each, a “2017 PSU Award Performance Year”)). When the applicable performance measure was met, if at all, for a particular 2017 PSU Award Performance Year during the three-year period of the award, that portion of units was “banked” for potential issuance following satisfaction of the time-vesting criteria. The total number of PSUs, if any, that became “banked” with respect to each 2017 PSU Award Performance Year upon the satisfaction of the applicable performance criteria, was equal to (x) for such 2017 PSU Award Performance Year, one-third of the total target number of PSUs granted multiplied by (y) the applicable Achievement Percentage (as defined in the Company’s applicable term sheet for PSU awards) (determined using linear interpolation if actual performance fell between any two levels) for such 2017 PSU Award Performance Year, determined as follows, and rounded down to avoid the issuance of fractional shares:

Level of Achievement	Adjusted Operating Income	Achievement Percentage
Below Threshold	Less than 90% of Target Amount	0%
Threshold	90% of Target Amount	33.33%
Target	100% of Target Amount	100%
Maximum	110% or More of Target Amount	166.67%

The total number of PSUs subject to vesting upon satisfaction of the time-vesting criteria with respect to the PSU award is equal to the sum of PSUs “banked” with respect to the three 2017 PSU Award Performance Years subject to the terms and conditions of the applicable award. The Compensation Committee certified that the performance criteria for each of the third of the award relating to fiscal 2017 and fiscal 2018 performance, as applicable, was satisfied at the “maximum” level of achievement of 166.67%. The “threshold” performance criteria for the third of the award relating to fiscal 2019 performance was not satisfied and fiscal 2019 performance was at the “below threshold” level of achievement of 0%. Accordingly, amounts shown in the “Number of Shares or Units of Stock That Have Not Vested” column reflect the number of PSUs related to such levels of achievement that are no longer subject to performance-vesting criteria and are “banked” for future vesting upon satisfaction of the time-vesting criteria discussed above.

(9)

Ms. Mowbray left the Company on March 22, 2019. As a result of her departure, all of Ms. Mowbray’s then unvested stock options, RSUs and PSUs were immediately forfeited. In addition, Ms. Mowbray had the right to exercise all of her 10,830 vested stock options within 90 days of her departure date, which she did so exercise within such period. See “Potential Payments upon Termination, Retirement or Change of Control—Payments Made Upon Termination—Departure of Named Executive Officer” for additional details regarding Ms. Mowbray’s departure.

(10)

Time-Vesting Options vested 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date. These options were granted as part of the previously disclosed one-time stock option exchange program to replace the previously issued special performance-based stock option awards having both time- and performance-vesting criteria (“T&P Options”). To participate in the option exchange, the named executive officer was required to tender all of his or her eligible T&P Options on a two for one basis for Time-Vesting Options.

(11)

33,642 Time-Vesting Options were granted to replace T&P Options in connection with the previously disclosed one-time stock option exchange program, of which 8,410 and 10,000 were exercised by Ms. Pollier in fiscal 2017 and fiscal 2019, respectively.

(12)	Time-Vesting Options vested 100% on the third anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Mindy Grossman	—	—	95,461	(3)	$2,288,981
Nicholas P. Hotchkin	—	—	61,738	(4)	$1,516,403
Stacey Mowbray	10,830	$163,434	—		—
Corinne Pollier(-Bousquet)	21,250	$272,241	33,963	(5)	$834,197
Michael F. Colosi	—	—	36,008	(6)	$884,263

(1)

Reflects the aggregate of the difference between the applicable market price of the shares of our Common Stock acquired at exercise and the applicable exercise price of the options, multiplied by the number of shares underlying the options.

(2)

Reflects the aggregate market value of the shares of our Common Stock acquired upon vesting based on the closing price of our Common Stock on the applicable vesting date, or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date.

(3)

These shares represent the gross number of shares of our Common Stock that were issued to Ms. Grossman upon the vesting of her RSUs in fiscal 2019. An aggregate of 50,806 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. Grossman was 44,655.

(4)

These shares represent the gross number of shares of our Common Stock that were issued to Mr. Hotchkin upon the vesting of his PSUs and RSUs in fiscal 2019. An aggregate of 25,562 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Mr. Hotchkin was 36,176.

(5)

These shares represent the gross number of shares of our Common Stock that were issued to Ms. Pollier upon the vesting of her PSUs and RSUs in fiscal 2019. An aggregate of 14,074 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. Pollier was 19,889.

(6)

These shares represent the gross number of shares of our Common Stock that were issued to Mr. Colosi upon the vesting of his PSUs and RSUs in fiscal 2019. An aggregate of 13,766 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Mr. Colosi was 22,242.

PENSION BENEFITS

The Company has no pension plans.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2019

The following table sets forth information with respect to our executive profit sharing plan, the only defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. In fiscal 2019, none of the named executive officers made any contributions to or withdrawals from, or received any distributions from, our executive profit sharing plan. The material terms of our executive profit sharing plan are discussed in the section entitled “Compensation Discussion and Analysis—Determination of Executive Compensation—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan” above.

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Mindy Grossman	$214,607	$26,167	$455,275
Nicholas P. Hotchkin	$68,197	$30,069	$460,608
Stacey Mowbray(4)	$—	$—	$—
Corinne Pollier(-Bousquet)(4)	$—	$—	$—
Michael F. Colosi	$43,423	$15,991	$248,932

(1)

Shows monthly contributions by the Company with respect to fiscal 2019. All contributions by the Company are reported for the fiscal year earned, regardless of whether the contribution is actually credited to the named executive officer’s profit sharing account in that year or the following year. These amounts are also reported in the column “All Other Compensation” of the Summary Compensation Table.

(2)

The Company credits each participant’s profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in The Wall Street Journal, compounded as of the end of each fiscal month, subject, in fiscal 2019, to a cap of 15%. These amounts are also reported in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of the Summary Compensation Table.

(3)

Includes the following aggregate amounts for each of the following named executive officers reported as compensation to such named executive officers for previous years in the columns “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” of the Summary Compensation Table: Ms. Grossman, $179,549 in fiscal 2018 and $34,950 in fiscal 2017; Mr. Hotchkin, $109,162 in fiscal 2018 and $68,287 in fiscal 2017; and Mr. Colosi, $61,356 in fiscal 2018 and $44,969 in fiscal 2017.

(4)	Mses. Mowbray and Pollier, as non-U.S. named executive officers, were not eligible to participate in our executive profit sharing plan.

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE OF CONTROL

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates (except in a for “cause” termination), she or he is entitled to receive amounts earned during her or his term of employment. Such amounts include, as applicable:

•

vested shares granted under our stock plans and the right to exercise vested stock options (x) within one year in the case of termination due to death or long-term disability, (y) other than with respect to Ms. Grossman, within 90 days of termination for any reason other than for death or long-term disability and (z) in the case of Ms. Grossman, within 90 days of termination by Ms. Grossman without “good reason” (as defined in the Grossman Employment Agreement) and until the applicable expiration date in the event of any termination other than for death, long-term disability or termination without “good reason”, including, in each case, shares and options which vested upon such termination pursuant to the terms of the applicable equity grant or any agreement with the Company;

•	amounts contributed and vested under the executive profit sharing plan;

•	amounts accrued and vested, as applicable, through the Company savings plan for U.S. salaried employees and savings plan for eligible, full-time Canadian employees; and

•	accrued and unpaid vacation pay.

Generally, the Company makes no payments to executives terminated for “cause”. The Company has no formal policy for its named executive officers regarding severance payments or other post-termination benefits but is subject to the statutory and, in some cases, common law requirements of the countries in which it operates. For example, in the event Ms. Pollier had been terminated by the Company on December 27, 2019 for any reason except for real or serious grounds, other than as provided for in her employment agreement and/or continuity agreement (and without regard to any offset provided for in the Pollier Side Letter (defined below)), the French-required statutory Company payments in connection with her termination could have amounted to up to $677,698(1) and she could have been eligible for additional discretionary Company payments as agreed upon with the Company.

From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature and circumstances of an individual being hired or promoted, or upon review of competitive conditions and/or the relationship of a senior executive’s compensation to the compensation of other senior executives of the Company, has approved separate severance arrangements for certain named executive officers. For instance, in the event of her termination by the Company without “cause” or termination by Ms. Grossman for “good reason” (in each case, as defined in the Grossman Employment Agreement and other than in connection with a change of control), Ms. Grossman is entitled to the following payments and benefits: (w) an amount equal to two times salary payable in substantially equal payments during the two-year period following such termination (the “Grossman Severance Term”) in accordance with the Company’s regular payroll practices; (x) with respect to her annual, performance-based cash bonus, (i) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination and (ii) subject to satisfaction of the performance objectives applicable for the fiscal year in which such termination occurs, an amount equal to the annual bonus otherwise payable to her for the fiscal year in which such termination occurred, prorated based on the number of days she was employed during the year of termination, any such amounts shall be paid in a lump sum no later than the date that is 2 1/2 months following the last day of the fiscal year in which such termination occurred; (y) continued COBRA (Consolidated Omnibus Reconciliation Act) coverage under the Company’s group health plan (including dental), pursuant to payment, on the first regularly scheduled payroll date of each month during

(1)

The sum of €118,288 of salary (including non-worked paid leave) for the statutory notice period and a €488,099 severance payment as required by statute converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).

the Grossman Severance Term, of an amount equal to the difference between the monthly COBRA premium cost and the monthly contribution paid by active employees for the same coverage; and (z) with respect to her equity grants, (i) the greater of 50% of her unvested Time-Vesting Options and RSUs which were granted as her hiring awards or the next tranche of such grants shall vest upon such termination, (ii) the vested Time-Vesting Options that were granted as part of her hiring awards will remain exercisable for the full seven-year term of such options and (iii) all vested options (other than the Time-Vesting Options granted as part of her hiring awards), if any, shall have at least 30 months to be exercised (but not beyond their term), such payments and benefits are contingent upon Ms. Grossman’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates and continued compliance with certain confidentiality, non-competition, non-solicitation and no-hire covenants set forth in the Grossman Employment Agreement. The confidentiality covenant has an indefinite term, whereas the non-competition, non-solicitation and no-hire covenants have a term of two years. Ms. Grossman’s severance benefits, the amount of unvested contributions by the Company under the executive profit sharing plan, which in the event of such a termination would have vested immediately per the terms of the plans, and accrued and unpaid vacation pay would have been equal to approximately $4,630,404(2) if she had been so terminated on December 27, 2019. Additionally, with respect to her hiring awards, 50,000 RSUs (with an accelerated vesting value of $1,881,000) and 325,000 Time-Vesting Options (consisting of 75,000 options with an exercise price of $32.67, 125,000 options with an exercise price of $40.00 and 125,000 options with an exercise price of $60.00, with an aggregate accelerated vesting value of $371,250) would immediately vest upon such termination and such Time-Vesting Options would remain exercisable until July 5, 2024. For additional details on Ms. Grossman’s hiring awards and the valuation thereof, see “—Payments Made Upon a Change of Control—Change in Control Impact on Named Executive Officers—Equity-based Assumptions”.

Mr. Hotchkin is entitled to receive a lump sum cash payment equal to 12 months of salary and to 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination in the event of his termination by the Company for any reason other than as provided for in his continuity agreement or for “cause”, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Mr. Hotchkin’s severance benefits and accrued and unpaid vacation pay would have been equal to approximately $733,838(3) if he had been so terminated on December 27, 2019.

Mr. Colosi is entitled to receive a lump sum cash payment equal to 12 months of salary and to 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination in the event of his termination by the Company for any reason other than as provided for in his continuity agreement or for “cause”, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Mr. Colosi’s severance benefits and accrued and unpaid vacation pay would have been equal to approximately $539,482(4) if he had been so terminated on December 27, 2019.

Without regard to (x) the French-required statutory Company payments and additional discretionary Company payments discussed above, (y) any payments provided for in her continuity agreement and (z) any offset provided for in the Pollier Side Letter, under her employment agreement, Ms. Pollier is entitled, for the six-month period following her termination, to receive monthly compensation (including corresponding paid leave) in an amount of 75% of her average gross monthly remuneration calculated over the last 12 months preceding the notification of termination, subject to the social security contributions and other contributions

(2)

The sum of $2,400,000 of 24 months of salary, $1,632,816 of annual bonus with respect to fiscal 2019, $31,544 of payments for continued COBRA coverage, $455,275 of unvested contributions under the executive profit sharing plan, and $110,769 of accrued and unpaid vacation pay.

(3)	The sum of $649,691 of 12 months of salary, $31,672 of continued medical, dental and vision insurance coverage and $52,475 of accrued and unpaid vacation pay.
(4)	The sum of $480,548 of 12 months of salary, $10,261 of continued medical, dental and vision insurance coverage and $48,672 of accrued and unpaid vacation pay.

required by law or the applicable collective bargaining agreements. Any such monthly compensation is subject to Ms. Pollier’s compliance with her non-compete and non-solicitation obligations as set forth in her employment agreement. In addition, in the case of Ms. Pollier’s breach of such obligations, she would have to reimburse the Company for any monthly compensation she received in connection with such obligations and would have to pay a fixed cash penalty set forth in her employment agreement. Ms. Pollier’s non-compete severance benefits and accrued and unpaid vacation pay would have been equal to approximately $817,159(5) if she had been so terminated on December 27, 2019.

(5)

The sum of €690,312 of six months of monthly compensation with respect to Ms. Pollier’s non-compete severance benefits and €40,861 of accrued and unpaid vacation pay converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).

Departure of Named Executive Officer

Ms. Mowbray ceased serving as the Company’s President, North America on March 8, 2019 and left the Company on March 22, 2019 (“Mowbray Departure Date”). In connection with her departure from the Company, Ms. Mowbray and the Company entered into an agreement, dated May 30, 2019, regarding her separation package (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Ms. Mowbray received (i) continued biweekly salary continuation payments of CA$33,163 from the Mowbray Departure Date through June 22, 2020 (the “Continuation Period”) (such payments equaled $478,397(6) in the aggregate less lawful deductions and withholdings in fiscal 2019 and approximately $332,087(7) was accrued with respect to fiscal 2020); (ii) a lump sum cash payment equal to $470,257(8); (iii) a $35,565(9) statutory payment in-lieu of working; (iv) continued health and dental coverage during the Continuation Period (such expense equal to $2,544(10) which was paid with respect to fiscal 2019 and approximately $1,618(11) was accrued with respect to fiscal 2020 based on 2020 rates); (v) executive outplacement services at a cost to the Company of approximately $25,957(12); and (vi) retention of her Company-issued laptop, iPad and iPhone. Upon her departure, all of Ms. Mowbray’s unvested RSUs and PSUs were forfeited. Ms. Mowbray had the right to exercise her vested stock options within 90 days of her departure date (i.e., until June 20, 2019). Ms. Mowbray also received a payment of $26,674(13) for accrued and unused vacation days as of her departure date. Ms. Mowbray was also entitled to the vested amounts contributed by the Company to its savings plan for eligible, full-time Canadian employees. Ms. Mowbray is subject to non-competition, non-solicitation and confidentiality covenants. In addition, in consideration for the payments and benefits provided for in the Separation Agreement, Ms. Mowbray executed a release of claims against the Company and all of its affiliates and related entities and predecessors and successors.

(6)

CA$464,289 converted to U.S. dollars using the average monthly exchange rate applicable to the month during which salary continuation was earned, such rates ranging from $0.7531 to $0.7628, except for a salary continuation payment of CA$168,193, which was converted to U.S. dollars using the applicable exchange rate on June 19, 2019 (i.e., $0.7529), the date of payment.

(7)	The sum of CA$434,441 reflecting six months of salary continuation in fiscal 2020 converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $0.7644).
(8)	CA$615,600 converted to U.S. dollars using the applicable exchange rate on June 28, 2019 (i.e., $0.7639), the date of payment.
(9)	CA$47,370 converted to U.S. dollars using the applicable exchange rate on April 10, 2019 (i.e., $0.7508), the date of payment.
(10)	CA$3,378 converted to U.S. dollars using the average monthly exchange rate applicable to the month during which such payments were made, such rates ranging from $0.7471 to $0.7628.
(11)	The sum of CA$2,117 of six months of continued health coverage in 2020 converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $0.7644).
(12)	CA$33,900 converted to U.S. dollars using the applicable exchange rate on July 3, 2019 (i.e., $0.7657), the date of payment.
(13)	CA$35,527 converted to U.S. dollars using the applicable exchange rate on April 10, 2019 (i.e., $0.7508), the date of payment.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, she or he is entitled to receive amounts earned during her or his term of employment. Such amounts include, as applicable:

•	vested shares granted under our stock plans and the right to exercise vested stock options within 90 days of retirement;

•	amounts contributed and vested under the executive profit sharing plan;

•	amounts accrued and vested, as applicable, through the Company savings plan for U.S. salaried employees and savings plan for eligible, full-time Canadian employees; and

•	accrued and unpaid vacation pay.

The Company has also agreed in the continuity agreements with the named executive officers (other than Ms. Grossman) to pay the executive upon his or her retirement amounts unvested in the Company’s qualified defined contribution plan and a pro rata portion of his or her annual, performance-based cash bonus calculated as set forth therein. In the event these benefits under the continuity agreement were triggered for these named executive officers on December 27, 2019, the following cash bonus amounts would have been paid to: Mr. Hotchkin, $500,946; Ms. Pollier $268,262(1) and Mr. Colosi $268,146. Ms. Grossman would have been entitled to $455,275 of unvested contributions under the executive profit sharing plan, which would have vested immediately per the terms of the plan, in the event of her retirement on December 27, 2019 and the satisfaction of specified requirements under the plan. While the above-mentioned benefits for Ms. Pollier under the continuity agreement would have been triggered, Ms. Pollier’s retirement would also have triggered the benefits provided under the discretionary retirement cash payment plan for the Company’s salaried French employees pursuant to which the Company has promised to pay an unsecured fixed amount out of the Company’s general assets to such employees upon retirement. In the case of Ms. Pollier, such fixed amount would have been equal to $545,499(2) (the product of her average monthly salary times 3.5). The benefits triggered for Ms. Pollier under her continuity agreement and such discretionary retirement cash payment plan, as well as any other benefits specified in the Pollier Side Letter, would have been offset as set forth in the Pollier Side Letter. See “—Payments Made Upon a Change of Control—Continuity Agreements” for additional details on the Pollier Side Letter.

(1)	€240,034 converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).
(2)	€488,099 converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).

Payments Made Upon Death or Long-Term Disability

In the event of the death or long-term disability of a named executive officer, in addition to the earned amounts listed under the heading “—Payments Made Upon Termination” above and the amounts provided under the continuity agreements described under the heading “—Payments Made Upon Retirement” above, if any, the named executive officer may receive benefits under the Company’s U.S. long-term disability plan or payments under the Company’s life and/or disability insurance plans, as applicable, and, in the case of Ms. Grossman, the Grossman Employment Agreement. Additionally, Ms. Pollier may receive benefits pursuant to French statutory requirements in the event of her permanent disability. These payments and benefits are generally available to all employees, however, the amounts paid thereunder may differ by employee. For example, with respect to life insurance benefits, in the event such benefits were triggered on December 27, 2019, such benefits for each named executive officer would have been calculated as follows: for Ms. Grossman, she was generally eligible to receive two times the amount of her base salary at death subject to a maximum payout of $3,000,000; for Messrs. Hotchkin and Colosi, each was generally eligible to receive two times the amount of his base salary at death subject to a maximum payout of $1,000,000; and for Ms. Pollier, she was eligible to receive life insurance benefits based on a fixed calculation. In the event such benefits were triggered for the named executive officers on December 27, 2019 under the Company’s life insurance plans, the amounts (excluding any supplemental policies purchased by the named executive officer at her or his own expense) each of her or his legal representatives or estates would have been eligible to receive are as follows, in the case of: Ms. Grossman, $2,402,000; Mr. Hotchkin, $1,000,000; Ms. Pollier, $505,710(1); and Mr. Colosi, $961,096. Messrs. Hotchkin and Colosi elected to participate in the Company’s U.S. long-term disability plan for U.S. employees, and subject to the terms of the plan, would receive $8,333 on a monthly basis in the event such benefits were triggered on December 27, 2019 under the plan. Ms. Pollier is eligible to receive permanent disability insurance benefits based on a fixed calculation and, in the event such benefits were triggered on December 27, 2019, Ms. Pollier would have been eligible to receive $165,505(2). Additionally, in the event disability benefits pursuant to French statutory requirements were triggered on December 27, 2019 for Ms. Pollier, depending on the nature and cause of the disability, such benefits could have amounted to up to $1,223,198(3). The benefits triggered for Ms. Pollier under her continuity agreement, as well as any other benefits specified in the Pollier Side Letter, would have been offset as set forth in the Pollier Side Letter. See “—Payments Made Upon a Change of Control—Continuity Agreements” for additional details on the Pollier Side Letter.

Pursuant to the terms of the Grossman Employment Agreement, in the event of termination due to death or long-term disability, Ms. Grossman is entitled to (x) any unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is 2 1/2 months following the last day of the fiscal year in which such termination occurred; and (y) an amount equal to her target annual bonus, prorated based on the number of days she was employed during the year of termination, which amount shall be paid within thirty (30) days of such termination date. In the event such benefits were triggered on December 27, 2019, Ms. Grossman would have been eligible to receive $1,632,816.

In addition, upon the holder’s termination for death or long-term disability, generally, stock option exercise rights cease one year after, RSUs (other than Ms. Grossman’s RSU hiring awards) immediately vest 100%, and, in the case of PSUs, the time-vesting criteria will be deemed fully satisfied and the performance-vesting criteria shall be deemed satisfied at the “target” level of performance; provided, however, that if such event occurs following the end of any performance period, then the performance-based vesting criteria shall be determined based on the actual performance. See the column “Accelerated Vesting of Equity Value—Stock Awards” of the Change in Control Payment and Benefit Estimates on December 27, 2019 table for the value of the immediate vesting of RSUs and PSUs for each named executive officer.

(1)	€452,496 converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).
(2)	€148,090 converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).
(3)

The sum of €118,288 of salary (including non-worked paid leave) for the statutory notice period and a €976,198 severance payment as required by statute converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).

Payments Made Upon a Change of Control

Change in/of Control

A “change in/of control” for purposes of stock awards and the continuity agreements generally consists of any of the following:

In the case of Ms. Grossman:

•

an acquisition by a non-affiliate of the beneficial ownership of 50% or more of the Company’s voting securities (other than acquisitions by Artal, Ms. Winfrey or a Company sponsored employee benefit plan or related trust);

•

the consummation of a reorganization, recapitalization, merger or consolidation involving the Company unless the beneficial owners of 50% or more of the outstanding voting securities of the Company or the surviving entity, as the case may be, following the transaction are held by Artal and Ms. Winfrey or the same persons, and in substantially the same proportion, who were beneficial owners of the Company’s voting stock prior to the transaction; or

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

In the case of the other named executive officers, if and only if, as a result of the occurrence thereof, any person or group other than Artal or any of its affiliates is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of its then outstanding voting securities:

•	an acquisition by a non-affiliate of the beneficial ownership of 25% or more of the Company’s voting securities (other than acquisitions by a Company sponsored employee benefit plan or related trust);

•	the current members of the Board of Directors (or their approved successors) ceasing to constitute a majority of the Board of Directors;

•

the consummation of a reorganization, recapitalization, merger or consolidation involving the Company unless the beneficial owners of at least 51% of the outstanding voting securities of the Company or the surviving entity, as the case may be, following the transaction are held by the same persons, and in substantially the same proportion, who were beneficial owners of the Company’s voting stock prior to the transaction; or

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

Stock Awards

Pursuant to the Company’s terms and conditions for Time-Vesting Options and/or RSU awards, unless provided otherwise by the Board of Directors or a committee thereof, Time-Vesting Options and RSUs generally fully vest and such stock options generally become exercisable immediately prior to a “change of control”. See “—Change in/of Control” for additional information. However, in the case of Time-Vesting Options and RSUs awarded to Ms. Grossman, such vesting and immediate exercisability of stock options only occur in the event Ms. Grossman’s employment is terminated in connection with a change of control which termination gives rise to severance payments and benefits under her continuity agreement. For details on Ms. Grossman’s continuity agreement, see “—Continuity Agreements” below. Additionally, in the event of any termination of Ms. Grossman by the Company without “cause” or termination by Ms. Grossman for “good reason” in connection with a change of control, the vested Time-Vesting Options that were granted as part of her hiring awards will remain exercisable for the full seven-year term of such options and all other vested options held by Ms. Grossman at such time, if any, shall have at least 30 months to be exercised (but not beyond their term), provided that such benefit is contingent upon Ms. Grossman’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates and continued compliance with certain confidentiality, non-competition, non-solicitation and no-hire covenants set forth in the Grossman Employment Agreement. Pursuant to the terms of the PSUs, unless provided otherwise by the Board of Directors or a committee thereof, the time-vesting criteria will be deemed fully satisfied and the performance-vesting criteria shall be deemed satisfied at the “target” level of performance upon a “change of control” (in the case of Ms. Grossman, upon her termination in connection with a change of control which termination gives rise to severance payments and benefits under her continuity agreement); provided, however, that if such event occurs following the end of any performance period, then the performance-based vesting criteria shall be determined based on the actual performance. Any dividend equivalents accrued with respect to RSUs and PSUs shall also be deemed to vest as set forth above. See the columns under “Accelerated Vesting of Equity Value” of the Change in Control Payment and Benefit Estimates on December 27, 2019 table for the value of the immediate vesting of such awards for the named executive officers in the event such benefits were triggered on December 27, 2019.

The named executive officers (other than Ms. Grossman) who hold such awards remain subject during their employment and for one year following the termination of their employment to certain non-competition and non-solicitation covenants and for an unspecified amount of time to certain confidentiality and assignment of work product covenants. Ms. Grossman’s awards are subject to and reaffirm the restrictive covenants contained in the Grossman Employment Agreement as described above under “—Payments Made Upon Termination”.

Continuity Agreements

The Company has determined that it is in the best interests of its shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties, without personal distraction or conflict of interest in circumstances that could arise in connection with any “change of control” of the Company. See “—Change in/of Control” for additional information. Therefore, the Company has entered into continuity agreements with our named executive officers and certain other senior executives.

Term

In the case of the continuity agreement entered into by Ms. Grossman and the Company, the agreement shall terminate upon the termination of Ms. Grossman’s employment with the Company. In the case of the continuity agreements entered into with the other named executive officers and certain other senior executives, each agreement generally has an initial term of two to three years from the date of execution and continues to renew annually thereafter unless the Company provides 180-day advance written notice to the executive that the term of the agreement will not renew. However, upon the occurrence of a change in control of the Company, the term of the agreement may not terminate until the second anniversary of the date of the change in control.

Payments

With respect to the named executive officers, the following severance benefits will be provided if (a) in the case of Ms. Grossman, (i) during the two-year period following a change in control of us or the three-month period prior to, but in connection with, a change in control of us, her employment is terminated (x) by the Company (other than termination for “cause” or by reason of long-term disability) or (y) by Ms. Grossman for “good reason”, or (ii) an agreement is signed which would result in a change in control of us and during the period between the effective date of the agreement and a change in control of us, her employment is terminated in connection with the change in control (x) by the Company (other than termination for “cause” or by reason of long-term disability) or (y) by Ms. Grossman for “good reason”; and (b) in the case of the other named executive officers, (i) during the two-year period following a change in control of us, such named executive officer’s employment is terminated (other than termination by the Company for “cause” or by reason of death, long-term disability or retirement), (ii) during the three-month period prior to, but in connection with, or during the two-year period following, a change in control of us, such named executive officer voluntarily terminates his or her employment for “good reason”, or (iii) an agreement is signed which would result in a change in control of us and during the period between the effective date of the agreement and a change in control of us, such named executive officer’s employment is terminated in connection with the change in control (other than termination by the Company for “cause” or by reason of death, long-term disability or retirement):

•

cash payment equal to three times (two times in the case of Ms. Pollier) the sum of her or his annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to when the notice of termination is given) and her or his target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the named executive officer in respect of the three full fiscal years prior to the year in which the notice of termination is given);

•

cash payment equal to the sum of (w) all accrued but unpaid base salary and an amount representing all accrued and unused vacation days, (x) all earned and unpaid bonuses (if any), (y) in respect of the fiscal year in which the date of termination occurs, the higher of (A) the pro rata portion of the named executive officer’s target bonus and (B) if we are exceeding the performance targets established under our bonus plan for such fiscal year as of the date of termination, the named executive officer’s actual annual bonus payable under our bonus plan based upon such achievement (this pro rata portion in either case calculated from January 1st of such year through the date of termination), and (z) any other compensation previously deferred (excluding qualified plan deferrals by the named executive officer under or into our benefit plans);

•

three years (two years in the case of Ms. Pollier) of continued medical, dental, vision, and life insurance coverage (excluding accidental death and disability insurance) for the named executive officer and her or his dependents, provided that these benefits will terminate upon the named executive officer receiving comparable benefits from a subsequent employer;

•

continued provision of the perquisites the named executive officer enjoyed prior to the date of termination for a period ending on the earlier of (x) the third anniversary (the second anniversary in the case of Ms. Pollier) of the named executive officer’s termination and (y) the receipt by the named executive officer of comparable perquisites from a subsequent employer;

•	immediate 100% vesting of all unvested Time-Vesting Options, stock appreciation rights, phantom stock units and restricted stock held by the named executive officer upon the change in control;

•

additional contributions by us to our qualified defined contribution plan and any other retirement plans in which the named executive officer participated prior to the date of termination during the period from the date of termination through the third anniversary (the second anniversary in the case of Ms. Pollier) of the named executive officer’s termination; provided, however, that where such contributions may not be provided without adversely affecting the qualified status of such plan or where such contributions are otherwise prohibited by any such plans, or if the named executive officer other than Ms. Grossman is subject to Section 409A, the named executive officer shall instead receive an additional lump sum cash payment equal to the contributions that would have been made during the above period if the named executive officer had remained employed with us during such period;

•

all other accrued or vested benefits in accordance with the terms of any applicable plan of ours, including the named executive officer’s otherwise unvested account balances in our qualified defined contribution plan, which shall become vested as of the date of termination; and

•	outplacement services at a cost to us of not more than $30,000 ($15,000 in the case of Ms. Pollier).

Terminations

Terminations of employment that entitle a named executive officer to receive severance benefits under his or her continuity agreement consist of terminations by the Company without “cause” or resignation by the named executive officer for “good reason” upon qualifying terminations of employment described above. The named executive officer, other than Ms. Grossman, is also eligible for additional payments under his or her continuity agreement if his or her termination is due to death, long-term disability or retirement. See “—Payments Made Upon Death or Long-Term Disability” or “—Payments Made Upon Retirement” above. The named executive officer is not eligible for benefits under her or his continuity agreement if her or his termination is for “cause”.

Certain Offsets to Payments and Benefits Provided under Continuity Agreements

Pursuant to the terms of the Grossman Employment Agreement, Ms. Grossman agreed that, in the event amounts are payable under her continuity agreement as a result of her being terminated by the Company (other than termination for “cause” or by reason of long-term disability) or by Ms. Grossman for “good reason” during the three-month period prior to, but in connection with, a change in control of us, any amounts payable to her pursuant to her continuity agreement would be offset in full by any amounts paid (or to be paid) to her pursuant to the Grossman Employment Agreement.

In connection with Ms. Pollier and the Company entering into her continuity agreement, Ms. Pollier and the Company also entered into a letter agreement on September 15, 2015 (the “Pollier Side Letter”). Pursuant to the Pollier Side Letter, Ms. Pollier agreed that any consideration payable or benefits provided to her pursuant to her continuity agreement will generally be offset in full by any amounts payable or benefits provided to her pursuant to any agreement between Ms. Pollier and the Company or any of its affiliates, any plan, program or arrangement of the Company or any of its affiliates, or as provided for by local law.

Excess Parachute Payment Excise Taxes

Under the terms of Ms. Grossman’s continuity agreement, (i) if it is determined that the parachute payments would be subject to the 280G excise tax and the net after tax amount of such parachute payments (after the payment of all taxes) is less than the net after-tax amount of the parachute payments reduced to the maximum amount payable such that none of the parachute payments would be subject to the 280G excise tax (the “reduced amount”), then the aggregate amount of such parachute payments to Ms. Grossman shall be reduced to such reduced amount and (ii) if it is determined that the net after tax amount of the full payment of such parachute payments is greater than the net after tax amount of the reduced amount, Ms. Grossman shall receive the aggregate parachute payments; provided that Ms. Grossman shall not be entitled to a receive an additional tax gross-up payment.

Under the terms of the continuity agreement for the named executive officers (other than Ms. Grossman), (i) if it is determined that certain payments and benefits provided under the agreement and under any other plan or arrangement with the Company and its affiliates in the aggregate would be subject to the 280G excise tax, or to any similar tax, and the aggregate value of the parachute payment exceeds a certain threshold amount calculated under the Internal Revenue Code by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment.

Other

Under the continuity agreements, the named executive officers (other than Ms. Grossman) agreed to keep in confidence any and all confidential information concerning the Company, its shareholders, officers, directors and customers and its respective business. In addition, upon the termination of employment, such named executive officer will not take or keep any proprietary or confidential information or documentation belonging to the Company.

Change in Control Impact on Named Executive Officers

The table below was prepared as though a “change in control” occurred and the specified named executive officer’s employment was terminated without “cause” or for “good reason” on December 27, 2019 (the last business day of fiscal 2019) using the closing price of the Company’s Common Stock as of December 27, 2019 (the last trading day of fiscal 2019) which was $37.62, each as defined in her or his continuity agreement. In addition to these assumptions, the Company believes the assumptions set forth below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, a change in control did not occur on December 27, 2019 and the named executive officers specified in the table below were not terminated on that date. Therefore, there can be no assurance that a change in control in the future would produce the same or similar results as those described below.

CHANGE IN CONTROL PAYMENT AND BENEFIT ESTIMATES

ON DECEMBER 27, 2019

Name	Aggregate Severance Pay and 2019 Bonus(1)	Medical, Dental, Vision and Life Insurance(2)	Accelerated Vesting of Equity Value		Executive Profit Sharing Plan(4)	Savings Plan(5)	Excise Tax and Gross-Up Payment(6)	Perqui- sites(7)	Accrued and Unused Vacation Days(8)	Outplace- ment Services	Total
			Stock Awards(3)	Stock Options
Mindy Grossman	$10,800,001	$67,604	$18,029,311	$742,500	$1,214,533	$—	$—	$3,000	$110,769	$30,000	$30,997,718
Nicholas P. Hotchkin	$4,214,303	$97,897	$4,216,561	$—	$786,326	$25,650	$—	$42,600	$52,475	$30,000	$9 ,465,812
Corinne Pollier (-Bousquet)(9)	$1,698,996	$4,599	$1,746,246	$—	$—	$—	$—	$27,367	$45,666	$15,000	$3,537,874
Michael F. Colosi	$2,735,169	$33,554	$1,868,700	$—	$496,046	$25,650	$1,905,571	$42,600	$48,672	$30,000	$7,185,962

(1)

Amounts shown represent the sum of (a) three years (two years for Ms. Pollier) of base salary; (b) three years (two years for Ms. Pollier) of “target” bonus (or, in the case of Messrs. Hotchkin and Colosi, their average annual bonus actually earned with respect to the prior three full fiscal years since such amount was higher than their fiscal 2019 target bonus); and (c) an additional year of “target” bonus.

(2)	Amounts shown represent three years (two years for Ms. Pollier) of continued medical, dental, vision and life insurance (excluding accidental death and disability insurance), as applicable.

(3)

Amounts shown represent accelerated vesting of awards of RSUs and PSUs. The award of an RSU is the right to receive one share of Common Stock upon the vesting date of the RSU. A PSU award is the right to receive a number of shares of Common Stock equal to (x) the “target” number of PSUs granted multiplied by (y) the applicable achievement percentage with respect to the specified financial performance goal(s), rounded down to avoid the issuance of fractional shares, upon the satisfaction of both the time- and performance-vesting criteria. See the Outstanding Equity Awards at Fiscal 2019 Year-End table for additional details on the awards of PSUs which were accelerated and included in the amounts shown.

(4)

Amounts shown represent three years of Company contributions to and earnings on its executive profit sharing plan. With respect to Ms. Grossman, the amount shown also includes $455,275 which reflects accelerated vesting of her aggregate executive profit sharing plan balance as of December 27, 2019. Ms. Pollier, as a non-U.S. named executive officer, was not eligible to participate in the Company’s executive profit sharing plan.

(5)

Messrs. Hotchkin and Colosi were assumed to have participated in the Company’s savings plan for salaried U.S. employees and the amounts shown for them represent three years of Company contributions to its savings plan for salaried U.S. employees for their benefit.

(6)

Pursuant to the applicable continuity agreements, if it is determined that the aggregate amounts payable to any named executive officer (other than Ms. Grossman) under the continuity agreement and any other plan or arrangement with the Company are parachute payments subject to excise tax imposed under Section 4999 of the Internal Revenue Code or any similar tax imposed by state or local law, then the named executive officer, depending on the amount of parachute payments, may be entitled to receive a “gross-up” payment, such that, after payment by the named executive officer of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the gross-up payment, the named executive officer will retain an amount of the gross-up payment equal to the excise tax imposed upon the parachute payments. The amounts in this column represent such amount.

(7)

Amounts shown represent three years (two years for Ms. Pollier) of continued provision of perquisites enjoyed by the named executive officer prior to the date of termination, consisting of a car allowance of $39,600 for Messrs. Hotchkin and Colosi and a car allowance (including lease, related taxes, insurance and gas payments) of $27,367 (€24,487) in the aggregate for Ms. Pollier, as well as payments of wellness allowances.

(8)	Amounts shown represent the following number of accrued and unused vacation days: Ms. Grossman, 24 days; Mr. Hotchkin, 21 days; Ms. Pollier, 26.6 days; and Mr. Colosi, 26.3 days.

(9)

Other than amounts with respect to RSUs, PSUs, and outplacement services, amounts shown are assumed paid to Ms. Pollier in euros and were converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).

General Assumptions

•

Mr. Colosi was assumed to be subject to U.S. federal, state, local and FICA combined effective tax rate of 72.1%, including an excise tax rate of 20% applicable to excess parachute payments pursuant to Section 4999 of the Internal Revenue Code.

•

Amounts shown only reflect benefits triggered under the named executive officer’s continuity agreement and do not reflect the impact of any offset required pursuant to the Grossman Employment Agreement and Pollier Side Letter. See “—Continuity Agreements” for additional details on these required offsets.

Equity-based Assumptions

•	All previously unvested Time-Vesting Options and RSUs vested on December 27, 2019.

•

Pursuant to the terms of the PSUs, on December 27, 2019, the time-vesting criteria was deemed satisfied and the performance-vesting criteria was deemed satisfied at “target” level performance (i.e., 100%) with respect to performance periods that were not ended as of such date and at the actual achieved level of performance with respect to performance periods that were ended as of such date.

•	RSUs and PSUs were valued using the closing price of the Company’s Common Stock on December 27, 2019.

•

Time-Vesting Options were valued at the greater of $0 or the actual spread between the exercise price of the option and the closing price of the Company’s Common Stock on December 27, 2019 (i.e., $37.62 minus exercise price). This would represent the true value received by the executives upon immediate vesting of their Time-Vesting Options.

Benefit Assumptions

•

Each executive’s “target” bonus is calculated based on her or his base salary and target bonus percentage at December 27, 2019 for the purposes of determining her or his severance and contributions to the executive profit sharing plan, if applicable. Ms. Grossman’s “target” bonus is $1,800,000, Mr. Hotchkin’s “target” bonus is $552,238, Ms. Pollier’s “target” bonus is $268,263 (€240,034(1)) and Mr. Colosi’s “target” bonus is $288,329.

•	The executive does not receive comparable perquisites from a subsequent employer.

•	Medical, dental, vision, life and car insurance, and car lease and related tax rates, as applicable, are paid at 2020 monthly rates.

•

Each U.S. executive is assumed to have participated in the Company’s qualified defined contribution plan and any other retirement plan so long as contributions were made by or on such executive’s behalf at any time during the fiscal year in which such termination occurred.

•

Contributions to the executive profit sharing plan are based on the Company’s contribution rate applicable to, and base salary of, each executive as of December 27, 2019. Each executive will receive her or his respective “target” bonuses in March of each year, which is deemed eligible earnings under the plan. Interest is calculated under the plan using the annualized prime rate, as published in The Wall Street Journal on December 27, 2019, plus 2%, compounded as of the end of each fiscal month. No supplemental employer contributions are made.

•

3% matching contribution by the Company of the executive’s eligible earnings as of December 27, 2019 to the Company’s savings plan for U.S. salaried employees, subject to the applicable limitations of the Internal Revenue Code as in effect in fiscal 2019.

•	No reimbursement of temporary housing costs for any of the executives.

•	No reimbursement of moving costs for any of the executives.

•	No travel costs or legal or professional tax services are paid for any of the executives.

•	Each executive is assumed to have received outplacement services provided to the fullest extent as set forth in her or his continuity agreement.

(1)	Amounts shown in euros were converted to U.S. dollars using the applicable exchange rate on December 27, 2019 (i.e., $1.1176).

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u). However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.

Our employee population was initially evaluated as of December 30, 2017, when the Company had approximately 18,000 employees, a majority of whom were part-time Studio Team Members (formerly known as “service providers”) who typically worked fewer than three workshops (formerly known as “meetings”) a week. Our Studio Team Members are offered work schedules that provide them with considerable flexibility regarding, among other things, the number of workshops and/or hours they work per week. Compensation for Studio Team Members is primarily comprised of pay for workshops, hourly pay for various additional miscellaneous tasks, and sales commissions. As is permitted under the SEC rules, to determine the Company’s median employee, we used “gross taxable wages” as our consistently applied compensation measure. We annualized this number for those full- and part-time employees who did not work the full fiscal 2017 year. We believe this consistently applied compensation measure reasonably reflects annualized compensation across our employee base. Using a determination date of October 15, 2017, we determined our median employee from our total worldwide employee workforce. Our median employee for fiscal 2017 was a Wellness Guide (formerly known as a “receptionist”) who worked on average 10.7 hours per week during fiscal 2017.

In accordance with SEC rules, as there were no significant changes in our employee population or employee compensation arrangements during the last completed fiscal year that we believe would significantly change our CEO Pay Ratio disclosure for fiscal 2019, we elected to use the same median employee identified in fiscal 2017 to compute the fiscal 2019 CEO Pay Ratio. Our median employee’s annual total compensation for fiscal 2019 was $6,214—an increase of approximately $20 (0.3%) from fiscal 2018. For fiscal 2019, as reflected in the Company’s Summary Compensation Table, the annual total compensation for our President and Chief Executive Officer, Ms. Grossman, was $7,295,423. This amount represents a significant decrease from Ms. Grossman’s annual total compensation for fiscal 2017 due to the one-time compensation awards and benefits Ms. Grossman received upon her hire in 2017 to attract her to the position of President and Chief Executive Officer and to facilitate her employment transition. Accordingly, our CEO Pay Ratio for fiscal 2019 was approximately 1,174:1.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation for non-employee directors, the Board of Directors considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board of Directors. Directors who are employees of the Company receive no compensation for their service as directors.

Cash and Stock Compensation Paid to Directors

Members of the Board of Directors who are not employees of the Company are entitled to receive annual compensation of $150,000, payable quarterly, half in cash and half in fully vested Common Stock. The number of shares of Common Stock granted quarterly is determined by averaging the closing price of the Common Stock for the last five trading days of each fiscal quarter. This average price is then used to determine the number of shares required to satisfy the share portion of the director’s quarterly fees. Any fractional shares are paid in cash.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses related to their services as a member of the Board of Directors or one of its committees. The Company also reimburses certain expenses incurred by directors in connection with attending director education programs as well as memberships in director organizations.

Cash Compensation Paid to Directors Serving on Committees of the Board of Directors

Each director serving as a member of the Audit Committee is entitled to receive $10,000 per annum, payable quarterly, in cash. Each director who serves as Audit Committee chair is entitled to receive $12,500 per annum, payable quarterly, in cash, in addition to the annual amount payable for being a member of the Audit Committee. Also, each director is entitled to receive $6,000 per annum, payable quarterly, in cash for service as a member of each of the Compensation Committee and the NCG Committee.

Transfer Restrictions on Director Equity-Based Compensation

Our non-employee directors are not subject to any minimum share ownership requirement. However, all equity-based compensation described above is paid in the form of shares of fully vested Common Stock and such shares are subject to restrictions on transfer so that they cannot be sold or transferred until the applicable director is no longer serving on the Board of Directors, provided, however, such restrictions may be removed to the extent that following the proposed sale or transfer of any such shares, the applicable director continues to hold shares of Common Stock with a value of at least $600,000 in the aggregate, such value based on the closing price of the Common Stock on the date of such director’s request for permission to consummate such sale or transfer pursuant to the Company’s Amended and Restated Securities Trading Policy, and any successor policy thereof.

Director Summary Compensation Table

The following table sets forth information concerning the compensation of our directors (other than Ms. Grossman who is a named executive officer) for fiscal 2019.

DIRECTOR COMPENSATION FOR FISCAL 2019

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation		Total
Raymond Debbane(2)	$81,050	$75,634	—		$156,684
Steven M. Altschuler(2)(3)	$91,050	$75,634	—		$166,684
Philippe J. Amouyal(2)(4)	$13,132	$30,431	—		$43,563
Julie Bornstein(5)	$62,889	$45,204	—		$108,093
Tracey D. Brown(3)(5)	$71,268	$45,204	—		$116,472
Jennifer Dulski(6)	—	—	—		—
Cynthia Elkins(3)(4)(7)	$14,753	$30,431	—		$45,184
Jonas M. Fajgenbaum	$75,050	$75,634	—		$150,684
Denis F. Kelly(3)	$97,550	$75,634	—		$173,184
Julie Rice(7)	$80,077	$75,634	—		$155,711
Thilo Semmelbauer(7)	$81,050	$75,634	—		$156,684
Christopher J. Sobecki(2)(7)	$86,077	$75,634	—		$161,711
Oprah Winfrey(8)	$75,050	$75,634	$190,000	(9)	$340,684

(1)

Stock awards consist solely of awards of fully vested Common Stock subject to certain transfer restrictions. The amounts shown represent the aggregate grant date fair value of stock awards granted in fiscal 2019 calculated in accordance with applicable accounting standards. The grant date fair value for each applicable stock award granted to each director on January 2, 2019 was $18,070; April 1, 2019 was $19,057 (except in the case of Mr. Amouyal and Ms. Elkins was $12,361 and in the case of Mses. Bornstein and Brown was $6,696, in each case reflecting the applicable proration for their time of service); July 1, 2019 was $19,068; and September 30, 2019 was $19,439, in each case based solely on the closing price of our Common Stock on the date of the grant. The stock award granted on January 2, 2019 was for compensation earned for the fourth quarter of fiscal 2018, as applicable.

(2)

Member of the Compensation Committee. Effective February 27, 2019, the Board of Directors elected Mr. Sobecki to serve as a member of the Compensation Committee to fill the vacancy resulting from Mr. Amouyal’s resignation. Therefore, the amounts reported for Mr. Sobecki reflect fees earned with respect to his service from the date of his election.

(3)

Member of the Audit Committee. Amounts reported for Mr. Kelly reflect additional fees earned for serving as Audit Committee chair. Effective February 27, 2019, the Board of Directors elected Ms. Brown to serve as a member of the Audit Committee to fill the vacancy resulting from Ms. Elkins’ resignation. Therefore, the amounts reported for Ms. Brown reflect fees earned with respect to her service from the date of her election.

(4)

Mr. Amouyal and Ms. Elkins resigned from the Board of Directors effective February 26, 2019. Therefore, the amounts reported for Mr. Amouyal and Ms. Elkins reflect fees earned and stock awards granted with respect to his and her service as a member of the Board of Directors and as a member of a committee of the Board of Directors prior to his or her departure.

(5)

Effective February 27, 2019, the Board of Directors elected Mses. Bornstein and Brown to serve as directors to fill the vacancies resulting from Mr. Amouyal’s and Ms. Elkins’ resignations, respectively. Therefore, the amounts reported for Mses. Bornstein and Brown reflect fees earned and stock awards granted from the date of their election.

(6)

Effective February 27, 2020, the Board of Directors elected Ms. Dulski to serve as a director. Given she commenced her service as a director in fiscal 2020, Ms. Dulski received no compensation for fiscal 2019.

(7)

Member of the NCG Committee. Effective February 27, 2019, the Board of Directors elected Ms. Rice to serve as a member of the NCG Committee to fill the vacancy resulting from Ms. Elkins’ resignation. Therefore, the amounts reported for Ms. Rice reflect fees earned with respect to her service from the date of her election.

(8)

As of December 28, 2019, Ms. Winfrey held a fully vested, non-qualified stock option to purchase 2,108,081 shares of Common Stock granted to Ms. Winfrey in consideration of her entering into the Strategic Collaboration Agreement with the Company on October 18, 2015 and the performance of her obligations thereunder. For additional information on Ms. Winfrey’s current equity holdings, see “Security Ownership of WW”.

(9)

Amount shown represents the Company’s payment to the Screen Actors Guild-Producers Pension and Health Plans arising from Ms. Winfrey’s promotional work on behalf of the Company pursuant to the Strategic Collaboration Agreement.

SECURITY OWNERSHIP OF WW

The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 1, 2020 (unless otherwise indicated below) by (i) beneficial owners known to the Company to own more than 5% of the Company’s Common Stock, (ii) each of our named executive officers, as such term is defined in Item 402(a)(3) of Regulation S-K of the Exchange Act, (iii) each of our current directors and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of our Common Stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days of February 1, 2020 or (ii) issuable upon the vesting of RSUs or PSUs held by that person within 60 days of February 1, 2020 are deemed beneficially owned by such person and issued and outstanding. These shares, however, are not deemed issued and outstanding for purposes of computing percentage ownership of each other individual shareholder.

Our capital consists of our Common Stock and our preferred stock. The percent of class calculations are based on the 67,427,547 shares of our Common Stock outstanding and zero shares of our preferred stock outstanding as of February 1, 2020. None of the shares held by our directors or executive officers has been pledged as security as of February 1, 2020.

Except as otherwise indicated in the footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

	As of February 1, 2020
Name of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Class
Artal Group S.A.(1)	14,818,300	21.98%
Oprah Winfrey(2)(3)(4)	7,528,160	10.83%
BlackRock, Inc.(5)	5,406,531	8.02%
The Vanguard Group(6)	4,314,488	6.40%
Mindy Grossman(3)(7)	760,694	1.12%
Nicholas P. Hotchkin	126,621	*
Stacey Mowbray	10,606	*
Corinne Pollier(-Bousquet)(3)	56,004	*
Michael F. Colosi(3)	45,556	*
Raymond Debbane(4)(8)	35,398	*
Steven M. Altschuler(4)	22,955	*
Julie Bornstein(4)	2,303	*
Tracey D. Brown(4)	2,303	*
Jennifer Dulski(9)	—	—
Jonas M. Fajgenbaum(4)	45,398	*
Denis F. Kelly(4)	52,163	*
Julie Rice(4)	3,516	*
Thilo Semmelbauer(4)	28,414	*
Christopher J. Sobecki(4)	60,447	*
All current directors and executive officers as a group (15 persons)(10)	8,769,932	12.48%

*	Amount represents less than 1% of outstanding Common Stock.

(1)

The information concerning Artal Group S.A. is based on (i) a Schedule 13D/A (Amendment No. 13) reported as of August 14, 2018 filed jointly with the SEC on August 16, 2018 by Artal Luxembourg S.A., Artal International S.C.A., Artal International Management S.A. (“Artal International Management”), Artal Group S.A., Westend S.A. (“Westend”), Stichting Administratiekantoor Westend (the

“Stichting”) and Mr. Pascal Minne and (ii) other information known to us. Mr. Minne is the sole member of the board of the Stichting. The Stichting is the parent of Westend. Westend is the parent of Artal Group S.A. Artal Group S.A. is the parent of Artal International Management and Artal International S.C.A. Artal International Management is the managing partner of Artal International S.C.A., which is the parent of Artal Luxembourg S.A. As of August 16, 2018, Artal Luxembourg S.A. was the beneficial owner of 14,818,300 of our shares. As a result of the foregoing, Artal International S.C.A., Artal International Management, Artal Group S.A., Westend, the Stichting and Mr. Minne may each be deemed to be the beneficial owner of all of our shares beneficially owned by Artal Luxembourg S.A. The address of Artal Luxembourg S.A., Artal International S.C.A., Artal International Management, Artal Group S.A. and Westend is 44, Rue De La Vallée, L-2661 Luxembourg, Luxembourg. The address of the Stichting is Ijsselburcht 3, NL-6825 BS Arnhem, The Netherlands. The address of Mr. Minne is 8 Clos du Bocage, B-1332 Genval, Belgium.

(2)

The information concerning Oprah Winfrey is based on (i) a Schedule 13D/A (Amendment No. 2) reported as of May 15, 2018 filed with the SEC on May 18, 2018 by Ms. Winfrey; (ii) a Form 4 reported as of December 30, 2019 filed with the SEC on January 2, 2020 on behalf of Ms. Winfrey and (iii) other information known to us. Ms. Winfrey has sole voting power and sole dispositive power over 7,528,160 shares. The address for Ms. Winfrey is c/o Harpo, Inc., 1041 North Formosa Avenue, West Hollywood, California 90046.

(3)

The number of shares beneficially owned includes any shares issuable in connection with RSUs or PSUs that vest within 60 days after February 1, 2020 and any shares subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after February 1, 2020 and is as follows: Ms. Winfrey, 2,108,081 shares; Ms. Grossman, 650,000 shares; Ms. Pollier, 30,004 shares; and Mr. Colosi, 40,307 shares. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Winfrey Transactions—Winfrey Partnership” for information on the transfer restrictions on the shares issuable upon exercise of the Initial Winfrey Option.

(4)

The number of director equity-based compensation shares beneficially owned by the directors that are subject to certain transfer restrictions are as follows: Ms. Winfrey, 12,291 shares; Mr. Debbane, 35,398 shares; Dr. Altschuler, 22,955 shares; Ms. Bornstein, 2,303 shares; Ms. Brown, 2,303 shares; Mr. Fajgenbaum, 35,398 shares; Mr. Kelly, 15,163 shares; Ms. Rice, 3,516 shares; Mr. Semmelbauer, 18,414 shares; and Mr. Sobecki, 55,447 shares. For details on these transfer restrictions, see “Director Compensation—Transfer Restrictions on Director Equity-Based Compensation”. Ms. Winfrey also beneficially owns 5,407,788 shares of Common Stock, which she acquired pursuant to the Share Purchase Agreement she entered into with the Company on October 18, 2015, that are subject to certain transfer restrictions. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Winfrey Transactions—Winfrey Partnership” for information on the transfer restrictions on these purchased shares under the Share Purchase Agreement. The number of shares beneficially owned by Mr. Kelly also includes 6,200 shares held by his spouse in an Individual Retirement Account. The number of shares beneficially owned by Mr. Sobecki also includes 5,000 shares held in a 501(c)(3) family foundation over which Mr. Sobecki may be deemed to have investment and voting power.

(5)

The information concerning BlackRock, Inc. (“BlackRock”) is reported as of December 31, 2019 based on a Schedule 13G filed with the SEC on February 6, 2020 by BlackRock. BlackRock has sole voting power over 5,301,559 shares and sole dispositive power over 5,406,531 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(6)

The information concerning The Vanguard Group (“Vanguard”) is reported as of December 31, 2019 based on a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 12, 2020 by Vanguard. Vanguard has sole voting power over 44,925 shares, shared voting power over 8,917 shares, sole dispositive power over 4,266,625 shares and shared dispositive power over 47,863 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)	The number of shares beneficially owned includes 1,240 shares held in a family trust for which Ms. Grossman is the sole trustee and has sole investment and voting power with respect to the shares.

(8)

Mr. Debbane is also the Chief Executive Officer and a director (Managing Director) of Artal Group S.A. and a managing director of Artal International Management and Artal Luxembourg S.A. Artal Group S.A. is the parent of Artal International Management and Artal International S.C.A. Artal International Management is the managing partner of Artal International S.C.A. Artal International S.C.A. is the parent of Artal Luxembourg S.A. Mr. Debbane disclaims beneficial ownership of all shares owned by Artal Luxembourg S.A.

(9)	Ms. Dulski was elected as a director of the Company effective February 27, 2020.

(10)

The number of shares beneficially owned includes an aggregate of 2,828,392 shares that are either issuable in connection with RSUs or PSUs that vest within 60 days after February 1, 2020 or subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after February 1, 2020.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy, which sets forth the Company’s policies and procedures for the review and approval or ratification of transactions with related persons. The procedures cover related person transactions between the Company and any “related person” (as defined in Item 404(a) of Regulation S-K of the Exchange Act), which includes our directors or director nominees, our executive officers, security holders who beneficially own more than 5% of our Common Stock, or the immediate family members of any of the foregoing. More specifically, the procedures cover transactions, arrangements or relationships in which the Company was or is to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest.

The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Audit Committee (or another appropriate approving body) (the “Approving Body”) reviews and determines whether to approve or ratify any related person transaction that is required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act, and any material amendment or modification to a related person transaction. To assist the Approving Body in such review, Company management must disclose certain information regarding the transactions at issue. In the course of its review and approval or ratification of a related person transaction, the Approving Body considers all relevant facts and circumstances, including, without limitation:

•	the relationship of the related person to the Company;

•	the nature and extent of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance and fairness of the transaction both to the Company and to the related person;

•	the business rationale for engaging in the transaction;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•	any other matters that management or the Approving Body deem appropriate.

Additionally, any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board of Directors for its approval.

Transactions with Related Persons

Registration Rights Agreement

Simultaneously with the closing of our acquisition by Artal in 1999, we entered into a Registration Rights Agreement with Artal and The Kraft Heinz Company (successor to H.J. Heinz Company) (“Heinz”). The Registration Rights Agreement grants Artal the right to require us to register shares of our Common Stock for public sale under the Securities Act of 1933, as amended, (1) upon demand and (2) in the event that we conduct certain types of registered offerings. Heinz has sold all shares of our Common Stock held by it and accordingly no longer has any rights under this agreement. The Invus Group, LLC (“Invus”) is the exclusive investment advisor to Artal. The principals of Invus have received customary compensation from Artal in connection with transactions under this Registration Rights Agreement. Certain of our current directors (Messrs. Debbane, Fajgenbaum and Sobecki) and our former director Mr. Amouyal are principals of Invus. Mr. Debbane is also the Chief Executive Officer and a director of Artal Group S.A.

Corporate Agreement

We entered into a Corporate Agreement with Artal in November 2001, which was amended in July 2005. Under the Corporate Agreement and subject to certain conditions, we agreed that Artal has the right to nominate a number of directors approximately equal to its ownership percentage multiplied by the number of directors on the Board of Directors.

We also agreed with Artal that both we and Artal have the right to:

•	engage in the same or similar business activities as the other party;

•	do business with any customer or client of the other party; and

•	employ or engage any officer or employee of the other party.

Neither Artal nor we, nor our respective related parties, will be liable to each other as a result of engaging in any of these activities.

Under the Corporate Agreement, if one of our officers or directors who also serves as an officer, director or advisor of Artal becomes aware of a potential transaction related primarily to the group education-based weight-loss business or an Internet diet business, as defined, that may represent a corporate opportunity for both Artal and us, the officer or director has no duty to present that opportunity to Artal, and we will have the sole right to pursue the transaction if the Board of Directors so determines. If one of our officers or directors who also serves as an officer, director or advisor of Artal becomes aware of any other potential transaction that may represent a corporate opportunity for both Artal and us, the officer or director will have a duty to present that opportunity to Artal, and Artal will have the sole right to pursue the transaction if Artal so determines. If one of our officers or directors who does not serve as an officer, director or advisor of Artal becomes aware of a potential transaction that may represent a corporate opportunity for both Artal and us, neither the officer nor the director nor we have a duty to present that opportunity to Artal, and we may pursue the transaction if the Board of Directors so determines. If any officer, director or advisor of Artal who does not serve as an officer or director of us becomes aware of a potential transaction that may represent a corporate opportunity for both Artal and us, none of the officer, director, advisor, or Artal has a duty to present that opportunity to us, and Artal may pursue the transaction if it so determines.

If Artal transfers, sells or otherwise disposes of our then outstanding voting stock, the transferee will generally succeed to the same rights that Artal has under the Corporate Agreement by virtue of its ownership of our voting stock, subject to Artal’s option not to transfer those rights.

Winfrey Transactions

The Company’s transactions with Ms. Winfrey, currently a director and beneficial owner of more than five percent of our Common Stock, are described below.

Winfrey Partnership

On October 18, 2015 (the “Partnership Date”), we entered into a Strategic Collaboration Agreement with Ms. Winfrey (as amended, the “Strategic Collaboration Agreement”) pursuant to which Ms. Winfrey granted us the right to use, subject to her approval, her name, image, likeness and endorsement for and in connection with the Company and its programs, products and services (including in advertising, promotion, materials and content), and we granted Ms. Winfrey the right to use our trademarks and service marks to collaborate with and promote the Company and its programs, products and services. The Strategic Collaboration Agreement has an initial term of five years (the “Initial Term”), with additional successive one year renewal terms. On December 15, 2019, we entered into an amendment of the Strategic Collaboration Agreement (the “Strategic Collaboration Amendment”) with Ms. Winfrey, pursuant to which, among other things, the Initial Term was extended until April 17, 2023 (with no additional successive renewal terms) after which a second term will commence and continue through the earlier of the date of the Company’s 2025 annual meeting of shareholders or May 31, 2025 (the “Second Term” and together with the Initial Term, the “Strategic Term”). During the remainder of the Initial Term, Ms. Winfrey will consult with us and participate in developing, planning, executing and enhancing the WW program and related initiatives, and provide us with services in her discretion to promote the Company and its programs, products and services, including in advertisements and promotions, and making personal appearances on our behalf. Subsequently, during the Second Term, Ms. Winfrey and the Company will collaborate with each other towards the mutual objective of advancing and promoting the WW programs and the Company, and in connection therewith, Ms. Winfrey will consult with the Company and participate in developing, planning, executing and enhancing the WW programs and related initiatives. In connection therewith, Ms. Winfrey will make available to the Company her knowledge, expertise, and abilities in the areas of corporate management, consumer insights, advertising and marketing, consumer motivation, and community activation and consult and participate in the design and planning of creative strategy and the related execution of the consumer experience in connection with the WW programs. In addition, throughout the Second Term, except as otherwise prohibited by applicable law, the Company will cause Ms. Winfrey to be nominated as a director of the Company. Ms. Winfrey will not grant anyone but the Company the right to use her name, image, likeness or endorsement for or in connection with any other weight loss or weight management programs during the Strategic Term, and she will not engage in any other weight loss or weight management business, program, products, or services during the Strategic Term and for one year thereafter. The Strategic Collaboration Amendment will not become operative unless and until the Option Agreement is approved by the Company’s shareholders.

On the Partnership Date, we also entered into a Share Purchase Agreement with Ms. Winfrey (as amended, the “Winfrey Purchase Agreement”) pursuant to which we issued and sold to Ms. Winfrey an aggregate of 6,362,103 shares of Common Stock for an aggregate cash purchase price of $43,198,679. Pursuant to the Winfrey Purchase Agreement, the purchased shares could not be transferred by Ms. Winfrey within the first two years of the Partnership Date, subject to certain limited exceptions. Thereafter, under the terms of the Winfrey Purchase Agreement, Ms. Winfrey was permitted to transfer up to 15% of the purchased shares prior to the third anniversary of the Partnership Date and up to 30% of the purchased shares prior to the fourth anniversary of the Partnership Date, and she may transfer up to 60% of the purchased shares prior to the fifth anniversary of the Partnership Date. On or after the fifth anniversary of the Partnership Date, Ms. Winfrey will be permitted to transfer all of the purchased shares. The purchased shares are also subject to a right of first offer and right of first refusal held by the Company. Under the Winfrey Purchase Agreement, Ms. Winfrey has certain demand registration rights and piggyback rights with respect to these purchased shares. On December 15, 2019, the Company entered into an amendment to the Winfrey Purchase Agreement with Ms. Winfrey. Initially, the Winfrey Purchase Agreement provided Ms. Winfrey with the right to be nominated as director of the Company for so long as she and certain permitted transferees own at least 3% of our issued and outstanding Common Stock. The amendment to the Winfrey Purchase Agreement provides Ms. Winfrey with the right to be nominated as director of the Company through and until January 1, 2023. Ms. Winfrey will not be required to resign as a director at such time. The amendment to the Winfrey Purchase Agreement will not become operative unless and until the Option Agreement is approved by the Company’s shareholders.

In consideration of Ms. Winfrey entering into the Strategic Collaboration Agreement and the performance of her obligations thereunder, on the Partnership Date, we granted Ms. Winfrey a fully vested option to purchase 3,513,468 shares of Common Stock (the “Initial Winfrey Option”). The term sheet for the Initial Winfrey Option, which includes the terms and conditions appended thereto, relating to the grant of the Initial Winfrey Option is referred to herein as the “Initial Winfrey Option Agreement”. The Initial Winfrey Option is exercisable at a price of $6.97 per share, in whole or in part, at any time prior to October 18, 2025, subject to earlier termination under certain circumstances, including if (i) the Strategic Collaboration Agreement expires as a result of Ms. Winfrey’s decision not to renew the term of such agreement and (ii) a change in control (as defined in the Initial Winfrey Option Agreement) of the Company occurs. Subject to certain limited exceptions, pursuant to the Initial Winfrey Option Agreement, the shares issuable upon exercise of the Initial Winfrey Option generally could not be transferred by Ms. Winfrey within the first year of the Partnership Date. Thereafter, under the terms of the Initial Winfrey Option Agreement, Ms. Winfrey was permitted to transfer up to 20% of the shares issuable upon exercise of the Initial Winfrey Option prior to the second anniversary of the Partnership Date, up to 40% of such shares prior to the third anniversary of the Partnership Date and up to 60% of such shares prior to the fourth anniversary of the Partnership Date, and she may transfer up to 80% of such shares prior to the fifth anniversary of the Partnership Date. On or after the fifth anniversary of the Partnership Date, Ms. Winfrey will be permitted to transfer all of the shares issuable upon exercise of the Initial Winfrey Option. The shares issuable upon exercise of the Initial Winfrey Option are also subject to a right of first offer and right of first refusal held by the Company.

In March 2018, as permitted under the Winfrey Purchase Agreement and the Initial Winfrey Option Agreement transfer provisions, Ms. Winfrey sold 954,315 of the purchased shares discussed above and exercised a portion of the Initial Winfrey Option resulting in the sale of 1,405,387 shares issuable under such option, respectively. For additional details on Ms. Winfrey’s equity holdings in the Company, see “Security Ownership of WW”.

In consideration of Ms. Winfrey entering into the Strategic Collaboration Amendment and the performance of her obligations thereunder, on December 15, 2019, the Company and Ms. Winfrey entered into the Option Agreement relating to the grant of the fully vested Option to purchase 3,276,484 shares of our Common Stock. The Option is exercisable at a price of $38.84 per share. The Option is exercisable, in whole or in part, at any time after the date upon which shareholder approval of the Option Agreement becomes effective and prior to November 30, 2025, subject to earlier termination under certain circumstances, including if a change in control (as defined in the Option Agreement) of the Company occurs. Subject to certain limited exceptions, the shares of Common Stock issuable upon exercise of the Option (the “Option Shares”) generally may not be transferred by Ms. Winfrey until August 31, 2021. Thereafter, Ms. Winfrey generally may transfer up to 759,456 of the aggregate number of Option Shares on or after August 31, 2021, up to 1,518,911 of the aggregate number of Option Shares on or after June 30, 2022, up to 2,278,366 of the aggregate number of Option Shares on or after April 30, 2023 and up to 2,658,094 of the aggregate number of Option Shares on or after April 30, 2024. On or after May 31, 2025, Ms. Winfrey will be permitted to transfer all of the Option Shares. Such transfer restrictions terminate early if Ms. Winfrey has the right to be nominated as a director and has met certain eligibility requirements under the Winfrey Purchase Agreement, but is not elected as a director of the Company at any time prior to January 1, 2023, or if there is a change in control of the Company. The Option Shares are also subject to a right of first offer and right of first refusal held by the Company. The Company is submitting the Option Agreement for shareholder approval at the 2020 Annual Meeting; for additional details, see “Proposal 3––Approval of the Option Agreement with Ms. Oprah Winfrey”.

Other Winfrey Transactions

In the ordinary course of our business, we enter into transactions in connection with advertising and marketing, including with companies in which Ms. Winfrey has a direct or indirect material interest (each, a “Winfrey Entity”). Such transactions with Winfrey Entities are entered into on an arm’s length basis often through a third party, media services agency, and Ms. Winfrey does not receive any additional compensation in connection with services she provides pursuant to the Strategic Collaboration Agreement. The table below sets forth the aggregate amount of expenses and fees the Company paid in fiscal 2019 in connection with the specified transaction category and the Winfrey Entities involved in such transactions.

Transaction Category	Transaction Description	Expenses and Fees Paid in Fiscal 2019	Winfrey Entities
Production	Payment for production of advertising assets	$570,850	Harpo Inc.(1)

Media	Payments for the placement of Online, print and television media on Winfrey properties (i.e., OWN television network, O Magazine and Oprah.com) and promotion of WW-related social media activity by Ms. Winfrey	$2,193,009 (all of which was paid through Horizon Media, Inc., a third party, media services agency)	Oprah Winfrey Network, LLC(2) O Magazine(3)

(1)	Ms. Winfrey owns 100% of the entity.

(2)	Joint venture with Discovery Communications, Inc. Ms. Winfrey, through Harpo Inc., owns 25.5% of entity and has some governance rights.

(3)	Ms. Winfrey has a royalty interest of 50% of net cash flow.

Other Related Person Transactions

Nicolas Chikhani, former Vice President, Product of the Company, is the son-in-law of Mr. Debbane, the Chairman of our Board of Directors. Mr. Chikhani left the Company on July 18, 2019 and received no consideration in connection with his departure. Mr. Chikhani’s total compensation in connection with his employment by the Company during fiscal 2019, including salary, bonus, equity grants, and other benefits, was approximately $181,908. The stock awards granted to him during fiscal 2019 were forfeited upon his departure. His compensation was consistent with our overall compensation principles based on his years of experience, performance, and position within the Company.

Affiliates of FMR LLC (collectively known as “Fidelity”), a security holder who reported beneficially owning more than 5% of our Common Stock during a portion of fiscal 2019, provide investment management and administrative functions to service the Company’s Third Amended and Restated Weight Watchers Savings Plan (the “Savings Plan”) and the funds therein. The participants in the Savings Plan and the Company paid approximately $929,000 in related fees to Fidelity in fiscal 2019. The service agreement with Fidelity was entered into on an arm’s length basis.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other business that will be presented to shareholders at the 2020 Annual Meeting for a vote. If other matters properly come before the 2020 Annual Meeting, the persons named as proxies will vote on them in accordance with their discretion.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Based on our records and written representations from our directors and officers, we believe that all such Section 16(a) forms were filed in a timely manner in fiscal 2019, other than one Form 4 that was inadvertently filed late to report the vesting of three tranches of RSUs that were previously reported on a Form 3 for Ms. Amy Kossover, our chief accounting officer.

Procedures for Submitting Shareholder Proposals

The Company currently intends to hold its next annual meeting of shareholders, the 2021 Annual Meeting, in May 2021.

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s 2021 proxy statement and proxy card by submitting their proposals to the Company on or before December 3, 2020. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2021 Annual Meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors and shareholder proposals included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Corporate Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement in connection with the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, to be presented at the 2021 Annual Meeting, such a proposal must be received by the Company on or after November 3, 2020 but no later than December 3, 2020. If the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, notice must be received not less than 60 days prior to such annual meeting. Copies of the Company’s Bylaws may be obtained free of charge by contacting the Corporate Secretary at WW International, Inc., 675 Avenue of the Americas, 6th Floor, New York, New York 10010, (212) 589-2700.

All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary at WW International, Inc., 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

Shareholders of Record with Multiple Accounts

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding”. While the Company does not household its mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. The Company will deliver promptly a separate copy of the proxy statement and annual report to any shareholder who sends a written or oral request to the Company at WW International, Inc., Attention: Investor Relations, 675

Avenue of the Americas, 6th Floor, New York, New York 10010, (212) 601-7569. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of the Company’s proxy statement or annual report, he or she may write or call the Company at the above address or phone number to request a single copy of these materials.

Annual Report and Other Corporate Documents

The Annual Report to Shareholders covering fiscal 2019 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Corporate information and our press releases, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments thereto, are available without charge on our corporate website at corporate.ww.com/sec-filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC (i.e., generally the same day as the filing). Copies of our Annual Report on Form 10-K for fiscal 2019, including financial statements and schedules thereto, filed with the SEC, as well as our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, NCG Committee Charter and Code of Business Conduct and Ethics, are also available without charge to shareholders upon written request addressed to WW International, Inc., Attention: Investor Relations, 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

By Order of the Board of Directors

Michael F. Colosi

General Counsel and Secretary

Dated: April 2, 2020

Annex A

WW INTERNATIONAL, INC.

TERM SHEET FOR

CONSULTANT STOCK OPTION AWARD

FOR GOOD AND VALUABLE CONSIDERATION, WW International, Inc., a Virginia corporation (the “Company”), hereby grants to the consultant of the Company identified below (the “Consultant”) a fully vested Option to purchase the aggregate number of shares of Common Stock of the Company specified below (the “Option Award”) at the purchase price per share specified below (the “Exercise Price”). The Option Award is granted upon the terms, and subject to the conditions, set forth in this Term Sheet and the Terms and Conditions for Consultant Stock Option Award as attached hereto (the “Terms and Conditions”), the latter hereby incorporated herein by this reference and each as amended from time to time. The Option Award granted hereunder is made and granted as a stand-alone award, separate and apart from, and outside of, the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “Plan”), and shall not constitute an Option Award granted under or pursuant to that Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option Award as though the Option Award had been granted under the Plan (including but not limited to the adjustment provision contained in the Plan), and the Option Award shall be subject to such terms, conditions and definitions which are hereby incorporated herein by reference and made a part hereof. Notwithstanding the foregoing, the Option Award shall not be counted for purposes of calculating the aggregate number of shares that may be issued or transferred pursuant to awards under the Plan or for purposes of calculating the award limitations under the Plan (including pursuant to Section 3(a) of the Plan). Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Terms and Conditions or the Plan.

Key Terms and Conditions

Name of Consultant:	Oprah Winfrey
Grant Date:	December 15, 2019
Aggregate Number of Shares subject to Option:	3,276,484
Exercise Price per Share of an Option:	US $38.84
Option Expiration Date:	November 30, 2025

By accepting this Term Sheet, the Consultant acknowledges that she has received and read, and agrees that the Option granted herein is subject to and qualified in its entirety by this Term Sheet and the Terms and Conditions, and shall be subject to the terms and conditions of this Term Sheet and the Terms and Conditions attached hereto.

The Consultant may not exercise any portion of the Option prior to the Shareholder Approval Effective Date (as defined in the Terms and Conditions). In the event that the Company’s shareholders fail to approve this Option Award at the Company’s 2020 Annual Meeting of Shareholders, this Option Award shall be deemed void ab initio.

WW INTERNATIONAL, INC.		CONSULTANT

By:	/s/ Mindy Grossman	/s/ Oprah Winfrey
Name:	Mindy Grossman	Oprah Winfrey
Title:	President and Chief Executive Officer	Address: c/o Harpo, Inc.
1041 North Formosa Avenue
West Hollywood, CA 90046

WW INTERNATIONAL, INC.

TERMS AND CONDITIONS FOR

CONSULTANT STOCK OPTION AWARD

WW International, Inc., a Virginia corporation (the “Company”), grants to the Consultant who is identified on the Term Sheet for Consultant Stock Option Award provided to the Consultant herewith (the “Term Sheet”) the Options specified in the Term Sheet, upon the terms and subject to the conditions set forth in (i) the Term Sheet and (ii) these Terms and Conditions for Consultant Stock Option Award (these “Terms and Conditions”), the latter hereby incorporated herein by this reference and each as amended from time to time. The Option Award granted hereunder is made and granted as a stand-alone award, separate and apart from, and outside of, the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “Plan”), and shall not constitute an Option Award granted under or pursuant to that Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option Award as though the Option Award had been granted under the Plan (including but not limited to the adjustment provision contained in the Plan), and the Option Award shall be subject to such terms, conditions and definitions which are hereby incorporated herein by reference and made a part hereof. Notwithstanding the foregoing, the Option Award shall not be counted for purposes of calculating the aggregate number of shares that may be issued or transferred pursuant to awards under the Plan or for purposes of calculating the award limitations under the Plan (including pursuant to Section 3(a) of the Plan).

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Term Sheet or the Plan.

Section 1.1—Cause

“Cause” shall mean (i) the material breach by the Consultant of the Strategic Agreement which continues beyond 10 days after a written demand for substantial performance is delivered to the Consultant by the Company or its Affiliates, (ii) willful misconduct by the Consultant involving dishonesty or breach of trust in connection with the Consultant’s service which results in a demonstrable injury (which is other than de minimis) to the Company or its Affiliates, or (iii) the Consultant’s conviction for any felony involving moral turpitude.

Section 1.2—Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3—Committee

“Committee” shall mean the Compensation and Benefits Committee of the Board of Directors of the Company.

Section 1.4—Common Stock

“Common Stock” shall mean the common stock, no par value per share, of the Company.

Section 1.5—Company

“Company” shall mean WW International, Inc.

Section 1.6—Expiration Date

“Expiration Date” shall mean, with respect to Options, the expiration date specified on the Term Sheet.

Section 1.7—Grant Date

“Grant Date” shall mean the date specified on the Term Sheet on which the Option Award was granted.

Section 1.8—Options

“Option” or “Options” shall each mean the non-qualified stock option to purchase shares of Common Stock as granted under the Term Sheet and these Terms and Conditions.

Section 1.9—Permanent Disability

The Consultant shall be deemed to have a “Permanent Disability” if the Consultant is unable to engage in the activities required to be performed by the Consultant by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or reasonably can be expected to last for a continuous period of not less than 12 months (in each case, as determined in good faith by a majority of the Committee, which determination shall be conclusive).

Section 1.10—Plan

“Plan” shall mean the Company’s Second Amended and Restated 2014 Stock Incentive Plan.

Section 1.11—Purchase Agreement

“Purchase Agreement” shall mean the Share Purchase Agreement by and between the Consultant and the Company entered into as of October 18, 2015, as amended from time to time.

Section 1.12—SEC

“SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.13—Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.14—Shareholder Approval Effective Date

“Shareholder Approval Effective Date” shall mean the date upon which shareholder approval of this Option Award becomes effective.

Section 1.15—Strategic Agreement

“Strategic Agreement” shall mean the Strategic Collaboration Agreement by and between the Company and the Consultant entered into as of October 18, 2015, as amended from time to time.

Section 1.16—Transfer

“Transfer” shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, entry into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership (whether to be settled by delivery of shares, in cash or otherwise) or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors whether voluntary or by operation of law, directly or indirectly, of any Options or Common Stock issuable upon exercise of any Options.

ARTICLE II

GRANT OF OPTIONS

Section 2.1—Grant of Options

On and as of the Grant Date, the Company irrevocably grants to the Consultant an Option to purchase the number of shares of its Common Stock specified on the Term Sheet upon the terms and conditions set forth in the Term Sheet and these Terms and Conditions. The Options shall be fully vested as of the Grant Date and shall be exercisable in accordance with Article III hereof.

Section 2.2—Exercise Price for Options

Subject to Section 2.4 below, the exercise price of a share of Common Stock covered by an Option shall be the Exercise Price per share specified on the Term Sheet, without commission or other charge.

Section 2.3—Consideration to the Company

In consideration of the granting of the Option Award by the Company, the Consultant agrees to render faithful and efficient services to the Company or its Affiliates pursuant to the Strategic Agreement. Nothing in the Term Sheet or in these Terms and Conditions shall confer upon the Consultant any right to continue in the service of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to terminate the services of the Consultant at any time for any reason whatsoever, with or without Cause, subject to the terms of the Strategic Agreement. Consultant hereby acknowledges and agrees that neither the Company or its Affiliates nor any other Person has made any representations or promises whatsoever to the Consultant concerning the Consultant’s service or continued service to the Company or its Affiliates.

Section 2.4—Adjustments

Subject to the provisions of the Term Sheet and these Terms and Conditions, in the event that the outstanding shares of the Common Stock subject to an Option Award are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, change of control, reclassification, stock split, spin-off, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option Award, including the portions thereof then unexercised, that shall be exercisable, and to the Exercise Price per share.

ARTICLE III

EXERCISABILITY

Section 3.1—Commencement of Exercisability

Unless otherwise provided in the Term Sheet or these Terms and Conditions, the shares subject to the Options shall be and remain exercisable from and after the Shareholder Approval Effective Date through the Expiration Date.

Section 3.2—Expiration of Options

(a)    Option Award. The Options shall remain outstanding unless earlier exercised or terminated until the Expiration Date. Except as otherwise provided herein, the Options may not be exercised to any extent by Consultant after the first to occur of the following events:

(i)    The Expiration Date;

(ii)    The first anniversary of the date of the Consultant’s cessation of services by reason of death or Permanent Disability;

(iii)    The first business day which is ninety calendar days after the occurrence of a Cause event;

(iv)    The date the Option Award is deemed void ab initio pursuant to the Term Sheet; and

(v)    If the Committee so determines pursuant to the provisions of these Terms and Conditions, in the event of a Change in Control (as defined in the Plan). At least ten (10) days prior to the effective date of a Change in Control (as defined in the Plan), the Committee shall give the Consultant notice of such event unless the Options (i) have then been fully exercised or (ii) have otherwise become unexercisable under this Section 3.2.

ARTICLE IV

EXERCISE OF OPTIONS AND STOCKHOLDER RIGHTS

Section 4.1—Person Eligible to Exercise

During the lifetime of the Consultant, only she or the Trustee of a Consultant’s Trust may exercise the Options or any portion thereof. After the death of the Consultant, any exercisable portion of the Options may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by her personal representative or by any person empowered to do so under the Consultant’s will or under the then applicable laws of descent and distribution.

Section 4.2—Partial Exercise

Any exercisable portion of the Options or the entire Options may be exercised in whole or in part at any time prior to the time when the Options or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3—Manner of Exercise

The Options, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Options or such portion become unexercisable under Section 3.2:

(a)    Notice in writing signed by the Consultant or the other person then entitled to exercise the Options or portion thereof, stating that the Options or portion thereof are thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)    Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Options or portion thereof are exercised;

(c)    If requested by the Committee, a bona fide written representation and agreement, in a form reasonably satisfactory to the Committee, signed by the Consultant or other person then entitled to exercise such Options or portion thereof, stating that (i) any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, have been properly made and any applicable waiting period thereunder has been terminated or has expired and (ii) the shares of stock are being acquired for her own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “1933 Act”), and then applicable rules and regulations thereunder, and that the Consultant or other person then entitled to exercise such Options or portion thereof will indemnify the Company and its Affiliates against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company or its Affiliates if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the 1933 Act and any other federal or state securities laws or regulations;

(d)    Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Options; and

(e)    In the event the Options or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Consultant, appropriate proof of the right of such person or persons to exercise the Options.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel reasonably acceptable to it to the effect that any subsequent Transfer of shares acquired on exercise of the Options does not violate the 1933 Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of the Options may bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c)(ii) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the 1933 Act, and such registration is then effective in respect of such shares.

Section 4.4—Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the exercise of the Options, or any portion thereof shall be fully paid and nonassessable. The Company shall not be required to deliver any certificate or certificates for shares of stock purchased upon the exercise of the Options, or any portion thereof, prior to obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable.

Section 4.5—Rights as Stockholder

(a)    Optionholder Rights. The holder of the Options shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Options or any portion thereof unless and until certificates representing such shares shall have been issued to such holder as provided under this Article IV. As soon as practicable following the date that the Consultant becomes entitled to receive the shares of Common Stock pursuant to this Article IV, certificates for the Common Stock shall be delivered to the Consultant or to the Consultant’s legal guardian or representative (or if such Common Stock is evidenced by uncertificated securities registered or recorded in records maintained by or on behalf of the Company in the name of a clearing agency, the Company will cause the Common Stock to be entered in the records of such clearing agency as owned by the Consultant).

(b)    Tax Advice. The Consultant is hereby advised to seek her own tax counsel regarding the taxation of an award of an Option made hereunder.

ARTICLE V

TRANSFERS

Section 5.1—Representations, Warranties and Agreements

The Consultant agrees and acknowledges that she will not, directly or indirectly, offer, Transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Common Stock issuable upon exercise of the Options (or any portion thereof) unless any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, have been properly made and any applicable waiting period thereunder has been terminated or has expired and such Transfer, sale, assignment, pledge, hypothecation or other disposition is permitted pursuant to the Term Sheet and these Terms and Conditions and (i) the Transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the 1933 Act, or (ii) counsel for the Consultant (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the 1933 Act and (iii) if the Consultant is a citizen or resident of any country other than the United States, or the Consultant desires to effect any such transaction in any such country, counsel for the Consultant (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that such transaction will not violate the laws of such country.

Section 5.2—Acknowledgement by the Company

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following Transfers are deemed to be in compliance with the 1933 Act and the Term Sheet and these Terms and Conditions and no opinion of counsel is required in connection therewith: (x) a Transfer upon the death of the Consultant to her executors, administrators, testamentary trustees, legatees or beneficiaries, provided that such Transfer is made expressly subject to the Term Sheet and these Terms and Conditions and that such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions and (y) a Transfer made after the Grant Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Consultant, her spouse or her lineal descendants (including lineal descendants by adoption) (a “Consultant’s Trust”), provided that such Transfer is made expressly subject to the Term Sheet and these Terms and Conditions and that such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions. Immediately prior to any Transfer to a Consultant’s Trust, the Consultant shall provide the Company with a copy of the instruments creating a Consultant’s Trust and with the identity of the beneficiaries of such Consultant’s Trust. The Consultant shall notify the Company immediately prior to any change in the identity of any beneficiary of a Consultant’s Trust.

Section 5.3—Transfer Restrictions

(a)    The Common Stock issued to the Consultant upon exercise of the Options may not be Transferred, sold or in any other way disposed of, except under the circumstances that a “Permitted Transfer” (as defined under the Purchase Agreement) is permitted under the terms of the Purchase Agreement (treating shares of Common Stock acquired upon exercise of the Options as “Purchased Shares” within the meaning of the Purchase Agreement for this purpose), until such time as the Transfer restrictions set forth in the immediately succeeding sentence lapse; provided, with respect to any Transfer made pursuant to clause (i), (ii) or (iii) of such definition of “Permitted Transfer”, such transferee shall execute a Joinder (in the form attached hereto as Exhibit A), agreeing to be bound by the provisions of the Term Sheet and these Terms and Conditions. Such Transfer restrictions shall lapse as to (i) 759,456 of the shares underlying the Options on August 31, 2021, (ii) 1,518,911 of the aggregate number of shares underlying the Options on June 30, 2022, (iii) 2,278,366 of the aggregate number of shares underlying the Options on April 30, 2023, (iv) 2,658,094 of the aggregate number of shares underlying the Options on April 30, 2024, and (v) the full number of shares underlying the Options on May 31, 2025 (each such amount calculated as if this Option was not exercised, regardless of the number of shares that were exercised); provided, however, upon the occurrence of any Cause event that occurs prior to May 31, 2025, any such Transfer restriction then and thereafter in effect pursuant to this Section 5.3 shall continue and not lapse until May 31, 2025 irrespective of the lapse dates set forth in items (i) though (v) above.

(b)    Except as otherwise provided herein, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Consultant or her successors in interest or shall be subject to disposition by Transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent Transfers by will or by the applicable laws of descent and distribution.

(c)    Subject to Article VI of the Purchase Agreement, if requested by the Committee, the Consultant agrees that if shares of capital stock of the Company or any other securities of the Company that are convertible into or exchangeable or exercisable for capital stock of the Company (collectively, “Securities”) are registered pursuant to a registration statement filed with the SEC (other than a registration statement on Form S-8), the Consultant will not sell or otherwise Transfer any Securities of the Company other than those included in such filing from the date of filing such registration statement (or in the case of “shelf” registration statement, from the earlier of (x) the date of the initial preliminary prospectus and (y) the date of the final prospectus), until up to 90 days after the public offering date set forth in the final prospectus.

(d)    Notwithstanding anything herein to the contrary, the provisions of this Section 5.3 will terminate (i) immediately prior to a Change in Control (as such term is defined in the Purchase Agreement), and (ii) in the event that either (a) Consultant in her capacity as Director Designee (as defined in the Purchase Agreement) is not elected to the Board of Directors (other than as a result of the Consultant’s noncompliance with, or inability to satisfy the director eligibility requirements set forth in, Article IV of the Purchase Agreement); or (b) Consultant is not afforded the right to have an Observer (as defined in the Purchase Agreement) as set forth in Section 4.1 of the Purchase Agreement.

Section 5.4—Intentionally Omitted

ARTICLE VI

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

Section 6.1—Authorization

The Company represents and warrants to the Consultant that (i) the Term Sheet and these Terms and Conditions has been duly authorized, executed and delivered by the Company, and (ii) upon exercise of the Options (or any portion thereof), the Common Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. The Company hereby agrees that it will submit this Option Award for shareholder approval at the Company’s 2020 Annual Meeting of Shareholders and, except as otherwise required by the Board of Directors’ fiduciary duties, the Board of Directors will recommend to the Company’s shareholders that they approve this Option Award.

Section 6.2—Registration

The Company shall register the Common Stock underlying the Options on a Form S-8 Registration Statement within ten (10) calendar days after the Shareholder Approval Effective Date, and the Company will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Consultant to sell her shares of Stock without registration under the 1933 Act within the limitations of the exemptions provided by (A) Rule 144 under the 1933 Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 6.2, the Company may deregister under Section 12 of the Act if it is then permitted to do so pursuant to the Act and the rules and regulations thereunder. Nothing in this Section 6.2 shall be deemed to limit in any manner the restrictions on sales of Common Stock contained in the Term Sheet and these Terms and Conditions. In the event that a Form S-8 Registration Statement relating to the Common Stock underlying the Options is not filed with the SEC within ten (10) calendar days after the Shareholder Approval Effective Date, Section 5.3 of these Terms and Conditions shall be of no further force or effect.

ARTICLE VII

MISCELLANEOUS

Section 7.1—Shares to Be Reserved

The Company shall at all times from the Shareholder Approval Effective Date and continuing for the duration of the term of the Option Award reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Term Sheet and these Terms and Conditions.

Section 7.2—Recapitalizations, etc.

The provisions of the Term Sheet and these Terms and Conditions shall apply, to the full extent set forth herein with respect to the Option Award, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company or its Affiliates (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Option Award, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

Section 7.3—State Securities Laws

The Company hereby agrees to use its best efforts to comply with all state securities or “blue sky” laws which might be applicable to the issuance of the shares underlying the Options to the Consultant.

Section 7.4—Binding Effect

The provisions of the Term Sheet and these Terms and Conditions shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under the Term Sheet and these Terms and Conditions, such transferee shall be deemed the Consultant hereunder; provided, however, that no transferee shall derive any rights under the Term Sheet and these Terms and Conditions unless and until such transferee has delivered to the Company a Joinder (in the form attached hereto as Exhibit A) and becomes bound by the terms of the Term Sheet and these Terms and Conditions.

Section 7.5—Miscellaneous

In the Term Sheet and these Terms and Conditions, (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive. If any provision of the Term Sheet and these Terms and Conditions shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

Section 7.6—Notices

Any notice to be given under the terms of the Term Sheet and these Terms and Conditions shall be in writing and shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as set forth below, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Any notice shall be sent to the party to be notified at the address as set forth in this Section 7.7 or the signature pages to the joinder agreement substantially in the form of Exhibit A hereto; provided, however that by a notice given pursuant to this Section 7.7, either party may hereafter designate a different address for notices to be given to Company or Consultant and any notice which is required to be given to the Consultant shall, if the Consultant is then deceased, be given to the Consultant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 7.7.

If to Company:

WW International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

Facsimile: 212-589-2858

Attention: General Counsel and Secretary

With a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile: (212) 455-2502

Attention: Kenneth B. Wallach

If to Consultant:

Oprah Winfrey

c/o Harpo, Inc.

1041 North Formosa Avenue

West Hollywood, CA 90046

With a copy (not constituting notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Marc Chamlin, Esq. and Lloyd L. Rothenberg, Esq.

Fax: (212) 656-1076

E-mail: mchamlin@loeb.com; lrothenberg@loeb.com.

Section 7.7—Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Term Sheet and these Terms and Conditions.

Section 7.8—Applicability of Plan

The Common Stock issued to the Consultant upon exercise of the Options shall be subject to all of the terms and provisions of the Term Sheet and these Terms and Conditions (including the terms and conditions of the Plan incorporated by reference herein), to the extent applicable to the Option and any shares of Common Stock issuing upon the exercise of the Options (or any portion thereof). In the event of any conflict between the Term Sheet and these Terms and Conditions, these Terms and Conditions shall control.

Section 7.9—Intentionally Omitted

Section 7.10—Amendment

The Term Sheet and these Terms and Conditions may be amended only by a writing executed by the parties hereto which specifically states that it is amending the Term Sheet or these Terms and Conditions, as applicable.

Section 7.11—Governing Law

The Term Sheet and these Terms and Conditions shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.12—Jurisdiction

The parties to the Term Sheet and these Terms and Conditions agree that jurisdiction and venue in any action brought by any party hereto pursuant to the Term Sheet and these Terms and Conditions shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of the Term Sheet and these Terms and Conditions, each party hereto irrevocably submits to the jurisdiction of such courts for itself, himself or herself and in respect of its, his or her property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

Section 7.13—Counterparts

The Term Sheet and these Terms and Conditions may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

EXHIBIT A

JOINDER

By execution of this Joinder, the undersigned agrees to become a party to that certain Term Sheet for Consultant Stock Option Award and that certain Terms and Conditions for Consultant Stock Option Award, effective as of                      (collectively, the “Agreement”), by and between WW INTERNATIONAL, INC. (the “Company”) and Ms. Oprah Winfrey (the “Consultant”). By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations, applicable to the Consultant (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Consultant, modified, if necessary, to reflect the nature of the undersigned as a trust, estate or other entity.

Name:

Address for Notices:	With copies to:

Signature:

Date:

01 - Raymond Debbane 04 - Jonas M. Fajgenbaum 02 - Tracey D. Brown 03 - Jennifer Dulski For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 037VQG + + Proposals — The Board of Directors recommends a vote FOR all the Class I director nominees listed in Proposal 1 and A FOR Proposals 2, 3 and 4. 1. Election of Class I Directors: To elect four members to the Board of Directors to serve for a three-year term as Class I directors. qIF VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card 2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2020. 3. To approve the option agreement with Ms. Oprah Winfrey. For Against Abstain For Against Abstain B Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C OF THIS CARD. 4. Advisory vote to approve the Company’s named executive officer compensation. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 5 4 9 2 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Î” â‰^ You may vote Online or by phone instead of mailing this card. Online Go to www.investorvote.com/WW or scan the QR code — login details are located in the shaded bar below. Phone Call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada). Your vote matters – here’s how to vote!

2020 Annual Meeting of Shareholders to be held on May 6, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints Mindy Grossman, Nicholas P. Hotchkin and Michael F. Colosi, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of WW International, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2020 Annual Meeting of Shareholders of the Company to be held virtually via live audio webcast at www.meetingcenter.io/208670783 (password: WW2020) on Wednesday, May 6, 2020, and at any and all adjournments and postponements thereof, upon the matters set forth in the Notice of 2020 Annual Meeting of Shareholders and Proxy Statement, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any and all adjournments and postponements thereof. DUE TO A SCHEDULING CONFLICT, OPRAH WINFREY, A DIRECTOR OF THE COMPANY, WILL NOT BE IN ATTENDANCE AT THE 2020 ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY. The Board of Directors recommends a vote “FOR” the election of each of the nominees for Class I director to the Board of Directors; “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2020; “FOR” the approval of the option agreement with Ms. Oprah Winfrey; and “FOR” the advisory approval of the compensation of the Company’s named executive officers. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTOR IN PROPOSAL 1 TO THE BOARD OF DIRECTORS; “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2; “FOR” THE APPROVAL OF THE OPTION AGREEMENT WITH MS. OPRAH WINFREY IN PROPOSAL 3; AND “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN PROPOSAL 4. YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Proxy — WW INTERNATIONAL, INC. qIF VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q + + Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. A corporation or partnership must sign its full name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C OF THIS CARD. Available via live audio webcast at www.meetingcenter.io/208670783 The password for this meeting is WW2020. To access the virtual meeting and vote during the virtual meeting, you must have the information that is printed in the shaded bar located on the front of this form.